                                                                   Exhibit 10.06

                               SUBLEASE AGREEMENT

          THIS SUBLEASE AGREEMENT (the "Sublease") made as of October 7, 2005, by and between SHIRE U.S. INC., a Delaware corporation (the "Sublessor"), and XANODYNE PHARMACEUTICALS, INC., a Delaware corporation (the "Sublessee").

                                   BACKGROUND:

     A. By lease dated April 22, 2002 (the "Prime Lease"), Riverfront Place, Ltd., a Kentucky limited partnership (the "Prime Landlord") leased to Sublessor certain premises (the "Leased Premises") in an office building with garage located at and known as One Riverfront Plaza, One David Cowens Drive, Newport, Kentucky (the "Building"). The Leased Premises consists of approximately 87,664 rentable square feet, being the entire 7th, 8th and 9th floors of the Building.

     B. A copy of the Prime Lease is attached to this Sublease as EXHIBIT A. Capitalized terms which are used but not otherwise defined in this Sublease shall have the meanings ascribed to them in the Prime Lease.

     C. Sublessor now desires to sublease the Leased Premises to Sublessee and Sublessee desires to sublease the Leased Premises from Sublessor, upon the terms and conditions set forth in this Sublease.

     NOW, THEREFORE, for and in consideration of the covenants and agreements set forth in this Sublease, and intending to be legally bound, Sublessor and Sublessee agree as follows:

     1. DEMISE; TERM.

          1.1. Demise. Sublessor hereby subleases the Leased Premises to Sublessee, and Sublessee hereby subleases the Leased Premises from Sublessor, together with all fixtures installed in the Leased Premises by or for the benefit of Sublessor, and also together with all appurtenances and rights ancillary to the Leased Premises.

          1.2. Term. The term of this Sublease (the "Sublease Term") shall begin on the later of (A) the date that Sublessor receives the Prime Landlord's Consent (as defined in Section 23.1 of this Sublease), or (B) the date that all conditions required of Sublessee and other borrowers to enter into this Sublease pursuant to that certain Financing Agreement dated July 25, 2005 to which Sublessee and Silver Point Finance, LLC ("SP") are a party (the "Sublease Commencement Date"). The condition set forth in (B) in the immediately preceding sentence shall be referred to herein as the "Sublessee Conditions." The Sublease Term shall expire on October 31, 2012 (the Expiration Date of the Prime Lease), unless sooner terminated as provided in this Sublease.

     2. PRIME LEASE.

          2.1. Terms of Sublease Identical With Prime Lease. It is intended that the terms and conditions of this Sublease shall be identical to the terms and conditions of the Prime Lease, except to the extent inconsistent with the express terms of this Sublease and except as set forth in Section 2.2 of this Sublease. Therefore, Sublessor and Sublessee agree that:

               2.1.1. each and every term, condition, covenant and agreement of the Prime Lease is a term, condition, covenant and agreement of this Sublease, and is incorporated in this Sublease by reference, except to the extent inconsistent with the express terms of this Sublease and except as set forth in
Section 2.2 of this Sublease;

               2.1.2. Sublessee shall perform all obligations and comply with all terms, conditions, covenants and agreements of Sublessor as tenant under the Prime Lease for the Sublease Term and, subject to Section 3, Sublessor shall perform all obligations and comply with all terms, conditions, covenants and agreements of "Landlord" under the Prime Lease for the Sublease Term, except in each case to the extent inconsistent with the express terms of this Sublease and except as set forth in Section 2.2 of this Sublease; and

               2.1.3. the term "Landlord" as set forth in the Prime Lease shall mean Sublessor in this Sublease and the term "Tenant" as set forth in the Prime Lease shall mean Sublessee in this Sublease.

          2.2. Terms Not Incorporated. Notwithstanding the provisions of Section
2.1 of this Sublease, the following provisions of the Prime Lease are not incorporated in or made part of this Sublease:

               2.2.1. Section 2(b) (Renewal Option).

               2.2.2. Section 2(c) (Expansion Option).

               2.2.3. Section 2(d) (Purchase Option).

               2.2.4. Section 3 (Delivery of Premises and Lease Commencement).

               2.2.5. Section 4 (Improvements to Leased Premises).

               2.2.6. Section 5 (Base Rent).

               2.2.7. Section 6 (Additional Rent).

               2.2.8. Section 7 (Security Deposit and Letter of Credit).

               2.2.9. Section 8(j) (New Building/Termination Option).

               2.2.10. Section 8(k) (Non Compete).

               2.2.11. Section 20 (Broker's Commission).

               2.2.12. Section 25 (Default; Remedies upon Default of Tenant).

               2.2.13. Section 26(b)(iii) and (iv) (Payment of Commission).

               2.2.14. Section 27 (Holding Over).

               2.2.15. Section 32 (Notices).

               2.2.16. Section 33(b) (Landlord's Liability).

          2.3. Sublease Controls. If there is a conflict between the stated terms and conditions in this Sublease and those set forth in the Prime Lease, the terms and conditions set forth in this Sublease shall control.

          2.4. Performance To Be Tendered To Prime Landlord. Except as otherwise provided in this Sublease, Sublessee shall tender performance of its obligations directly to Prime Landlord.

          2.5. Sublessor's Performance under the Prime Lease. Sublessor represents and warrants that, as of the Sublease Commencement Date, the Prime Lease shall be in full force and effect and Sublessor and Prime Landlord shall have complied with all of their respective obligations under the Prime Lease. Sublessor covenants that it will comply with all provisions of the Prime Lease during the Sublease Term to the extent Sublessee has not assumed those obligations pursuant to this Sublease.

     3. PERFORMANCE.

          3.1. Sublessor Not Liable For Prime Landlord's Obligations.

               3.1.1. Although the terms, conditions, covenants and agreements of the Prime Lease are incorporated as terms and agreement of this Sublease, Sublessor shall not be liable to Sublessee for performance or non-performance of obligations of Sublessor under this Sublease which are also the obligations of Prime Landlord under the Prime Lease (the "Prime Landlord's Obligations"). It is intended that Sublessee shall look solely to and hold solely responsible Prime Landlord for the performance of the Prime Landlord's Obligations under the Prime Lease.

               3.1.2. Without limiting the generality of Section 3.1.1 of this Sublease, Sublessor shall have no obligation or responsibility for any of the following: (A) maintenance or repair of the Leased Premises, or the common areas or mechanical systems of the Building; (B) providing heating, ventilating, air conditioning or any utility service; (C) providing building services, such as janitorial or security services. Sublessor shall have no liability by reason of any failure by Prime Landlord to provide any of the foregoing services or to otherwise perform any of the Prime Landlord's Obligations.

          3.2. Assignment of Remedies.

               3.2.1. In order to enable Sublessee to enforce the Prime Landlord's Obligations, Sublessor hereby assigns to Sublessee the rights and remedies of Sublessor under the Prime Lease for the enforcement of the Prime Landlord's Obligations. Sublessee's right to enforce the Prime Landlord's Obligations shall be non-exclusive, and Sublessor reserves to itself also the right to exercise any rights and remedies under the Prime Lease for the enforcement of the Prime Landlord's Obligations.

               3.2.2. Notwithstanding the provisions of Section 3.2.1 of this Sublease, Sublessee shall not have the right to:

                    3.2.2.1. terminate, alter or amend the Prime Lease;

                    3.2.2.2. withhold Rent or any other sum payable under this Sublease;

                    3.2.2.3. except as otherwise set forth herein or in the Prime Lease, set off or deduct any amount from Rent or any other sum payable under this Sublease.

               3.2.3. Notwithstanding anything in this Sublease to the contrary, Sublessor shall not agree to terminate, alter or amend the Prime Lease, or exercise any right it may have to cancel the Prime Lease.

     4. RENT.

          4.1. Fixed Rent. Sublessee shall pay to Sublessor rent ("Fixed Rent") not later than ten (10) business days before the first day of each calendar month in the amounts set forth below, and a payment in the amount of $35,067.00 for the period October 7, 2005, through October 31, 2005 (subject to adjustment as provided in the last sentence of this subsection), shall be paid upon execution and delivery of this Sublease to Sublessor:

       Period         Annual Fixed Rent   Monthly Fixed Rent
-------------------   -----------------   ------------------
11/01/05 - 10/31/06     $  521,784.00         $ 43,482.00
11/01/06 - 10/31/07     $  470,437.52         $ 39,203.13
11/01/07 - 10/31/08     $  520,550.65         $ 43,379.22
11/01/08 - 10/31/09     $1,772,167.16         $147,680.60
11/01/09 - 10/31/10     $1,825,332.18         $152,111.02
11/01/10 - 10/31/11     $1,880,092.15         $156,674.35
11/01/11 - 10/31/12     $1,936,494.91         $161,374.58

          In the event the Sublease Commencement Date is later than October 7, 2005, the first period shall be adjusted to begin on the actual Sublease Commencement Date and end on October 31, 2006, with the Monthly Fixed Rent for that period remaining at $43,482.00 and the Annual Fixed Rent and the first payment being adjusted accordingly.

          4.2. Additional Rent. In addition to Fixed Rent, Sublessee shall pay to Sublessor as additional rent ("Additional Rent") all amounts (excluding Annual Base Rent and Operating Expenses) required to be paid under the Prime Lease. Sublessor shall have the same rights and remedies for nonpayment of Additional Rent as Sublessor has for nonpayment of Fixed Rent.

          4.3. Operating Expenses. Pursuant to Section 6 of the Prime Lease Sublessor is required to pay Operating Expenses to Prime Lessor. Sublessee shall pay to Sublessor within thirty (30) days of receipt from Sublessor of an invoice the amount by which Operating Expenses charged by Prime Lessor to Sublessor for any period below are greater than the estimated Operating Expenses set forth below:

                      Estimated Operating         Estimated
      Period         Per Rentable Sq. Foot   Operating Expenses
------------------   ---------------------   ------------------
10/01/05 - 9/30/06           $ 8.26              $724,104.64
10/01/06 - 9/30/07           $ 8.61              $754,787.04
10/01/07 - 9/30/08           $ 8.98              $787,222.72
10/01/08 - 9/30/09           $ 9.36              $820,535.04
10/01/09 - 9/30/10           $ 9.76              $855,600.64
10/01/10 - 9/30/11           $10.17              $891,542.88
10/01/11 - 9/30/12           $10.60              $929,238.40

          4.4. Rent In General.

               4.4.1. All Fixed Rent and Additional Rent (collectively, "Rent") shall be paid to Sublessor at its address set forth in Section 22 of this Sublease, or at such other address as Sublessor may direct in writing. The Sublessor shall make all payments of Rent required to be paid by Sublessor under the Prime Lease by the due date under the Prime Lease.

               4.4.2. All Rent shall be paid without notice or demand.

               4.4.3. Any payment of Rent which is not paid within five (5) business days of the date due shall bear interest from the date due until the date paid at the rate of eighteen percent (18 %) per annum (the "Overdue Interest Rate"). In addition, Sublessee shall pay Sublessor an administrative charge of five percent (5%) of any amount which is not paid within ten (10) days of the date due.

     5. USE.

          Sublessee shall use and occupy the Leased Premises for the following purposes only and for no other purpose: general business offices for Tenant's pharmaceutical business, including training, customer support services, computer integration, computer labs, and administration of sale and marketing services.

     6. LEASED PREMISES AND SUBLESSOR'S FF&E ACCEPTED "AS-IS".

          The Leased Premises and Sublessor's FF&E (defined in Section 19 of this Sublease) are accepted by Sublessee in their present condition, "AS-IS," without any representation or warranty by Sublessor, subject to the state of title on the date of this Sublease, and also subject to all applicable legal requirements and any violation of legal requirements which may exist on the date of this Sublease. Sublessee has examined and approved the Leased Premises and Sublessor's FF&E and acknowledges that all improvements and fixtures included in the Leased Premises and Sublessor's FF&E are in good condition and working order. Sublessor shall have no obligation to make any improvements to the Leased Premises or Sublessor's FF&E or provide Sublessee any allowance for so doing. Nothing in this Section 6 shall be deemed to be a waiver of any rights or remedies Sublessee may have vis a vis the Prime Landlord with respect to the condition of the Leased Premises and all improvements and fixtures included in the Leased Premises.

     7. ASSIGNMENT AND SUBLETTING.

          Sublessee shall not assign this Sublease or sublet all or any part of the Leased Premises, or mortgage, pledge or encumber the subleasehold interest created by this Sublease, in each case without the prior written consent of Sublessor, which consent shall not be unreasonably withheld or delayed. Sublessee agrees that failure of the Prime Landlord to consent to an assignment or sublease shall be a basis upon which Sublessor may reasonable withhold or delay consent.

     8. ALTERATIONS.

          8.1. General Requirements.

               8.1.1. Sublessee shall not make any material alterations, additions or improvements to the Leased Premises ("Alterations") without the prior written consent of Sublessor; provided that Sublessor's consent shall not be required for mere cosmetic changes to the Leased Premises such as painting; adding or rearranging artwork; rearranging furniture, computers or workstations; or changing other standard office finishes.

               8.1.2. All Alterations made by Sublessee shall be made at Sublessee's sole cost and expense, in a good and workmanlike manner, in accordance with all applicable laws and in accordance with the Prime Lease.

          8.2. Removal of Alterations. Upon the expiration or sooner termination of the Sublease Term, all Alterations shall remain on the Leased Premises and become the property of Sublessor unless Sublessor shall give written notice to Sublessee to remove the same. Sublessee will remove any Alterations added by Sublessee which Sublessor requires that Sublessee remove, and will repair and restore any damage to the Leased Premises caused by the installation or removal of such Alterations. Should Sublessee fail to do so, Sublessor may do so, and the cost and expense thereof, together with interest at the Overdue Interest Rate from the date such costs and expenses were incurred by Sublessor, shall be paid by Sublessee to Sublessor as Additional

Rent within ten (10) days after Sublessee is billed therefore. Notwithstanding the foregoing, the following items, if added to the Leased Premises by Sublessee, shall remain the property of Sublessee and may be removed at any time by Sublessee: (a) furniture and moveable equipment that is not attached to the floors, walls, or ceiling of the Leased Premises; (b) even though attached to any part of the Building or Leased Premises, furnishings such as picture or drapes that are attached only by hooks or hangers; and (c) any other fixtures, equipment, or other items, regardless of the manner of attachment, that are used primarily in Sublessee's trade or business, including computers, supplemental air-conditioning equipment, telecommunications and information processing equipment, antennas, built-in vaults, cabinets, counters, or display cases that can be removed as a separate physical unit, video, film and audio equipment, raised flooring, and icemakers, drink dispensers, refrigerators, and other kitchen equipment that can be removed as a separate physical unit.

     9. MECHANICS LIENS; OTHER ENCUMBRANCES.

          9.1. Obligation to Discharge. In the event any liens of mechanics or materialmen attributable to Sublessee shall be filed against the Leased Premises or the Building or any part thereof, Sublessee, at its expense, shall discharge the same by payment or bonding within thirty (30) days after Sublessee has received notice of the filing of such lien.

          9.2. Failure to Discharge. If Sublessee shall fail to cause such lien to be bonded against or to be discharged within such period, then, in addition to any other right or remedy which Sublessor may have, Sublessor may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding. Any amount so paid by Sublessor and all costs and expenses incurred by Sublessor in connection therewith, together with interest at the Overdue Interest Rate from the respective dates of Sublessor's making of the payment and incurring of the cost and expense, shall constitute Additional Rent payable by Sublessee under this Sublease and shall be paid by Sublessee to Sublessor on demand.

          9.3. No Consent Implied. Nothing set forth in this Sublease shall be deemed or construed as (A) a consent or request by Prime Landlord or Sublessor, expressed or implied, by inference or otherwise, to any contractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific or general improvement, alteration or repair of or to the Leased Premises or the Building or any part thereof; or (B) giving Sublessee or any other person, firm or corporation any right to contract for or to perform any labor or furnish any services or materials that would permit or give rise to a lien against the Leased Premises, the Building or any part thereof. Neither this Sublease nor any other writing signed by Sublessor or Prime Landlord shall be construed as evidencing, indicating, or causing an appearance that any erection, construction, alteration or repair to be done, or caused to be done, by Sublessee is or was for the immediate use or benefit of Sublessor or Prime Landlord.

     10. MOVING EXPENSES; TERMINATION ALLOWANCE.

          10.1. Reimbursement for Moving Expenses. Within thirty (30) days after the Sublease Commencement Date, Sublessor shall pay Sublessee the sum of $75,000, in partial reimbursement for Sublessee's moving expenses (the "Moving Allowance"). Sublessee shall be solely responsible for all costs and expenses in excess of such amount. Sublessor's obligations under this Section are subject to the condition that no material Default shall have occurred under this Sublease as of the date of payment of the Moving Allowance.

          10.2. Termination of Existing Lease.

               10.2.1. Sublessee is the tenant under a lease with BH Turfway LLC (as successor in interest to PHL-OPCO, LP) (the "Present Landlord"), dated February 22, 2002, as amended, covering certain premises in a building located at 7300 Turfway Road, Florence, Kentucky 41042 (the "Existing Lease"), which Existing Lease is attached hereto as EXHIBIT B. The Existing Lease does not expire, by its terms, until October 31, 2007. On and after the Sublease Commencement Date, Sublessor agrees to make the payments set forth in EXHIBIT C to the Present Landlord so that they are received by Present Landlord on or before the dates set forth in EXHIBIT C (each such payment referred to herein as a "Monthly Payment," and referred to herein in the aggregate as the "Monthly Payments"); provided, however, that in no event shall Sublessor be obligated to pay Monthly Payments in excess of $900,000. Monthly Payments should be made payable to "BH Turfway LLC Clearing Account, as Mortgagor, for the benefit of UBS Real Estate Investments Inc., as Mortgagee Account No. 772-592" and delivered by regular mail or overnight courier as set forth in EXHIBIT C. If at any time Sublessee enters into an agreement with the Present Landlord (a "Termination Agreement"), pursuant to which the Present Landlord agrees to terminate the Existing Lease for a sum set forth in such Termination Agreement (the "Termination Payment"), subject to satisfaction of the following conditions, Sublessor agrees to pay directly to the Present Landlord the amount equal to the lesser of (A) the full amount of the Termination Payment, or (B) $900,000 less the sum of Monthly Payments made by Sublessor (the "Termination Allowance"), in full or partial payment, as applicable, of the Termination Payment. In addition, Sublessor agrees to pay directly to Sublessee the excess, if any (the "Excess Allowance"), of $900,000 less the sum of (i) the Termination Payment and (ii) the sum of Monthly Payments made by Sublessor. Sublessor shall have no obligation under any circumstances to make payments pursuant to this subsection 10.2.1 in excess of $900,000. Payment of the Termination Payment, the Termination Allowance and the Excess Allowance under this subsection 10.2.1 are subject to the following::

                    10.2.1.1. there shall be no material Default under this Sublease as of the date of payment of the Termination Allowance;

                    10.2.1.2. Sublessee shall deliver to Sublessor a fully executed copy of the Termination Agreement, which Termination Agreement shall be reasonably satisfactory to Sublessor;

                    10.2.1.3. Sublessee shall deliver to Sublessor evidence reasonably satisfactory to Sublessor that Sublessee has paid the balance, if any, of the Termination Payment to the Present Landlord; and

                    10.2.1.4. Sublessor receives written notice from Sublessee to pay the Termination Allowance to the Present Landlord.

               10.2.2. Sublessor shall pay the Termination Allowance to the Present Landlord by regular check and the Excess Allowance to the Sublessee by regular check on the date that is the later of (A) the tenth (10th) day after delivery of the items set forth in Subsections 10.2.1.2 and 10.2.1.3, and (B) the tenth (10th) day after the Sublessor receives written notice from Sublessee to pay the Termination Allowance to the Present Landlord. Sublessee shall be solely responsible for all sums in excess of the Termination Allowance.

               10.2.3. Nothing herein shall be deemed to make the Present Landlord a third party beneficiary of the foregoing provisions, or give the Present Landlord the right to enforce the same.

     11. INSURANCE.

          11.1. Sublessee's Insurance. Sublessee, at its sole cost and expense, shall procure the insurance coverages required of Tenant in the Prime Lease and shall maintain such insurance in full force and effect during the Sublease Term.

          11.2. Policy Requirements. Each policy of insurance required to be maintained by Sublessee shall:

               11.2.1. comply with the requirements of the Prime Lease; and

               11.2.2. name Sublessor and Prime Landlord as additional insureds.

          11.3. Delivery of Certificates; Failure to Maintain Insurance.

               11.3.1. Upon the execution of this Sublease and within ten (10) days prior to the expiration of each policy required under Section 11.1, Sublessee shall deliver to Sublessor certificates evidencing the foregoing insurance or renewal thereof, as the case may be.

               11.3.2. If Sublessee shall fail, refuse or neglect to obtain or to maintain any insurance that is required under this Sublease, Sublessor shall have the right to purchase such insurance twenty-four (24) hours after it has provided Sublessee with written notice that it intends to do so unless within such twenty-four (24) hour period, Sublessee furnishes Sublessor with evidence that Sublessee has procured such insurance. Sublessee shall reimburse Sublessor for all such payments made by Sublessor, together with interest thereon at the Overdue Interest Rate from the date paid by Sublessor, within ten (10) days after Sublessee is billed therefor.

     12. WAIVER OF SUBROGATION.

          12.1. Sublessor and Sublessee, for themselves and their respective insurers, hereby release each other of and from any and all claims, demands, actions and causes of action (including, without limitation, subrogation claims), for loss or damage to their respective property, except to the extent the loss or damage shall have been caused by the negligence of the other party, or anyone for whom such party may be responsible.

          12.2. The waiver and release provided in Section 12.1 shall be effective only with respect to loss or damage (a) covered by insurance or required to be covered by insurance pursuant to the terms of this Sublease or the Prime Lease, and (b) occurring during such time as the relevant insurance policy contains either (i) a waiver of the insurer's right of subrogation against the other party, or (ii) a clause or endorsement to the effect that the waiver and release provided in Section 12.1 shall not adversely affect or impair such insurance or prejudice the right of the insured to recover under the insurance policy. Each party will use its commercially reasonable efforts to obtain such a clause or endorsement, but if an additional premium is charged therefor, the party benefiting from such clause or endorsement, if it desires to have such waiver, will pay to the other the amount of such additional premium within ten (10) days after delivery of a statement for the amount due.

     13. INDEMNIFICATION.

          Sublessee covenants and agrees to indemnify, defend, and hold harmless Sublessor, Prime Landlord, and their respective partners, shareholders, officers, directors, agents and employees, from and against any and all liabilities, claims, demands, costs and expenses of every kind and nature (including attorney's fees) arising from any bodily injury or property damage to any person or property sustained in or about the Leased Premises or the Building resulting from (A) the negligence or willful misconduct of Sublessee or its agents, employees, contractors, subtenants, licensees or invitees; (B) the failure of Sublessee to perform its obligations under this Sublease or the Prime Lease; (C) the failure of Sublessee to comply with any applicable local, state or federal law or regulation.

     14. ENVIRONMENTAL MATTERS.

          14.1. Definitions. The following terms, as used in this Article 14, shall have the meanings set forth below:

               14.1.1. "Hazardous Substance(s)" means any substance, material or waste defined as a pollutant or contaminant, or as a hazardous, toxic or dangerous substance, material or waste, under any Environmental Law, including, without limitation, petroleum, petroleum products, PCBs and asbestos, but excluding general office and cleaning supplies and quantities of pharmaceutical products and components in quantities that are standard in the pharmaceutical industry to be kept at pharmaceutical company headquarters.

               14.1.2. "Environmental Laws" means all Federal, state and local laws, statutes, ordinances, codes, regulations and other requirements respecting the environment, including but not limited to those respecting (A) the generation, use, handling, processing, storage, treatment, transportation, or disposal of any solid or hazardous wastes, or any hazardous or toxic substances or materials; (B) pollution or contamination of land, improvements, air (including indoor air), or water (including groundwater); and (C) emissions, spills, releases, or discharges of any substance onto or into the land, improvements, air (including indoor air), or water (including groundwater), or any sewer or septic system; (D) protection of wetlands; (E) aboveground or underground storage tanks; (F) air quality (including indoor air quality) or water quality (including groundwater quality); and (G) protection of endangered species.

               14.1.3. "Environmental Release" means any intentional or unintentional releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, infecting, escaping, leaching, disposing, abandoning, discarding or dumping of any Hazardous Substance from, on, into or about the Leased Premises or the Building.

          14.2. Use. Sublessee shall not use, or permit its agents, employees, contractors, subtenants, licensees or invitees to use the Leased Premises or any portion of the Building for the purpose of treating, producing, handling, transferring, processing, transporting, disposing, using or storing a Hazardous Substance.

          14.3. Environmental Release. Sublessee shall not cause or permit to exist, as the result of an action or omission by Sublessee or its agents, employees, contractors, subtenants, licensees or invitees, an Environmental Release.

          14.4. Waste Receptacles and Plumbing. Sublessee shall not place or permit its agents, employees, contractors, subtenants, licensees or invitees to place any Hazardous Substance in any waste receptacle located in or about the Leased Premises, the Building or the plumbing or sewer systems of the Building.

          14.5. Compliance With Laws. Sublessee shall comply and shall cause its agents, employees, contractors, subtenants, licensees or invitees to comply in all material respects with all Environmental Laws.

     15. SURRENDER; HOLDOVER.

          15.1. Condition Upon Surrender. At the expiration or earlier termination of the Sublease Term, Sublessee shall promptly surrender possession of the Leased Premises and all Alterations (subject to Article 8 of this Sublease), in the condition required by the Prime Lease.

          15.2. Personal Property. Sublessee shall remove all personal property from the Leased Premises at the expiration or earlier termination of the Sublease Term. Any personal property which shall remain in the Leased Premises after the expiration or earlier termination of the Sublease Term shall be deemed to have been abandoned and either may be retained by Sublessor as Sublessor's property or may be disposed of in such manner as Sublessor may see fit. Any costs of removing and disposing of the personal property incurred by Sublessor, together with interest at the Overdue Interest Rate from the date such costs and expenses are incurred, shall be paid by Sublessee to Sublessor as Additional Rent within ten (10) days after Sublessee is billed therefor. If such personal property is sold by Sublessor, Sublessor shall remit the proceeds of such sale to Sublessee.

          15.3. Holdover. If Sublessee retains possession of the Leased Premises or any part thereof after the termination of this Sublease by expiration of the Sublease Term or other- wise, this Sublease shall be deemed a tenancy from month to month only and be governed by all the same provisions of this Sublease, except for the duration of the Sublease Term and the amount of the Rent. During any holdover period, Sublessee shall pay Sublessor (A) an amount, calculated on a per diem basis for each day of such unlawful retention, equal to the greater of (i) twice the Fixed Rent payable in effect immediately prior to the expiration or earlier termination of the Sublease Term, or (ii) the Annual Base Rent and Additional Rent payable by Sublessor to Prime Lessor, or (iii) the market rental for the Leased Premises, as determined by Sublessor in its reasonable discretion, for the time Sublessee thus remains in possession, plus, in each case, all Additional Rent payable hereunder, and (B) all direct damages, costs and expenses sustained by Sublessor by reason of Sublessee's holding over, including but not limited to all damages payable by Sublessor to Prime Lessor under the Prime Lease caused by Sublessee's holdover. All of Sublessee's obligations with respect to the use, occupancy and maintenance of the Leased Premises shall continue during such period of retention; however, neither the compliance with such obligations nor the payment of the amounts set forth above in this Section shall create any right in Sublessee to continue in possession of the Leased Premises or limit any rights or remedies of Sublessor resulting from such holdover.

     16. DEFAULT OF SUBLESSEE.

          16.1. Defaults Enumerated. It shall be a default under this Sublease (a "Default") if:

               16.1.1. Sublessee fails to pay any installment of Rent or other sum due under this Sublease when the same is due and payable and such failure continues for more than five (5) days after written notice given by or on behalf of Sublessor to Sublessee provided that such written notice shall not be required more than twice in any calendar year; or

               16.1.2. Sublessee fails to observe or perform any other material covenant or agreement of Sublessee contained in this Sublease (including, without limitation, the covenants and agreements incorporated from the Prime Lease by reference, pursuant to Article 2 of this Sublease) and such failure continues after written notice given by or on behalf of Sublessor to Sublessee for more than ten (10) days; or

               16.1.3. Sublessee vacates or abandons the Leased Premises; or

               16.1.4. Sublessee uses or occupies the Leased Premises other than as permitted under this Sublease; or

               16.1.5. Sublessee assigns this Sublease or subleases all or any portion of the Leased Premises, or purports to assign this Sublease or sublease all or any portion of the Leased Premises in breach of this Sublease; or

               16.1.6. Sublessee files a petition commencing a voluntary case, or has filed against it a petition commencing an involuntary case, under the Federal Bankruptcy Code as now or hereafter in effect, or under any similar law, or files or has filed against it a petition or answer in bankruptcy or for reorganization or for an arrangement pursuant to any state bankruptcy law or any similar state law, and, in the case of any such involuntary action, such action shall not be dismissed within sixty (60) days after the filing thereof, or Sublessee consents or acquiesces in the filing thereof; or

               16.1.7. a custodian, receiver, trustee or liquidator of Sublessee or of all or substantially all of Sublessee's property or of the Leased Premises shall be appointed in any proceedings brought by or against Sublessee; or

               16.1.8. Sublessee shall generally not pay Sublessee's debts as such debts become due, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

          16.2. Grace Period Provisions. The notice and grace period provisions in Sections 16.1.1 and 16.1.2 above shall not apply to the Defaults referred to in Sections 16.1.3 through 16.1.9 inclusive.

     17. REMEDIES.

          The rights and remedies of Sublessee in the event of a breach of this Sublease by Sublessor or Prime Landlord shall be, in addition to the rights and remedies set forth herein, be the same as the rights and remedies of Sublessor as Tenant under the Prime Lease. The rights and remedies of Sublessor upon the occurrence of a Default under this Sublease, shall be the same as the rights and remedies of Prime Landlord upon the occurrence of a Default under the Prime Lease. In addition, however, Sublessor shall also have the following rights and remedies:

          17.1. Right To Cure. Sublessor may pay or perform for the account of Sublessee any obligation or work to be paid or done by Sublessee pursuant to the provisions of this Sublease which Sublessee has failed to pay or do, and Sublessor may reenter and repossess such part of the Leased Premises as may be necessary to perform such work. Sublessee shall pay to Sublessor on demand as Additional Rent the amount so paid by Sublessor or expended by Sublessor to perform the obligation or work, together with interest on amounts expended at the Overdue Interest Rate. Notwithstanding anything above requiring Sublessor to give notice to Sublessee as a condition to the occurrence of a Default, if the failure by Sublessee to pay or perform such obligation or work either (A) results in an emergency where there is an immediate threat to the Leased Premises unless payment is made or work done, or (B) would result in a default by Sublessor as tenant under the Prime Lease, Sublessor may pay or perform such obligations or work on behalf of Sublessee after notice to Sublessee as much in advance as practicable under the circumstances.

          17.2. Right of Distress and Lien; Security Interest.

               17.2.1. To the fullest extent permitted by law, Sublessor shall have a right of distress for rent and lien on all of Sublessee's furniture, fixtures, inventory and equipment in the Leased Premises, including after acquired property and proceeds, to secure Sublessee's obligations under this Sublease.

               17.2.2. Sublessee hereby grants Sublessor a security interest in all of Sublessee's furniture, trade fixtures, fixtures, inventory and equipment in the Leased Premises, including Sublessor's FF&E (as defined in Section 19 of this Sublease) and after acquired property and proceeds, to secure Sublessee's obligations under this Sublease. Sublessee authorizes Sublessor to file such UCC financing statements as may be required to evidence or perfect the foregoing security interest, and Sublessee shall sign such financing statements if requested by Sublessor.

     18. PROVISIONS CONCERNING REMEDIES.

          18.1. Survival of Sublessee's Obligations. No termination of this Sublease pursuant to Section 17 above, and no repossession of the Leased Premises or any part thereof pursuant to Section 17 above or otherwise shall relieve Sublessee of its liabilities and obligations under this Sublease, all of which shall survive such expiration, termination or repossession, and Sublessor may, at its option, sue for and collect all Rent and other charges due hereunder at any time as and when such charges accrue.

          18.2. Injunction; Other Remedies. In the event of breach by a party of any provision of this Sublease, the other party shall have the right to invoke any remedy allowed at law or in equity in addition to other remedies provided for in this Sublease.

          18.3. Rights Cumulative. No right or remedy conferred upon or reserved to a party in this Sublease is intended to be exclusive of any other right or remedy herein or by law provided, but each shall be cumulative and in addition to every other right or remedy given in this Sublease or now or hereafter existing at law or in equity or by statute.

          18.4. Expenses. In the event that a party commences suit with respect to the breach of this Sublease by the other party, the prevailing party in such suit shall pay the non- prevailing party all reasonable expenses incurred by such prevailing party in connection therewith, including reasonable attorneys' fees.

          18.5. Waivers. No waiver by a party of any breach by the other party of any obligations, agreements or covenants in this Sublease shall be a waiver of any subsequent breach or of any obligation, agreement or covenant, nor shall any forbearance by a party to seek a remedy for any breach by the other party be a waiver of any rights and remedies with respect to such or any subsequent breach.

          18.6. Mitigation. Notwithstanding anything in this Sublease to the contrary, upon a Default or upon the termination of this Sublease, Sublessor shall take reasonable measures to mitigate all damages incurred by Sublessor.

          18.7. Limitation of Liability. Notwithstanding anything in this Sublease to the contrary, in no event shall either Sublessor or Sublessee or their affiliates be liable under any theory, including negligence, for consequential, incidental, punitive, or exemplary damages.

     19. SUBLESSOR'S FF&E.

          19.1. Interests of Sublessor and Sublessee. Sublessor owns certain modular and other furniture, fixtures and equipment, including communication wiring presently located in the Premises ("Sublessor's FF&E"). An inventory of the Sublessor's FF&E is attached to this Sublease as EXHIBIT D. During the Sublease Term, Sublessor shall remain the sole owner of the

Sublessor's FF&E, however, Sublessee shall have the right to the possession and use of the Sublessor's FF&E, subject to the terms and conditions hereinafter set forth,

          19.2. Covenants. Sublessee hereby makes the following covenants and agreements with respect to the Sublessor's FF&E:

               19.2.1. Sublessee acknowledges that the Sublessor's FF&E is in good condition and repair as of the date of this Sublease. Sublessee shall keep and maintain the Sublessor's FF&E in good condition and repair throughout the Sublease Term, reasonable wear and tear excepted. Sublessee shall provide all maintenance, service and repairs necessary for such purpose.

               19.2.2. Sublessee shall cause the Sublessor's FF&E to be insured by Sublessee pursuant to Section 11 of this Sublease. Such insurance shall name Sublessor as the loss payee with respect to the Sublessor's FF&E.

               19.2.3. Sublessee shall not create, permit or suffer to exist, and shall take such action as is necessary to remove, any lien or encumbrance entered against Sublessor's FF&E.

               19.2.4. Sublessee shall not sell, transfer, lease or otherwise dispose of any of the Sublessor's FF&E, or attempt, offer or contract to do so. Sublessee shall not discard the Sublessor's FF&E or otherwise remove the Sublessor's FF&E from the Premises. Notwithstanding the foregoing, Sublessee shall be permitted to dispose of such items of Sublessor's FF&E as are worn out or no longer useable (and Sublessor shall join in any transfer thereof, upon request of Sublessee). Any replacement items purchased by Sublessee shall be the sole property of Sublessee.

               19.2.5. Sublessee shall do all acts and things as Sublessor may reasonably require or as may be reasonably necessary or appropriate to establish and maintain Sublessor's ownership interest in the Sublessor's FF&E.

          19.3. Fire or Other Casualty. In the event of damage or destruction of the Sublessor's FF&E by fire or other casualty, Sublessor shall disburse all or any part of such insurance proceeds, if any, received by Sublessor from the policy maintained by Sublessee pursuant to Section 19.2.2 to Sublessee for the purpose of repairing or replacing the Sublessor's FF&E. Upon the purchase of any such replacement item, (i) Sublessee shall execute a bill of sale for the replacement item transferring title to the replacement item to Sublessor, (ii) upon request of Sublessor Sublessee shall execute a UCC-1 financing statement evidencing Sublessor's ownership of the replacement item, and (iii) the replacement item shall be part of the Sublessor's FF&E, for all purposes of this Sublease.

          19.4. Default under Sublease. Sublessee's right to use the Sublessor's FF&E shall terminate upon the termination of this Sublease as a result of a Default. In furtherance of the foregoing, Sublessor may, upon such termination, enter the Premises, retake possession of the Sublessor's FF&E, and retain, sell or otherwise dispose of the Sublessor's FF&E in such manner as Sublessor shall determine. The proceeds from any sale or other disposition of the Sublessor's FF&E shall be the sole property of Sublessor. The foregoing remedy is in addition to all other rights and remedies available to Sublessor under this Sublease or at law or in equity.

          19.5. Conveyance to Sublessee. Provided that Sublessee has fully paid all Rent and otherwise performed all of its obligations under this Sublease in all material respects, upon the expiration of the Sublease Term the Sublessor's FF&E shall belong to and become the property of Sublessee.

     20. QUIET ENJOYMENT.

          Sublessee, upon paying Rent and keeping and performing the covenants of this Sublease to be performed by Sublessee, shall peacefully and quietly hold, occupy, and enjoy the Leased Premises during said the Sublease Term.

     21. SUBLEASE SUBORDINATE TO PRIME LEASE; TERMINATION OF PRIME LEASE.

          21.1. Sublease Subordinate. This Sublease and the rights of the parties under this Sublease are subject and subordinate to the Prime Lease.

          21.2. Termination of Prime Lease. If the Prime Lease is terminated for any reason, this Sublease shall terminate as of the date of termination of the Prime Lease. Sublessor shall have no liability to Sublessee as a result of such termination unless such termination results from a breach of the Prime Lease by Sublessor, any exercise by Sublessor of any right of cancellation, or if such termination is the result of an agreement between Sublessor and Prime Landlord.

     22. NOTICES.

          Any notices required or permitted to be given under this Agreement shall be given in writing and shall be delivered (a) in person, (b) by a commercial overnight courier that guarantees next day delivery and provides a receipt, or (c) by legible facsimile, and such notices shall be addressed as follows:

          If to Sublessor:

               Shire U.S. Inc.
               725 Chesterbrook Blvd.
               Wayne, PA 19087-5637 US
               Attention: Mr. David Reese, Senior Global Facilities Director Facsimile No.: 484.595.8157

          With a required copy to:

               725 Chesterbrook Blvd.
               Wayne, PA 19087-5637 USA
               Attention: Scott Applebaum, Senior Vice President,

                              Associate General Counsel
               Facsimile No.: 484.595.8163

          If to Sublessee:

               Xanodyne Pharmaceuticals, Inc.
               7300 Turfway Road, Suite 300
               Florence, Kentucky 41042
               Attn: General Counsel
               Facsimile No.: 859-342-2040

          or to such other address as either party may from time to time specify in writing to the other party. Any notice shall be effective only upon receipt (or refusal by the intended recipient to accept delivery). Notice given by facsimile shall be effective upon receipt of such facsimile. Any notice which is received on a Saturday, Sunday or a legal holiday, or after 5:00 p.m. prevailing local time at the place of receipt, shall be deemed received on the next business day.

     23. PRIME LANDLORD'S CONSENT.

          23.1. Sublease Conditioned Upon Consent. This Sublease is subject to, and conditioned upon, Sublessor's obtaining the written consent of Prime Landlord to this Sublease and the assignment of Sublessor's rights and remedies under the Prime Lease (the "Prime Landlord's Consent"). As set forth in Section
1.2 of this Sublease, the Sublease Term shall not commence until Sublessor has obtained the Prime Landlord's Consent, which is required under the Prime Lease. The Prime Landlord's Consent shall be reasonably satisfactory to Sublessee, and shall include, without limitation, a consent to the assignment of Sublessor's rights and remedies under the Prime Lease.

          23.2. Delivery of Information. Sublessee shall promptly deliver to Sublessor any information reasonably required by Prime Landlord (in connection with the Prime Landlord's Consent) with respect to the nature and operation of Sublessee's business and/or the financial condition of Sublessee.

          23.3. Agreements for Benefit of Prime Landlord. Sublessor and Sublessee hereby agree, for the benefit of Prime Landlord, that this Sublease shall not:

               23.3.1. be deemed to amend the Prime Lease in any way (unless Prime Landlord shall have expressly agreed in writing to such amendment); or

               23.3.2. be construed as a waiver of Prime Landlord's right to consent to any assignment of the Prime Lease by Sublessor or any further subletting of the Leased Premises.

          23.4. Fee. Any fee charged by Prime Landlord in connection with the Prime Landlord's Consent shall be paid by Sublessor.

          23.5. Effect of Failure to Obtain Prime Landlord's Consent and Satisfaction of Sublessee Conditions. If the Prime Landlord's Consent is required under the Prime Lease and Prime Landlord fails to consent to this Sublease, or the Sublessee Conditions have not been satisfied or waived, in each case within thirty (30) days after the execution and delivery of this Sublease by the parties, either Sublessor or Sublessee may terminate this Sublease by giving written notice to the other at any time thereafter, but before Prime Landlord delivers the Prime Landlord's Consent and Sublessee Conditions have been satisfied or waive. Upon such termination, (A) this Sublease will become null and void, and (B) neither party will have any liability or obligation to the other under this Sublease.

     24. BROKERS.

          Sublessor and Sublessee represent and warrant to each other that no broker or finder other than CB Richard Ellis (the "Broker"), was instrumental in arranging or bringing about this transaction and that there are no claims or rights for commissions, finders' fees or other compensation (collectively, "compensation") by any person or entity other than the Broker. Sublessor shall be solely responsible for all compensation payable to the Broker. If any broker or finder asserts a claim for compensation based upon any actual or alleged contact, dealings or communication with Sublessor or Sublessee, then the party through whom such broker or finder makes its claim shall indemnify and hold the other party (the "Indemnified Party") harmless from and against any and all claims, damages, judgments, suits, liabilities, losses, costs and expenses (including without limitation, reasonable attorneys' fees and court costs) suffered or incurred by or brought against the Indemnified Party in connection with such claim for compensation.

     25. MISCELLANEOUS.

          25.1. Interpretation of Sublease. The headings and captions in this Sublease are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Sublease or any of its provisions. Where the context so requires, the use of the singular shall include the plural and vice versa and the use of the masculine shall include the feminine and the neuter.

          25.2. Governing Law; Jurisdiction and Venue. This Sublease shall be governed by and construed in accordance with the laws of the State of Kentucky.

          25.3. No Recording. Neither this Sublease nor any memorandum or short form thereof may be recorded by Sublessee.

          25.4. Survival. Any obligations of a party set forth in this Sublease which, by their nature, would reasonably be expected to be performed after the expiration or earlier termination of this Sublease (and the other party's rights with respect thereto), shall survive the expiration or earlier termination of this Sublease.

          25.5. Counterparts. This Sublease may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

          25.6. Binding Effect; Assignment. Subject to Article 7, this Sublease shall be binding upon, and inure to the benefit of, the parties to this Sublease and their respective successors and assigns.

          25.7. Joint and Several Liability. If two or more individuals, corporations, partnerships, or other entities (or any combination of two or more thereof) sign this Sublease as sublessee, the liability of each such individual, corporation, partnership or other entity to pay Rent and perform all other obligations of Sublessee under this Sublease shall be joint and several.

          25.8. Entire Agreement; Requirement for Writing.

               25.8.1. This Sublease and the Exhibits attached to this Sublease contain the final and entire agreement of Sublessor and Sublessee and are intended to be an integration of all prior negotiations and understandings. Neither Sublessor nor Sublessee shall be bound by any covenants, agreements, statements, representations or warranties, oral or written, not contained in this Sublease.

               25.8.2. No change or modification to this Sublease shall be valid unless the same is in writing and signed by the parties to this Sublease.

               25.8.3. No waiver of any of the provisions of this Sublease shall be valid unless the same is in writing and is signed by the party against which it is sought to be enforced.

          25.9. Severability. If any provision of this Sublease, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Sublease and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.

          25.10. Time of Essence. Time is of the essence of each and every provision of this Sublease of which time is an element.

          25.11. Drafts not an Offer to Enter into a Legally Binding Contract. The submission of a draft of this Sublease by one party to another is not intended by either party to be an offer to enter into a legally binding contract. The parties shall be legally bound pursuant to the terms of this Sublease only if and when Sublessor and Sublessee have fully executed and delivered to each other a counterpart of this Sublease.

          25.12. OFAC. Sublessee represents and warrants that no Sublessee Party
(a) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury ("OFAC") pursuant to the Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) ("Order"); (b) is listed on any other list of terrorists or terrorist organizations maintained pursuant to the Order, the rules and regulations of OFAC or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the "Orders");
(c) is owned or controlled by, or acts for or on behalf of any individual or entity on any of the lists maintained pursuant to the Orders; (d) is engaged in activities prohibited in the Orders; (e) has been determined by competent authority to be subject to any of the prohibitions contained in the Orders; (f) is in receipt of any notice from the Secretary of State or the Attorney General of the United States or any other department, agency or office of the United States claiming a violation or possible violation of the Orders; or, (g) has been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering. If the foregoing representation and warranty is inaccurate in any respect, the same shall constitute a Default by Sublessee under this Sublease. The term "Sublessee Party" means and includes Sublessee, and its employees or agents.

          IN WITNESS WHEREOF, Sublessor and Sublessee have duly executed this Sublease as of the day and year first above written.

                                        SUBLESSOR:

                                        SHIRE U.S. INC.


                                        By: /s/ Matt Emmens
                                            ------------------------------------
                                        Name: Matt Emmens
                                        Title: CEO


                                        SUBLESSEE:

                                        XANODYNE PHARMACEUTICALS, INC.


                                        By: /s/ S.A. Stamp
                                            ------------------------------------
                                        Name: S.A. STAMP
                                        Title: CHIEF FINANCIAL OFFICER

                                    EXHIBIT A

                                   PRIME LEASE

                                                                   US-2002-00274

                                      LEASE

                             RIVERFRONT PLACE, LTD.

                                    LANDLORD

                                       AND

                                 SHIRE U.S. INC.

                                     TENANT

                                TABLE OF CONTENTS

1.  PREMISES
2.  TERM
3.  DELIVERY OF PREMISES AND LEASE COMMENCEMENT
4.  IMPROVEMENTS TO LEASED PREMISES
5.  BASE RENT
6.  ADDITIONAL RENT ADJUSTMENT
7.  SECURITY DEPOSIT
8.  LANDLORD'S RESPONSIBILITY
9.  PARKING AND USE OF PREMISES
10. CONTINUANCE
11. REPAIRS
12. ALTERATIONS
13. UNAUTHORIZED USE OF PREMISES
14. QUIET ENJOYMENT
15. INTERRUPTION OF SERVICE
16. RIGHTS RESERVED BY LANDLORD
17. FIRE OR OTHER CASUALTY
18. INSURANCE
19. INDEMNIFICATION
20. BROKER'S COMMISSION
21. SUBORDINATION AND ATTORNMENT
22. ASSIGNMENT OR SUBLETTING
23. EMINENT DOMAIN
24. ESTOPPEL CERTIFICATE
25. DEFAULT; REMEDIES UPON DEFAULT
26. HOLDING OVER
27. REDELIVERY OF PREMISES
28. CUMULATIVE REMEDIES
29. INTEREST ON PAST DUE OBLIGATIONS
30. ATTORNEY'S FEES
31. NOTICES
32. LANDLORD'S LIABILITIES
33. INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS
34. WAIVERS
35. SEVERABILITY
36. RECORDING
37. BINDING EFFECT
38. AUTHORITY
39. CONFLICT
40. GOVERNING LAW; FORUM
41. JOINT AND SEVERAL OBLIGATIONS
42. GUARANTORS
43. Landlord's Defaults and Tenant's Remedies
44. Zoning
45. Non-Disturbance
46. Environmental/Hazardous Materials Issues
47. Additional Exhibits

                                    EXHIBITS

A. LEASED PREMISES
B. WORK LETTER
C. SCHEDULE OF RENT
D. OPERATING EXPENSES ADDENDUM
E. CLEANING, JANITOR AND ROUTINE MAINTENANCE SERVICE
F. RULES AND REGULATIONS
G. PARKING
H. BUILDING STANDARDS

THIS LEASE entered into this 22nd day of April, 2002, between Riverfront Place, Limited, a Kentucky Limited Partnership, whose principal address is One Riverfront Place, Newport, Kentucky, 41071, hereinafter known as Landlord," and Shire US Inc., hereinafter known as "Tenant".

                                   WITNESSETH:

In consideration of the rent hereafter reserved and the covenants herein contained, each party to this Lease hereby agrees:

(1)  PREMISES:

Landlord does hereby lease to the Tenant and Tenant does hereby lease from Landlord, the following premises: 7th, 8th, and 9 floors, located at One Riverfront Place, Newport, Kentucky, 41071. That portion which; is leased to Tenant is designated in red on the floor plan attached as Exhibit "A-1" and "A-2" and "A-3" is hereinafter known as the "Leased Premises" which is agreed to be 87,664 rentable square feet. The entire Building and Parking Garage of which the Leased Premises form a part, is hereinafter known as the "Building". Measurement and calculation of Tenant's Rentable Area and Useable Area shall be in accordance with the Building Owners and Managers Association International's Standard Method for Measuring Floor Area in Office Buildings, (ANSI/BOMA 254.1-1996).

(2)  TERM:

     (a)  Initial Term

          (i) The Term of this Lease shall be for TEN years and No (0) months beginning on the Commencement Date, which is estimated to be the first day of October, 2002 and ending on the last day of the month occurring ten years from the Commencement Date, which is estimated to be October 31, 2012 ("Expiration Date"), subject however to the terms of Paragraphs 3 and 4 and to any of the conditions or covenants of this Lease. If the Commencement Date is on a day other than the first day of the month, the Term will extend ten years from the first day of the month following the Commencement Date. If Tenant occupies the Leased Premises on a day other than the first day of the month, the Monthly Base Rent provided for in Paragraph 6 and the Additional Rent provided for in Paragraph 8 shall be adjusted and prorated so that Tenant shall only pay rent for the actual number of days in the month.

          (ii) "Lease Year" means each successive period of twelve (12) calendar months during the Term, ending on the same day and month as the day and month on which the Expiration Date will occur. If the Commencement Date is not the first day of a month, the first Lease Year will be deemed to commence on the first day of the month following the Commencement Date.

     (b)  Renewal Option.

          (i) Provided Tenant is not in default under this Lease and further provided that Tenant is in possession of the Premises, Landlord hereby grants to Tenant two (2), consecutive options to renew the Lease for five (5) years each. The Base rent payable under the renewal option shall be 95% of the Market Rate. Market Rate shall be defined as what an arm's length, non-expansion, non-equity Tenant would pay for space of comparable size, quality, utility and location of the Leased Premises, taking into account the creditworthiness of the Tenant and length of the term being offered in the market as of the date of the exercise of the option. Upon renewal, Tenant shall be granted at least five dollars ($5.00) per square foot for tenant improvement.

          (ii) All other terms and conditions, including all allowances for various improvements and annual increases of 3% to the Base Rental rate, shall be substantially the same as in the initial Term of this Lease. Tenant may exercise its renewal right as to all of the Leased Premises or any part thereof in full floor increments.

          (iii) Tenant shall exercise this option to renew by providing written notice to Landlord at least six (6) months prior to expiration of this Lease; provided however that if Tenant intends to terminate this Lease with respect to any single floor, it shall provide written notice to Landlord nine (9) months prior to expiration of this Lease.

     (c)  Expansion Option

          (i) Landlord offers Tenant an ongoing right of first refusal, an ongoing right to lease, and expansion options for all contiguous space to the Leased Premises and/or all available space on the tenth, fifth, and sixth floors of the Building and/or all space that may become available in the Building or any adjacent building, if any, during the Term of this Lease or any extension thereof ("Expansion Space"). Expansion Space shall be coterminous with the initial Lease Term and all renewal options and shall be at Market Rates. All allowances for various improvements for Expansion Space shall be granted in the same amounts as in the initial Lease Term but prorated according to the remaining Lease Term. Such Expansion Space term shall commence upon the earlier of one hundred twenty (120) days from the written notice exercising such right or substantial completion of Tenant Improvements of the Expansion Space.

          (ii) Tenant shall have the option, at its election, to expand by approximately 740 rentable square feet on the ground floor of the Building (former lab space) any time during the first Lease Year ("Fixed Option Expansion Space"). Any such Fixed Option Expansion Space shall be leased under the same terms and conditions as the initial Leased Premises, except that Tenant will accept the Fixed Option Expansion Space in "as is" condition and shall perform any improvement at its sole cost. The rental rate for Fixed Option Expansion Space shall be fixed at $10.00 per rentable square foot net for the entire term and the term shall be coterminous with the Term of the initial Lease for Leased Premises.

          (iii) Landlord shall provide written notice to Tenant upon Expansion Space becoming available and Tenant shall have ten
               (10) business days from receipt of such notice to exercise its rights to Expansion Space.

     (d) Purchase Option. Landlord grants to Tenant the right of first offer to purchase the Building should Landlord and/or owners of the Building choose to place the Building up for sale. Tenant shall exercise the purchase option within thirty (30) business days of receipt of written notice from Landlord; however the terms of any such purchase contract (i) will provide for a period not to exceed sixty (60) days in which Tenant may perform necessary inspections and due diligence and (ii) shall be contingent upon a positive outcome of such inspections and due diligence as would be required of a prudent buyer of similar real estate.

(3)  DELIVERY OF PREMISES AND LEASE COMMENCEMENT:

     (a) The course of construction of the Premises will be such that Tenant shall be able to commence the construction of the Tenant improvements immediately upon execution of this Lease.

     (b) The commencement of the Lease term ("Commencement Date" (which coincides with the Effective Date as defined in the Partial Assignment of Sublease Agreement between Landlord and GE CAPITAL INFORMATION TECHNOLOGY SOLUTIONS - NORTH AMERICA, INC. dated April 2002)) shall be ten (10) days ("Move-in Period") following that date when the Tenant Improvements are substantially complete in order for the conduct of Tenant's business in the ordinary course, and all legal requirements for Tenant's occupancy of the Premises have been met ("Substantial Completion").

(4)  IMPROVEMENTS TO LEASED PREMISES:

     (a) Landlord and Tenant shall proceed diligently with the improvements to the Building and Leased Premises as set forth in the Work Order attached hereto as Exhibit "B" upon execution of this Lease and use their best efforts to complete same by October 1, 2002, if this Lease is fully executed by April 22, 2002. If the alterations or improvements are not substantially completed or if the Leased Premises are not available for occupancy by said date, due to no fault of Landlord or Tenant but due to acts of God, labor, back up of materials, government requirements, or other unavoidable delay, neither Tenant nor Landlord shall have a claim against the other due to such delay, excepting only that the terms of the Lease shall not commence until the Leased Premises are deemed to be available to Tenant, and the term shall expire ten (10) years and No (0) months thereafter. The Leased Premises shall be deemed to be available to Tenant at, and Substantial Completion shall be deemed the earlier of the time, except as provided in Exhibit B, with 30 days advance notice, when:

          (i) The alterations or improvements are substantially completed (notwithstanding the necessity of punch list or minor repairs and adjustments still to be made by the Landlord or notwithstanding the Tenant has not completed installation and/or connection of its fixtures and/or equipment) as evidenced by the necessary certificates from Tenant's Architect or,

          (ii) The Tenant actually occupies the Leased Premises for the purpose of doing business.

     (b) If Tenant is unable to complete alterations or improvements to the Leased Premises due to delays caused by Tenant, its employees, agents or contractors, then the terms of this Lease shall not be delayed, but shall commence according to Paragraph 2.

(5)  BASE RENT:

     (a) Tenant shall pay to Landlord pursuant to Exhibit "C", the Annual Base Rent payable in equal monthly installments, (the "Monthly Base Rent") in advance on the first day of each and every month during the initial or extended term of this Lease.

     (b) Tenant agrees to pay a late fee, called Supplemental Base Rent, for the use of said Leased Premises in an amount equal to ten percent (10%) of any Monthly Base Rent payment which is not received by Landlord within ten (10) days of the date said Monthly Base Rent payment is due. Said supplemental base rent shall be in addition to any other amounts due under this Lease.

     (c) Rent shall be delivered by Tenant to Landlord as Landlord may designate in writing. Rent shall be payable promptly without deduction or setoff or prior demand thereof by Landlord, except as provided elsewhere in this Lease.

(6)  ADDITIONAL RENT:

     (a) Tenant shall pay as additional rent in any calendar year or partial calendar year during the term hereof, (or renewal period, if any) its pro rata share of operating expenses, as hereinafter defined. Tenant's pro rata share based on the Leased Premises as of the date of execution of this Lease is 50.82%, as may be subsequently adjusted if Tenant exercises its option to increase Leased Premises as set forth in Paragraph 2(c) above.

     (b) For the purposes of this Lease, Operating Expenses shall be fixed from the Commencement Date through the end of December 2002 at seven dollars and 29/l00ths ($7.29) per square foot. Thereafter, Operating Expenses shall be reconciled and calculated as set forth in Paragraphs 6(c)-(h) below, starting January 1 of the first full calendar year following the Commencement Date.

     (c) Prior to or at the commencement of any calendar year during the term hereof, Landlord may deliver to Tenant a written estimate of any Additional Rent (such expense being hereinafter referred to as "Estimated Operating Expense") which may be due hereunder during the calendar year, as the case may be. For each month, Tenant shall pay 1/12 of the amount of the Estimated Operating Expense for that particular calendar year in addition to the Monthly Base Rent.

     (d) Statements showing the actual Operating Expenses of the Building, Grounds, and Garage and Tenant's proportionate share thereof (hereinafter referred to as "Statement of Adjustment") shall be delivered by Landlord to Tenant within a reasonable period of time (but in no case later than March 31 of any calendar year) after the end of any calendar year in which Estimated Operating Expense was paid by Tenant or due Landlord under the provisions hereof. Within thirty (30) days after the delivery by Landlord to Tenant of such Statement of Actual Adjustment, Tenant shall pay to Landlord the amount by which the actual adjustment exceeds the amount paid by Tenant as Estimated Operating Expense during said previous calendar year, or Landlord shall credit Tenant the amount by which the Estimated Operating Expense exceeded the Statement of Adjustment, or if such calculation is made at the end of the Lease term, Landlord shall refund such amount.

     (e) The computations set forth in this Paragraph shall be made on a calendar year basis except if this Lease commences on a day other than the first day of a calendar year or terminates on a day other than the last day of a calendar year, the computation shall be made for the number of days that this Lease was in effect for such calendar year. (i.e. if this Lease was in effect for 60 days, then tenant shall pay 60/365 x Operating Expense for such year.)

     (f) Subject to the exclusions set forth on Exhibit D, for the purposes of this Lease, Operating Expenses shall mean any and all costs paid or incurred in connection with the operation, management, servicing, maintenance and repair of the Building, Grounds, and Garage determined on a cash basis, which shall include, but not be limited to the following:

          (i) All real estate taxes, assessments, governmental levies, county taxes or any other governmental charge, participation charges, ordinary or extraordinary, unforeseen as well as foreseen, of any kind or nature whatsoever which are or may be assessed or imposed under the laws of the United States, the state of Kentucky or any political subdivision thereof or by the city of Newport, but excluding income, franchise or excise, tax levied on Landlord to the extent that it is not a substitute in whole or in part for real estate taxes;

          (ii) Competitive compensation provided in the form of wages, salaries, management fees (which is agreed to be 6% of gross receipts), uniforms and such other compensation and benefits for employees or agents of Landlord performing services in connection with the management, operation, and maintenance of the Building, Grounds and Garage;

          (iii) Payroll taxes, including federal, state and local unemployment, and social security, and other such taxes, associated with Building employees;

          (iv) Premiums and other charges incurred by Landlord with respect to the insurance listed below on employees specified in subdivision
               (ii) above, and on the Building, Garage and Grounds;

               a. fire; extended coverage, including windstorm, hail explosion, riot, rioting attending a strike, smoke, all risk; flood; and earthquake;

               b.   public liability;

               c.   elevator;

               d. boiler damage, water damage, legal liability, and pilferage on equipment and materials;

               e.   workmen's compensation for employees;

               f.   health, accident, disability and group life on employees;
                    and

               g. other insurance which Landlord reasonably deems necessary for a first class office building or which any mortgagor might require to be carried under the terms of such mortgage;

          (v) Costs or premiums, or penalties incurred for electricity, steam, gas, water, sewer, or other utilities or fuels;

          (vi) Repairs, maintenance, cleaning and janitorial services;

          (vii) Sales, use and excise taxes of goods and services;

          (viii) Taxes paid by Landlord on rents collected;

          (ix) License, permit, inspection and audit fees;

          (x)  Legal fees to the extent of general benefit to all tenants;

          (xi) Amortization of the cost of capital improvements which will improve Building operating efficiencies or which may be required by governmental authorities, to the extent that the Building meets code in time of original occupancy. It is specifically agreed that Landlord may amortize the cost of furniture and equipment for the physical fitness center; and

          (xii) Such other expenses and costs of any nature whatsoever, whether or not herein mentioned, which would be construed as an operating expense by Landlord in its reasonable discretion and in accordance with sound real estate accounting practices.

     (g) All costs and expenses which Tenant assumes or agrees to pay to Landlord pursuant to this Lease shall be deemed Additional Rent, and, in the event of nonpayment, Landlord shall have all the rights and remedies herein provided for in case of nonpayment of rent.

     (h) In no event will the Annual Base Rent be reduced below the amount in Paragraph 6 and 7 as a result of any adjustments pursuant to this Paragraph.

          (i) OPERATING EXPENSE CAP: Notwithstanding any of the foregoing, in no instance shall Tenant's total actual "controllable" operating expenses payable, or incurred during the term of this Lease and any extension thereof, increase by more than six percent (6%) over the controllable operating expenses payable during the prior twelve (12) month period of the Lease term.

               (1) "Uncontrollable" operating expenses shall mean those expenses that, in Landlord's reasonable discretion and judgment, may be subject to increases, which are outside the Landlord's control. Uncontrollable operating expenses shall include but not limited to:

                    a. Real estate taxes;

                    b. Insurance;

                    c. Utilities;

                    d. Snow removal

                    e. Minimum wage increases as they affect janitorial costs, security and maintenance personnel costs.

               (2) Notwithstanding the foregoing Tenant shall not be obligated to pay any increases in real estate taxes during any of the first ten years of the Lease term (including renewal), due to reassessment of the building resulting from (a) the sale or refinancing of the Building; or (b) the sale or refinancing of any interest therein or any change in ownership whatsoever.

(7)  SECURITY DEPOSIT AND LETTER OF CREDIT:

Shire US Inc. audited financial statements confirm the high credit worthiness of Tenant. Therefore, Tenant shall not be required to provide a security deposit to Landlord upon execution of Lease. Tenant shall, within a reasonable time after execution of this Lease, provide Landlord with a guarantee from Tenant's parent company of the monetary obligations under this Lease.

(8)  LANDLORD'S RESPONSIBILITIES:

     (a) The Landlord hereby covenants and agrees to maintain in good condition and repair the foundation, roof, elevators, exterior masonry walls of the Building and all common areas in the Building, Garage and Grounds as well as sewer, water and other pipes and conduits located beyond the boundaries of the Leased Premises; and to make all repairs becoming necessary by reason of any structural defects in the Building; provided, however that Landlord shall not be required to make any repairs necessitated by reason of any act or omission of Tenant, its officers, agents, employees, visitors, or anyone claiming under Tenant, or caused by any alteration, addition, or improvement made by Tenant or anyone claiming under Tenant, and that if Landlord does make any such repairs Tenant shall promptly, upon demand, reimburse to Landlord the cost thereof.

     (b) The Landlord shall maintain, operate and repair heating, ventilation, air conditioning, plumbing and sprinkler systems (hereinafter know as the "Systems") and shall provide:

          (i) Heating, ventilating and air conditioning in the Leased Premises at the temperature required for a comfortable occupancy of the Leased Premises of 68-74 degrees Fahrenheit during business hours of 7:00 a.m. through 7:00 p.m. weekdays and 7:00 a.m. to 2:00 p.m. on Saturday ("Business Hours"), excluding Sunday and holidays. There shall be no "after hours" HVAC charges for normal usage by Tenant during non Business Hours. Because of system requirements, if Tenant shall require additional air conditioning or heating service at any other time, Landlord shall furnish such "after hours" air conditioning or heating service upon reasonable advance notice from Tenant at a rate of twenty-five dollars ($25) per hour. Tenant shall have the right to audit any such expenses upon written notice to Landlord within ten (10) days of receipt of invoice. Tenant may withhold any amounts alleged to be due Landlord until five (5) business days after Tenant's receipt of such audit.

          (ii) Cool water for drinks, lavatory, and toilet purposes and hot water for lavatory purposes.

     (c) The Landlord shall provide electricity consumed in the Leased Premises for normal lighting, air conditioning and operation of the Tenant's normal office equipment only. However, Landlord shall not be liable in any way to Tenant for any failure or default in supply or character of electric current furnished to the Leased Premises, provided such failure or default is beyond the reasonable control of Landlord. Landlord shall supply the Leased Premises with the required lamps, bulbs, ballast, starters, and replacements thereof in the ordinary course of business, with Tenant's cooperation through proper communication of need for said replacement items at Tenant's expense. Tenant's use of electric current in the Leased Premises shall not at any time exceed the capability of electrical conductors and equipment in or otherwise servicing the Leased Premises. Tenant shall not make or perform or permit any alterations to wiring, installations, lighting fixtures or other electrical facilities in any manner without prior written consent of Landlord. In each instance, should Landlord grant any such consent for additional risers or other equipment required thereof, such equipment shall be installed by Landlord or Landlord's approved agent and the cost thereof shall be paid by Tenant upon Landlord's demand. As a condition to grant any such consent, Landlord may require that Tenant agree to an increase in the Annual Additional Rent payable hereunder by an amount which will reflect the value to Tenant of the additional electrical current to be made available to the Tenant. Such calculation, if required, may be determined by a reputable independent electrical engineer to be selected by Landlord with the cost of said engineer to be paid by Tenant.

     (d) Tenant will not install or operate in the Leased Premises any heavy duty electrical equipment or machinery, without first obtaining prior written consent of Landlord. Landlord may require, as a condition to its consent for the installation of such equipment or machinery, payment by Tenant of Additional Rent for excess consumption of electricity that may be occasioned by the operation of said equipment or machinery. Landlord may make periodic inspections of the Leased Premises at reasonable times to determine that Tenant's electrically operated equipment and machinery complies with the provisions of this section and to review for excessive heat generation.

     Any individual piece of electrically operated machinery or equipment that draws in excess of two (?.) kilowatts shall be deemed as requiring excess electrical current. The total average consumption of electricity in excess of five (5) watts per square foot for the Leased Premises shall also be deemedexcessive.

     If the quantity of electricity consumed by the Tenant reveals that the Tenant's use is excessive as outlined above, the Landlord may require that one or more separate meters be installed on the Leased Premises to record the consumption or use of electricity. The cost of any meters and/or installation, maintenance and repair thereof shall be paid for by Tenant. Tenant agrees to pay Landlord (or the utility company, if direct service is provided by the utility company), promptly upon demand for all such electric consumption and demand as shown by said meters, or a flat monthly charge determined by the survey, as applicable, at the rates charged for such service by the local public utility company. If Tenant's cost of electricity based on meter readings is to be paid to Landlord, Tenant shall not pay a service charge related thereto. Landlord shall use best efforts to meet Tenant's excessive electrical needs.

     (e) Landlord shall not be liable for its failure to maintain comfortable atmospheric conditions in all or any portion of the Leased Premises due to heat generated by any equipment or machinery installed by Tenant (with or without Landlord's permission) that exceeds normal generally accepted engineering design practices for normal office purposes. If

     Tenant desires additional cooling to offset excessive heat generated by such equipment or machinery, Tenant shall pay for auxiliary cooling equipment and its operating costs including without limitation electricity, gas, oil, and water, and/or pay for excess electrical consumption by the existing cooling system, as appropriate.

     (f) The Landlord shall also provide the cleaning services detailed on Exhibit "E".

     (g) Tenant shall provide Landlord with written notice if Landlord fails to provide any of the services under this Section 8 and the same shall be subject to the terms of Paragraph 26 below.

     (h) Landlord represents and warrants that the Building and Leased Premises are in compliance with any and all applicable federal, state or local laws or regulations including without limitation, applicable zoning laws and environmental laws.

     (i) Landlord warrants and represents that it is legally entitled to lease the Leased Premises to Tenant free and clear of any encumbrances or obligations which may now or later interfere with Tenant's quiet use and enjoyment of the Leased Premises as further set forth herein.

     (j) Landlord warrants and represents that it shall use its best efforts to accommodate Tenant's bona fide space needs throughout the Term of the Lease.

          (i) In the event that Landlord is unable at any time after the fifth Lease Year to accommodate Tenant's space needs through the existing Building and there is not an adjoining building in existence, Tenant may request in writing that Landlord construct an adjoining building and Landlord shall complete such construction within one (1) year from the date of Tenant's request. In the event that said adjoining building is not completed by Landlord in such timeframe, Tenant shall have the right to terminate the Lease upon six (6) months written notice to Landlord.

          (ii) Upon termination under this Paragraph 8(j), Tenant shall pay to Landlord a termination penalty equal to: twelve (12) months net Base Rent if exercised in Lease Year six (6); nine (9) months net Base Rent if exercised in Lease Year seven (7); or six (6) months net Base Rent if exercised after Lease Year Seven (7),in addition to the repayment of any unamortized improvements (including refurbishment allowances) and commissions.

     (k) Non compete. Landlord agrees that, as long as Tenant is not in default and continues to be the largest Tenant in the Building that it will not Lease space in the Building to any person or entity whose primary business competes with Tenant's primary business without prior approval of Tenant. This provision shall apply to the initial Lease Term and any renewals or extensions of the Lease.

(9)  PARKING AND USE OF PREMISES:

     (a) Parking. The parking garage shall be controlled and regulated by Landlord. Parking will be provided to Tenant in accordance with Exhibit "G" attached hereto.

     (b) Use of Leased Premises:

          (i) Tenant shall use and occupy the Leased Premises for general business offices and no other purpose as USA Headquarters for Shire US Inc. Tenant shall be allowed to use the Premises for training, customer support services, computer integration, computer labs, and administration of sales and marketing services.

          (ii) Tenant, at its expense, shall comply with all Federal, State, County and City laws, ordinances, rules and regulations affecting the use or occupancy of the Leased Premises by Tenant or the business at any time transacted by Tenant.

          (iii) As of the commencement date of this Lease, Landlord warrants that the Leased Premises shall be in compliance with all applicable laws, ordinances, rules and regulation of governmental authorities.

          (iv) Tenant shall comply with all reasonable Rules and Regulations which have been or will be adopted by Landlord, attached as Exhibit "F" (and such reasonable changes or additions thereto) for the protection and welfare of the Building, occupants and Tenants. Landlord shall enforce such rules and regulations in a uniform and nondiscriminatory manner as to all tenants in the building.

(10) CONTINUANCE OF OCCUPANCY:

     [This Paragraph 10 intentionally deleted.]

(11) REPAIRS:

     (a) Tenant shall at its expense keep in good order, condition, and repair the interior of the Leased Premises. Tenant shall pay for any and all damage caused by negligence of Tenant, its officers, agents, employees and guests.

     (b) If Tenant fails to maintain and repair the Leased Premises as herein required, Landlord may on ten (10) days prior written notice (except that no notice shall be required in case of emergency), enter the Leased Premises and perform such maintenance or repair on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs immediately upon demand.

     (c) Tenant shall not be responsible for making repairs to or replacement of the building systems (including heating, ventilation, air conditioning systems) serving the Premises. Tenant shall not be responsible for any repairs needed due to the negligence or willful act or omission of Landlord or it's employees, contractors, agents or invitee's.

(12) LEASEHOLD IMPROVEMENTS AND ALTERATIONS:

     (a) The attached Work Letter provides for the construction of Leasehold Improvements to make the Leased Premises ready for Tenant to begin occupancy on the Commencement Date. Thereafter, Tenant may with Landlord's consent, make alterations, additions, or improvements (collectively, "Alterations") to the Leased Premises that do not alter the structure of the Building or that are structural but affect only electrical, air conditioning, plumbing, and telecommunication systems that are dedicated to the Leased Premises at their available capacities from a localized point of distribution and that do not service any space other than the Leased Premises; provided that Landlord's consent shall not be required for mere cosmetic changes to the Leased Premises such as painting; adding or rearranging artwork; rearranging furniture, computers or workstations; or changing other standard office finishes. All other alterations to the Leased Premises shall be made only pursuant to plans and specifications approved by Landlord, which approval shall not be unreasonably withheld. All alterations to the Leased Premises shall be accomplished in a good and workmanlike manner in compliance with applicable laws by contractors selected and employed by Tenant.

     (b) Leasehold Improvements and any alterations shall not be considered waste. All Leasehold Improvements and any alterations to the Leased Premises shall become Landlord's property without compensation to Tenant on installation in the Building except for the following, which shall be Tenant's property (even if paid for out of any allowance provided by Landlord under the construction agreement): (a) furniture and moveable equipment that is not attached to the floors, walls, or ceiling of the Leased Premises; (b) even though attached to any part of the Building or Leased Premises, furnishings such as picture or drapes that are attached only by hooks or hangers; and (c) any other fixtures, equipment, or other items, regardless of the manner of attachment, that are used primarily in Tenant's trade or business, including computers, supplemental air-conditioning equipment, telecommunications and information processing equipment, antennas, built-in vaults, cabinets, counters, or display cases that can be removed as a separate physical unit, video, film, and audio equipment, raised flooring, and icemakers, drink dispensers, refrigerators, and other kitchen equipment that can be removed as a separate physical unit. Tenant may remove any of its property at any time during the Term, or at its option, Tenant may abandon any of its property at the end of the Term, by vacating the Leased Premises without removing the property it chooses to abandon. If Tenant elects to remove any of its property, Tenant shall not be required to remove pipes, wires, or other materials originating from the walls, ceilings, or floors as long as Tenant properly cuts, disconnects, and caps or seals the pipes and wires in a safe and lawful manner, but Tenant shall repair all other damage to the Property caused by Tenant's removal of its property from the Premises. Except for alterations in areas leased to other tenants, Landlord shall construct or permit any alterations to the Property without Tenant's prior written consent, which shall not be unreasonably withheld.

     (c) Standard Graphics, Signage and Restrictions

          (i) Tenant may install appropriate signs including its logo, on the walls of the elevator lobbies in the Leased Premises and on entrance doors to all floors in the Leased Premises.

          (ii) Tenant shall have the right to place its name and corporate logo on one (1) monument sign outside the Building at mutually agreeable location.

          (iii) Tenant shall give Landlord the right to approve the design and location of any signage. Such approval shall not be unreasonably withheld or delayed.

          (iv) Landlord shall not name the Building, project, Property or a building in the Property (singularly or collectively the "Complex") or grant signage rights to any other person or entity whose primary business competes with Tenant's primary business. No other monument signage shall be erected that is larger than Tenant's sign unless the other tenant occupies equal or more of the Building than Tenant does.

          (v) Landlord and Tenant acknowledge that an existing tenant in the Building currently has an exclusive right to exterior building signage. Should this existing tenant's rights to building signage expire or terminate for any reason, Tenant shall be given the right to place its name and corporate logo on the exterior building on two (2) sides, at its sole expense, so long as it is not in default and continues to lease at least three (3) floors of the building.

          (vi) Tenant shall maintain the rights to all exterior signage rights and exterior building signage on one (1) side of the building so long as Tenant is not in default and continues to occupy at least two (2) floors of the building.

     (b) Roof Equipment

          (i) Landlord grants Tenant the right to install an antenna, a satellite dish and related communications equipment and/or supplemental HVAC equipment on the roof of the Building for its own exclusive use. Such right, including vertical access to the roof, shall be at no additional cost to Landlord. There will be no rent or assessed cost for this use. Specifications for such equipment including installation and location shall meet Landlord's reasonable approval. All installation, removal, repair of any damage caused by the installation or removal of such equipment, and upkeep costs is at Tenant's expense. Tenant shall not lease or license others to utilize such antenna.

          (ii) Landlord agrees that Tenant may, at its own expense, install flags with respect to its name and international status, Landlord approval required, and subject to rights of existing tenants.

(13) UNAUTHORIZED USE OF PREMISES:

Except as otherwise provided in Paragraph 12(a), Tenant shall not without Landlord's prior written consent, which shall not be unreasonably withheld, attach any fixtures in or to the Leased Premises or change, alter, or make additions to the Leased Premises nor permit any annoying sound device, install any additional locks, overload any floor, or deface the Leased Premises. Any attached fixtures or any alterations, additions, or improvements made or attached by Tenant shall on the expiration or termination of this Lease, if requested by Landlord at the time of installation, be promptly removed at Tenant's expense to its original condition, ordinary wear and tear excepted. Any such fixture, alteration, addition and/or improvement not requested removed from the Leased Premises upon expiration or termination and not required by Landlord to have been removed as provided in this paragraph shall be conclusively presumed to have been abandoned by Tenant, and title thereto shall pass to Landlord under this Lease as by a bill of sale.

(14) QUIET ENJOYMENT:

Tenant, upon paying rents and keeping and performing the covenants of this Lease to be performed by Tenant, shall peacefully and quietly hold, occupy, and enjoy said Leased Premises during said term or any renewal thereof.

(15) INTERRUPTION OF SERVICE:

     (a) Landlord does not warrant that any services to be provided by Landlord will be free from interruption due to causes beyond Landlord's reasonable control. Temporary interruption of services or unavoidable delay in the making of repairs shall not be deemed an eviction or disturbance of Tenant's use and possession nor render Landlord liable to Tenant for damage by abatement of rent or otherwise nor relieve Tenant from performance of its obligations under this Lease.

     (b) Notwithstanding the foregoing to the contrary, if any of the services required to be provided by Landlord that are necessary for Tenant to be able to operate its business at the Leased Premises cease to be provided for three (3) or more consecutive business days, then Rent shall be abated from the date that said circumstances exist until the date such services commence to be provided again in an amount equal to the Base and Additional Rent due from Tenant. In addition, if said interruption is the result of Landlord's negligence or inability to cure within ninety (90) days of written notice from Tenant, then Tenant shall have the right to terminate this Lease in accordance with Paragraph 26 below. Landlord agrees to use best efforts to restore any interruption in services as soon as possible after receiving notice of such interruption.

(16) RIGHTS RESERVED BY LANDLORD:

Landlord shall have the following rights exercisable without notice and without liability to Tenant; except the cost of incremental expenses:

     (a) To have pass keys to the Leased Premises;

     (b) To require all persons entering or leaving the Building after hours to identify themselves and to establish their right to enter or leave. Landlord further reserves the right to exclude or expel any person from the premises in the event that said individual(s) are in violation of the Rules and Regulations set forth in Exhibit F.

     (c) To approve the weight, size and location of safes, computers, and other heavy articles or equipment in and about the Leased Premises and to require all such items and other office furniture and equipment to be moved in and out of the Building only at such reasonable times and in such manner as Landlord shall reasonably direct and in all events at Tenant's sole risk and responsibility, such approval not to be unreasonably withheld or delayed.

     (d) Landlord or its agents shall have the right to enter the Leased Premises upon at least twenty-four (24) hour notice to Tenant at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers, lenders, or tenants, making such alterations, repairs, improvements or additions to the Leased Premises as Landlord may deem necessary or desirable. Repairs and alterations made by Landlord shall not unreasonably disrupt Tenant's business operations. Landlord may at any time place on or about the Building, excluding the Leased Premises, any ordinary "For Sale" signs; and,

     (e) Within six (6) months prior to the date of the expiration of this Lease, Landlord or its agent shall have the right to enter the Leased Premises at all reasonable times for the purpose of exhibiting the Leased Premises to prospective tenants.

     (f) At any time after the completion of the Building, Landlord shall have the right to change the arrangement or locations of such of the following as are not contained within the Leased Premises: entrances, signs, passageways, doors or doorways, corridors, stairs, toilets and other like public service portions of the Building; providing however, that in no event shall Landlord make any change which shall diminish the area access or use of the Leased Premises.

(17) FIRE OR OTHER CASUALTY:

     (a) Should the Building or Leased Premises be damaged or destroyed by any cause, any damage or destruction be of such a nature that it may be repaired or restored within a period of one hundred twenty (120) days after the occurrence without a material interruption to Tenant's business operations, then this Lease shall not terminate, but it shall be the obligation of Landlord to repair or restore/rebuild the Building or Leased Premises to "similar condition" as prior to such damage or destruction, and the Landlord shall proceed promptly to make such repairs or restoration; provided, however, that such repairs or restoration can be made by Landlord for an amount not in excess of the amount recovered by Landlord on the fire, extended coverage and all risk insurance. There shall be an abatement of rent during the period that the Building or Leased Premises may be wholly or partially unavailable for use by Tenant for the operation of its business.

     (b) Should the damage or destruction be of a character that will not permit repair or restoration of the Building or Leased Premises within the one hundred twenty (120) days after the occurrence thereof, if the damage or destruction or any repairs thereof will cause a material interruption to Tenant's business operations or if the cost of such repair or restoration exceeds Landlord's insurance recovery, either Landlord or Tenant shall have the privilege of terminating the unexpired term of this Lease upon giving written notice to the other within forty five (45) days after such destruction.

(18) INSURANCE:

     (a) Landlord shall keep the Building insured against loss by fire or other casualty with both extended coverage and all risk coverage that provides for 100% replacement in an amount determined by the Landlord. In the event that the Landlord's cost of premiums on such insurance increases due to the hazardous nature of the use and occupancy by Tenant of the Leased Premises, then the entire increase in such insurance cost shall be paid by Tenant in a lump sum upon receipt of invoice from Landlord.

     (b) Landlord shall maintain public liability insurance for the common areas and the exterior of the Building as well as the walkways and the parking garage in amounts of at least FIVE MILLION DOLLARS ($5,000,000) for bodily injury, including death and property damage, and (b) at least TEN MILLION DOLLARS ($10,000,000.00) aggregate. Landlord shall also carry Worker's Compensation insurance for all of Landlord's employees working in the Leased Premises, in an amount sufficient to comply with applicable laws or regulations.

     (c) Tenant shall, at all times during the term hereof, at it's own expense, carry and keep in full force and effect generally accepted public liability insurance with limits of (a) at least FIVE MILLION DOLLARS ($5,000,000) for bodily injury, including death and property damage, and (b) at least TEN MILLION DOLLARS ($10,000,000.00) aggregate. Tenant agrees to negotiate in good faith with Landlord relating to increases in insurance limits required hereunder should an event or events occur which may create a need for additional insurance. Tenant shall also carry Worker's Compensation insurance for all of Tenant's employees working in the Leased Premises, in an amount sufficient to comply with applicable laws or regulations.

     (d) All property in the Leased Premises, the Building or the Garage, belonging to Tenant, its agents, employees, or invitees or to any other person, shall be there at the risk of Tenant or such other person only, and Landlord shall not be liable for damage thereto or theft, misappropriation or loss thereof, except from such loss or damage resulting from neglect of Landlord. In furtherance of this provision, Tenant shall, during the entire term of this Lease, keep in full force and effect insurance upon all property situated in the Leased Premises owned by Tenant or for which Tenant is legally liable and also upon fixtures and improvements installed in the Leased Premises by or on behalf of Tenant. Such policies shall be for amount of not less than one hundred percent (100%) of the full replacement cost with protection against (at a minimum) fire or other casualty, with both extended coverage and all risk coverage.

     (e) All public liability insurance policies maintained by Tenant shall name Landlord as an additional insured on ISO Form CG 20 11, covering Tenant's negligence as it relates to the Leased Premises or the Building. Tenant shall furnish to Landlord a certified copy of each such insurance policy.
     (f) Landlord and Tenant, for themselves and their respective insurers, agree to and do hereby release each other of and from any and all claims, demands, actions and causes of action that each may have or claim to have against the other for loss or damage to the property of the other, both real and personal, caused by or resulting from casualties insured against except to the extent that any such loss or damage may be due to or result from the negligence of either of the parties hereto or their respective employees or agents.

     (g) Landlord, its agents and employees shall not be liable for losses or damages as a result of any injury to any person or damage to property (except for damage to the Building itself) sustained by Tenant, by Tenant's agents or employees, by any occupant of the Leased Premises, the Building or the Garage, or by any other person, occurring or resulting directly or indirectly from negligence or omission of any tenant, occupant or any other person; but nothing in this subparagraph (g) shall be deemed to relieve Landlord from liability for damages for bodily injuries to any person caused by or resulting from the negligence of Landlord, its agents or employees.

(19) INDEMNIFICATION:

     (a) Landlord and Tenant agree to indemnify, defend and hold harmless each other, and their respective agents and employees from and against any and all liabilities, claims, demands, costs and expenses of every kind and nature (including attorney's fees) ("Claims"), arising from any bodily injury or property damage to any person or property sustained in or about the leased premises or the Building resulting from (a) the negligence or willful misconduct of the indemnifying party, its employees, agents, or subtenants, or (b) the failure of Tenant or Landlord to perform its respective obligations under this Lease (c) the failure of the indemnifying party to comply with any applicable local, state or federal law or regulation.

     (b) Landlord further agrees to defend, indemnify and hold harmless Tenant, its officers, directors, affiliates, agents, employees, licensees, contractors and invitees from and against any and all Claims arising from the rights or alleged rights of any sublessor, sublessee or any other party in interest who may have or claim to have equitable or contractual rights to any or all of the Leased Premises, including without limitation any of such parties' insurers, agents, officers, directors, employees, contractors, licensees and invitees.

     (c) Tenant further agrees to defend, indemnify and hold harmless Landlord, its officers, directors, affiliates, agents, employees, licensees, contractors and invitees from and against any and all Claims by its employees, contractors, invitees or guests arising at any events sponsored by Tenant after normal Business Hours.

     (d) No indemnity may be claimed or given by the party seeking to rely on such indemnity:

          (i) unless the party claiming indemnity shall have notified the other party promptly of any claim upon becoming aware of it except where the failure to provide such notice does not materially adversely affect the Party providing such indemnity;

          (ii) where the party claiming indemnity has made any admission or offer or any settlement without the prior written consent of the indemnifying party which consent shall not be unreasonably withheld or delayed; or

          (iii) the party claiming indemnity shall cooperate fully with the Party providing indemnity and its legal representatives in the investigation and defense of any action or claim in which indemnity is sought hereunder.

(20) BROKER'S COMMISSION:

     (a) Tenant represents that it has dealt directly and only with The Staubach Company Inc and CB Richard Ellis (as broker for Landlord) in connection with this Lease and that no other broker negotiated or participated in the negotiations of this Lease or submitted or showed the Leased Premises to it or is entitled to any commission in connection herewith.

     (b) Landlord agrees to pay to The Staubach Company-Mideast, Inc. brokerage fees for this transaction. By mutual agreement, The Staubach Company-Mideast is to receive brokerage fees totaling six percent (6%) of net rental consideration for Lease Years one through five (1-5) and three percent (3%) of total net rental consideration for Lease Years six through ten (6-10), payable one half upon Lease execution and one half upon Commencement Date. Payment of fees, in all cases, including the construction management fees, are payable within ten (10) business days following submission of invoice.

     (c) In the event Tenant renews or extends the term of the Lease and Tenant acknowledges Broker as its representative at the time of renewal, then Broker shall have earned and Landlord agrees to pay a leasing commission computed at three percent (3%) of the total Net Rental consideration and paid in accordance with the provisions of this Agreement for the total rentable square feet to be Leased by Tenant under the renewal or extension. Said commission shall be earned and payable at the time the Lease is extended or renewed.

(21) SUBORDINATION AND ATTORNMENT:

     (a) The Tenant accepts this Lease subject and subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Premises and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. If any mortgagee, shall elect to have this Lease prior to the lien of its mortgage, and shall give written notice thereof to the Tenant, this Lease shall be deemed prior to such mortgage, whether this Lease is dated prior or subsequent to the date of said mortgage, or the date or recording thereof; provided that the holder of any mortgage shall agree not to disturb this Lease or Tenant's possession of the Leased Premises hereunder.

     (b) Although the provisions of Paragraph 21(a) shall be self operative Tenant agrees, upon request of Landlord or Landlord's lender, to execute any documents required to effectuate any attornment, a subordination or to make this Lease prior to the lien of any mortgage; provided such agreement does not materially impair any of Tenant's rights hereunder. In the event any proceedings are brought for the foreclosure of any Mortgage, or in the event of a deed in lieu of such foreclosure, or in the event of the termination of any underlying lease, Tenant hereby agrees to attorn to the purchaser or transferee upon foreclosure, and/or the holder of the reversion under any such underlying lease, and recognize such purchaser, transferee or holder as the Landlord under this lease to the same extent and effect as the original Landlord. Tenant agrees to execute and deliver upon the request of Landlord, or any such purchaser, transferee or holder, any reasonable instrument necessary or desirable to evidence such attornment, provided such agreement does not materially impair any of Tenant's rights hereunder. Tenant waives any right which it may have by law to terminate this Lease or to surrender possession of the Premises by reason of any such foreclosure proceedings or termination of any underlying lease.

     Should Tenant fail to execute any such certificate within thirty (30) days after delivery of the same to Tenant, Landlord shall have the right but not the obligation to execute and deliver such instrument on Tenant's behalf.

     (c) If by reason of a default under the mortgage upon the Premises, the interest of the Landlord in the Premises is terminated, the Tenant will attorn to the holder of such mortgage (or to any person or entity to which the Premises is conveyed by such holder) and will recognize such holder, person or entity as Tenant's Landlord under this Lease. Tenant agrees to execute and deliver, at any time and from time to time, upon the request of the Landlord or of the Landlord's lender any instrument which may be necessary or appropriate to evidence such attornment and Tenant hereby appoints Landlord the attorney-in-fact, irrevocable, of Tenant to execute and deliver for and on behalf of Tenant any such instrument. Tenant further waives the provision of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right of election to terminate this Lease or to surrender possession of the Leased Premises in the event any proceeding is brought by Landlord's lender to terminate the interest of the Landlord in the Premises, and agrees that this Lease shall not be affected in any way whatsoever by any such proceeding.

(22) ASSIGNMENT OR SUBLETTING:

Tenant shall not assign, mortgage or encumber this Lease nor sublet or permit the Leased Premises or any part thereof to be used by others, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, or delayed. The consent by Landlord to an assignment or subletting shall not be construed to relieve Tenant from obtaining the consent of the Landlord to any further assignment or subletting. The consent by Landlord will not be given unless: a) the subtenant or assignee assumes the Tenant's obligations under this Lease, and b) Tenant remains liable for all its obligations under this Lease, including extensions or renewals provided for herein. Nor will consent be given if Tenant is in default of this Lease. Tenant shall notify Landlord of the name of each proposed assignee or subtenant and shall provide information to Landlord pursuant to the financial standing of the proposed assignee or subtenant and shall offer to surrender such space to Landlord.

Any subtenant controlled rent or other gain or profit in excess of the base rent and additional rent then being paid by Tenant pursuant to this Lease realized by Tenant from such assignment or subletting shall be shared by Tenant - 50% and Landlord - 50% as additional rent, except in the case of a sublease or assignment to an affiliate or subsidiary of Tenant, in which case Tenant shall retain 100% of any excess profit. Tenant shall have the absolute right without the consent of Landlord, but upon notice to Landlord, to assign all of its rights under the Lease to any parent, subsidiary and/or affiliate of Tenant so long as such assignment does not decrease the value of Tenant and provided that Tenant shall remain liable for the full performance of all obligations of Tenant under this Lease and provided that Tenant is not in default under this Lease.

(23) EMINENT DOMAIN:

Tenant agrees that if any portion of the Leased Premises, or if all reasonable and appropriate means of access to the Leased Premises shall be taken or condemned for public or quasi-public use or purpose by any competent authority, then either Landlord or Tenant may terminate this Lease and the rent shall be adjusted as of the time of termination. Tenant shall have no claim against Landlord and shall not have any claim or right to any portion of the amount that may be awarded as damages or paid as a result of any such condemnation, whether such amount is awarded for diminution in value to the leasehold or to the fee. It is agreed that the full amount of such award, if any, made by the taking authorities shall be paid to and retained by Landlord, free of any claim by Tenant to any portion thereof. Tenant shall be entitled to seek and Landlord shall assist Tenant as reasonably necessary in seeking a separate award from the condemning authority for its moving expenses, interruption of its business, loss or damage to its property any other loss or expense allowed by law.

(24) ESTOPPEL CERTIFICATE:

     (a) Tenant shall at any time upon not less than thirty (30) days' prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing: (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying this Lease as so modified, is in full force and effect) and the date to which rent and other charges are paid in advance, if any, and (ii) acknowledging that there are no uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed. Such statement shall be in a form as Landlord, purchaser, or mortgagee shall require. Any such statement may be conclusively relied upon by any prospective purchaser or mortgagee of the Leased Premises.

     (b) Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant: (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one month's rent has been paid in advance or such failure may be considered by Landlord as a default by Tenant under this Lease.

(25) DEFAULT; REMEDIES UPON DEFAULT OF TENANT:

     (a) Each of the following events will constitute a material breach by Tenant and a "Default" under this Lease:

          (i) the failure of Tenant to pay when due any installment of Monthly Base Rent, Additional Rent or any other charge hereunder within five (5) days after written notice therefore;

          (ii) the failure of Tenant to timely or fully perform or observe any other non-monetary provision of this Lease and the continuation of such failure without the commencement of efforts to cure for ten (10) days after Landlord gives Tenant notice thereof;

          (iii) the breach by Tenant of any representation of warranty in this Lease;

          (iv) the filing by or against Tenant or any guarantor hereof of any petition of bankruptcy; if any such temporary receivership was not set aside within thirty (30) days from the date of such appointment.

          (v) the filing of any voluntary or involuntary proceeding instituted to declare Tenant or any guarantor hereof insolvent or unable to pay its debts as they mature;

          (vi) the making by Tenant or any guarantor hereof of an assignment for the benefit of its creditors; or

          (vii) the appointment of a trustee or receiver for Tenant or any guarantor hereof or for the major part of Tenant's part of guarantor's property, which such receiver or trustee is not removed within sixty (60) days.

     (b) In the event of any such default of Tenant, as provided in Section 25
     (a), subject to applicable cure periods, Landlord shall have the following remedies in addition to all other remedies allowed at law or in equity or elsewhere in this Lease, all of which shall be cumulative and not in the alternative and any or all of which may be exercised successively or concurrently and at such time or times as Landlord elects, except as provided to the contrary below:

          (i) Landlord shall have the right to terminate this Lease or to terminate Tenant's right to possession of the Leased Premises without terminating this Lease, but in either event Tenant shall surrender possession of and vacate the Leased Premises immediately upon Landlord's notice to Tenant of either such termination and Landlord shall have the further right to enter the Leased Premises in accordance with the process of law, retake possession of the Leased Premises and expel or remove Tenant (or anyone occupying the Leased Premises) and its effects therefrom without being liable or subject to prosecution or any claim for damages therefor. In such event, Landlord shall retain possession of the Leased Premises and shall use reasonable efforts to relet the Leased Premises or any part thereof as agent for Tenant for such rent and other consideration, for such time and upon such terms and conditions as Landlord determines appropriate. Landlord shall not unreasonably reject any tenant offered by Tenant or unreasonably fail to observe any instructions given by Tenant concerning such reletting.

          (ii) Landlord shall have the right to terminate Tenant's right to possession of the Leased Premises without terminating this Lease and to recover from Tenant within thirty (30) days after Landlord's written demand a sum equal to the entire amount of the Annual Base Rent, Additional Rent and other charges hereunder for the remainder of the term discounted to present value at an interest factor of eight and one-half percent (8.5%) per annum. If, due to escalation mechanisms in this Lease or other factors, the balance of the Annual Base Rent, Additional Rent and other charges due for the remainder of the Lease term cannot be precisely determined as of the date of such termination, Tenant shall pay the present value of the amount Landlord reasonably estimates would result from such escalation mechanisms and other factors. Upon the expiration of the term or at such earlier time as may be practicable, Landlord shall determine the actual Annual Base Rent, Additional Rent and other charges hereunder and Landlord or Tenant shall pay to the other the resulting excess or deficiency, as the case may be.

          (iii) Landlord shall have the right to terminate this Lease and to recover from Tenant immediately all losses and damages suffered or incurred by Landlord by reason of such termination, including without limitation the excess of all Annual Base Rent, Additional Rent and other charges hereunder for what would have been the balance of the term in the absence of any such termination over the aggregate fair market rental value of the Leased Premises during the same period of time.

          (iv) Landlord shall have the right but not the duty to perform any of Tenant's obligations hereunder which Tenant has not timely and fully performed and to charge to Tenant the cost of such performance, together with a service charge of ten percent (10%) of such cost, to compensate Landlord for administrative and other services associated with such performance.

          (v) Landlord shall have the right to suspend or discontinue the provision of services to the Leased Premises and the performance of any other obligation of Landlord hereunder.

          (vi) If Landlord is not permitted to terminate this Lease as provided above because of the provisions of Title 11 of the United States Code relating to bankruptcy, then Landlord shall have the right to require Tenant as a debtor in possession or any Trustee for Tenant, within no more than thirty (30) days upon request by Landlord to the Bankruptcy Court, to assume or reject this Lease. In such event, Tenant or any trustee for Tenant may only assume this Lease if it (a) cures or provides adequate assurance that the Tenant will promptly cure any default hereunder, (b) compensates or provides adequate assurance that the Tenant will promptly compensate Landlord for any actual pecuniary loss of Landlord resulting from Tenant's defaults hereunder, and (c) provides adequate assurance of performance during the full term of all of the Tenant's obligations under this Lease. In no event after the assumption of this Lease shall any then-existing default remain uncured for a period in excess of the earlier of ten (10) days or the time period set forth herein.

          (vii) Landlord shall have the right to recover from Tenant, if Landlord relets or attempts to relet the Leased Premises, all costs and expenses incurred in connection with such reletting, including without limitation broker's commissions, advertising costs, reasonable legal fees for lease alterations or improvements to the Leased Premises.

     (c) Any property which may be removed from the Leased Premises by the Landlord pursuant to the authority of the Lease or of law to which the Tenant is or may be entitled may be handled, removed or stored in a commercial warehouse or otherwise by the Landlord at the risk, cost and expense of the Tenant. Landlord shall in no event be responsible for the value, preservation, safekeeping thereof. The Tenant shall pay to the Landlord, upon demand, all expenses incurred in such removal and all storage charges against such property. Absent a written agreement between the Landlord and Tenant to the contrary, any such property of Tenant not removed from the Leased Premises or retaken from storage by Tenant within sixty (60)days after the end of the term of this Lease, however terminated, shall be conclusively deemed to have been abandoned by Tenant.

     (d) If Tenant violates any of the terms and provisions of this Lease or defaults in any of its obligations hereunder other than the payment of rent or other sums payable hereunder, such violation may be restrained or such obligation enforced by injunction.

(26) DEFAULT; REMEDIES UPON DEFAULT OF LANDLORD

     (a) If Landlord breaches or fails to comply with any provision of this Lease applicable to Landlord, Tenant will give written notice to Landlord describing the alleged breach or noncompliance. Tenant will also send a copy of such notice to any Lender of whom Tenant has been notified in writing, and such Lender will also have the right to cure the breach or noncompliance within the period of time described in the relevant section of this Lease relating to the obligation. Absent a cure period otherwise specified herein, Landlord shall initiate any cure within five (5) days of receipt of notice from Tenant and shall proceed diligently and in good faith to cure any such breach in a timely manner; provided that, in no event shall any such cure or attempt at cure exceed ninety (90) days.

     (b) Remedies:

          (i) If Landlord breaches or fails to comply with any provision of this Lease applicable to Landlord, and such breach or noncompliance is not cured within the applicable cure period, then Tenant may immediately terminate this Lease upon written notice to Landlord and may exercise any right or remedy available to Tenant at law or in equity.

          (ii) Self Help: If Landlord fails to (a) discharge fully any of its obligations imposed by a mortgage that is superior to this Lease,
               (b) pay any real estate taxes or assessments affecting the Leased Premises, (c) make any repairs that this Lease or any law requires it to make, or (d) fails to perform any of its other obligations under this Lease within three (3) days of written notice of such failure, then Tenant may (but will not be required to) discharge those obligations, pay those taxes and assessments, make those repairs, or perform those obligations, as the case may be and all amounts paid by Tenant in doing so and all costs and expenses incurred by Tenant in connection with doing so (together with interest at the highest rate permitted by law from the date of Tenant's payment of the amount or incurring of each the cost or expense until the date of full repayment by Landlord) will be payable by Landlord to Tenant on demand. If Landlord fails to make the repayment, in addition to any other rights it may have, Tenant will have the right to offset the amount of the repayment against its Base Rent, Additional Rent and other charges under this Lease.

          (iii) Payment of Commission by Tenant if Landlord Defaults - Notwithstanding any provision to the contrary contained in this Lease, in the event Tenant is notified by The Staubach Company-Mideast, Inc. ("Broker") in writing, by certified mail, return receipt requested, that Landlord has failed to pay any installment of the commission due to Broker and as part of this Lease within thirty (30) days after it is due, then all rental, payments, including additional rents, thereafter due from Tenant to Landlord shall be assigned and paid to Broker (and Landlord hereby directs Tenant to make such payments to Broker) until the entire balance due to Broker has been paid in full. Any payments by Tenant as provided herein shall be credited by Landlord against Tenant's obligation to pay rent, Operating expenses and/or any other payments under the terms and conditions set forth in the Lease and shall in no way constitute a default or breach or this Lease by Tenant. Landlord unequivocally waives any and all claims, damages or any other type of liability, whatsoever, that may arise against Tenant for Tenant's compliance with this Paragraph 26(b)(iii). The provisions of this paragraph shall be binding upon Landlord, its heirs, successors and assigns and shall apply to all commissions due, or which may become due, to Broker in connection with the Lease, including commissions which may be, or may become, due upon any renewal or extension of the Lease or if the Tenant occupies additional space.

          (iv) If Landlord sells the property, or assigns Landlord's interest in this Lease, the buyer or assignee as such interest, by accepting such conveyance of the property or assignment of the Lease shall be deemed, conclusively, to have agreed to make all payments to Landlord's Broker and Tenant Broker thereafter required of Landlord under this Article Section 43(b). Landlord's and/or Tenant's Broker shall have the right to bring a legal action to enforce or declare the rights of the parties under this provision.

(27) HOLD1NG OVER:

Tenant, upon providing four (4) months written notice shall have the right to extend the primary term for one twelve (12) month period at one hundred fifty percent (150%) of the rental rate applicable in the tenth Lease Year. After the exercise of said twelve month period, Tenant shall have the right to holdover month-to-month at 200% of the Base Rental Rate Tenant was paying at the expiration of the Lease term, as extended. Tenant or Landlord shall have the right to terminate this second month-to-month holdover upon sixty (60) days written notice.

(28) REDELIVERY OF PREMISES:

Tenant shall, upon the expiration of this Lease, deliver up the Leased Premises in as good order and condition as it now is or may be put by Landlord, reasonable use and ordinary wear and tear thereof and damage by fire or to other unavoidable casualty, condemnation or appropriation excepted. Tenant shall promptly surrender all keys to the Leased Premises to Landlord.

(29) CUMULATIVE REMEDIES:

No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

(30) INTEREST ON PAST DUE OBLIGATIONS:

Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of one and one half percent (1.5%) per month from the due date of such amount. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

(31) ATTORNEY'S FEES:

In the event any sums payable to Landlord or Tenant hereunder are collected at law or through any attorney at law, the other party shall pay all attorney's fees and expenses which Landlord or Tenant incurs in enforcing any obligation of the Lease.

(32) NOTICES:

All notices required or permitted to be given to Tenant under this Lease shall be given in writing and delivered to Shire US INC., One Riverfront Place, Newport, KY, 41071, Attn.: Legal Department. Any such notice to Landlord under this Lease shall be in writing at One Riverfront Place, Newport, Kentucky 41071,
Attn.: Building Manager with a copy to Burgess L. Doan, Suite 212, 5710 Wooster Pike, Cincinnati, Ohio 45227. All notices shall be in writing and sent by certified mail, postage prepaid. Notice so mailed shall be effective upon the third day after its deposit into the mails. Notice given in any other manner shall be effective under this Paragraph 31 only if and when received by the addressee. Either party may, from time to time, change its notice address by notice to the other party in accordance with the provisions of this Paragraph 32.

(33) LANDLORD'S LIABILITY:

     (a) The term "Landlord" as used herein shall mean only the owner or owners at the time in question of the fee title or any other party with a legal or equitable right to lease the Leased Premises to Tenant. In the event of any transfer of such title, Landlord herein named (and in case of any subsequent transfers, then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord's obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, subject as aforesaid, be binding on Landlord's successors and assigns, only during their respective periods of ownership. Tenant shall attorn to any such purchaser, grantee, assignee or transferee.

     (b) Tenant shall look solely to the estate and property of Landlord in the Leased Premises, Building and adjacent developed parcel for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in any event of any default or breach by Landlord with respect to any of the terms and provisions of this Lease to be kept, observed and performed by Landlord, subject, however, to the prior rights of any mortgagee of all or any part of the property; no other assets of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claim. Nothing in this Lease shall be construed in any event whatsoever to impose any personal liability upon the trustees, officers or the shareholders of the Landlord, or of the general or limited partners comprising the Landlord, as Landlord herein or otherwise.

(34) INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS:

This Lease including any exhibits, schedules or attachments, hereto contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Tenant hereby acknowledges that neither any cooperating broker on this transaction nor the Landlord or any employees or agents of any of said persons has made any oral or written warranties or representations to Tenant relative to the condition or use by Tenant of said Leased Premises, Building or adjacent developed parcel

(35) WAIVERS:

     (a) No waiver by Landlord or Tenant of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Landlord or Tenant of the same or any other provision. Landlord's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant.

     (b) The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

(36) SEVERABILITY:

If any provision of this Lease (or portion thereof) shall at any time be deemed to be invalid, illegal or unenforceable by any court of competent jurisdiction, this Lease shall not be invalidated thereby. Any such provision shall be construed to be valid, legal and this Lease shall be read and construed as if such invalid, illegal or unenforceable provision had not been contained herein.

(37) RECORDING:

This Lease shall not be placed of record; however, either Landlord or Tenant shall, upon request of the other, execute, acknowledge and deliver to the other a "short form" memorandum of this Lease for recording purposes.

(38) BINDING EFFECT:

Subject to any provisions hereof restricting assignment or subletting by Tenant, this Lease shall be binding upon and inure to the benefit of the parties, their heirs, personal representatives, successors and assigns.

(39) AUTHORITY:

If Tenant is a corporation, trust, general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity and shall, at the execution of this Lease, deliver to Landlord evidence of such authority satisfactory to Landlord.

If Landlord is a corporation, trust, general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity and shall, at the execution of this Lease, deliver to Tenant evidence of such authority satisfactory to Tenant.

(40) CONFLICT:

Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provision.

(41) GOVERNING LAW; FORM:

This Lease is made under and is governed by the laws of the State of Kentucky. Any action arising out of this Lease shall be brought only in a court of competent jurisdiction in Campbell County, Kentucky.

(47) ADDITIONAL EXHIBITS

The following exhibits are attached hereto and incorporated into this Lease:
Exhibits A through H.

IN WITNESS WHEREOF, Landlord and Tenant have hereunto executed this Lease as of the day and year first above written.

                                        LANDLORD

                                        RIVERFRONT PLACE, LTD.


/s/ Illegible                           By: /s/ Burgess L. Doan, POA
-------------------------------------       ------------------------------------
Witness                                     General Partner
                                            Sandra S Doan, Trustee by
                                            Burgess L Doan, POA
/s/ Judith K. Heffner
-------------------------------------
Witness

                                        TENANT
                                        Shire U.S., Inc.


/s/ Illegible                           By: /s/ William A. Neurge
-------------------------------------       ------------------------------------
Witness                                     William A. Neurge
                                            President/CEO


/s/ Illegible
-------------------------------------
Witness

STATE OF Ohio)
COUNTY OF Hamilton)

The foregoing instrument was acknowledged before me this day 19th April, 2002 by Burgess L. Doan, the Vice President, Secretary of National Redevelopment, Inc., as General Partner, Landlord in the foregoing Lease Agreement, on behalf of the corporation.


My Commission Expires:                  /s/ Judith K. Heffner
                                        ----------------------------------------
JUDITH K. HEFFNER
NOTARY PUBLIC, STATE OF OHIO
MY COMMISSION EXPIRES FEB. 18, 2004

STATE OF Kentucky)
COUNTY OF Beone)

The foregoing instrument was acknowledged before me this day 22nd April, 2002 by William A. Neurge, the President and CEO of Shire US Inc., a New Jersey corporation, Tenant in the foregoing Lease Agreement, on behalf of the corporation.


My Commission Expires:                  /s/ Kathleen F. Stewart
                                        ----------------------------------------
March 12, 2006                          Notary Public

                                    EXHIBIT A

LEASED PREMISES

This exhibit is a floor plan of Floors Seven, Eight and Nine, One Riverfront Place, "the Leased Premises", dated __________, drawn by John Bammerlin and incorporated into this Lease Agreement by reference.

     1.   Exhibit "A-l" SEVENTH FLOOR Consisting of 31,111 Rentable Square Feet

     2.   Exhibit "A-2" EIGHTH FLOOR Consisting of 29,480 Rentable Square Feet

     3.   Exhibit "A-3" NINTH FLOOR Consisting of 27,073 Rentable Square Feet


LANDLORD: /s/ BLD
          ---------------------------



TENANT:  /s/ BN
         ----------------------------

                                    EXHIBIT B

                      ONE RIVERFRONT PLACE OFFICE BUILDING

                                   WORK LETTER

     1. Conflicts; Terms. If there is any conflict or inconsistency between the provisions of the Lease and those of this Exhibit B ("Work Letter"), the provisions of this Work Letter will control. Except for those terms expressly defined in this Work Letter, all initially capitalized terms will have the meanings stated for such terms in the Lease. The following terms, which are not defined in the Lease, have the meanings indicated:

          (a) "Scheduled Commencement Date" means October 1, 2002, unless the Scheduled Commencement Date is extended according to Paragraph 2 below.

          (b) "Commencement Date" has the same meaning as set forth in Paragraph 3 of the Lease as the same may be extended according to Paragraph 2 below.

          (c) "Start Date" means the first day of the Tenant Finish Period upon which Tenant shall begin Tenant Improvements (charge throughout Work Letter), which will be as soon as possible after full execution of the Lease, unless the Start Date is extended according to Paragraph 2 below.

          (d) "Tenant finish Period" means the period beginning on the Start Date and ending on the Commencement Date.

          (e) "Tenant's Representative" means The Staubach Company.

          (f) "Tenant's Architect" means Champlin / Haupt Architects or such other licensed or registered professional architect, designer or space planner as may be selected by Tenant and reasonably approved by Landlord.

          (g) "Tenant's Engineers" means _______________ or such other licensed or registered professional engineers as may be selected by Tenant and reasonably approved by Landlord.

          (h) "Maximum Allowance Amount" means $23.00 per rentable square foot, which equals $2,016,272.00 and is to be reimbursed by Landlord to Tenant upon invoice for the cost of the Leasehold Improvements as further set forth in Paragraph 17 below.

          (i) "Leasehold Improvements" means all alterations, leasehold improvements and installations to be constructed or installed by Tenant in the Leased Premises according to this Work Letter, including without limitation, installation of telephone and data cabling and equipment, supplemental HVAC systems.

          (j) "Landlord Improvements" means the construction of only the following work as part of Landlord's base building costs distinguished from Tenant Improvements.

               (1) Building Lobby Renovation: Landlord shall renovate, at its sole cost and expense, the common Building Elevator Lobby located on the Ground Floor of: the Building in a timely manner on the Start Date and Landlord shall complete such renovations on or before the Tenant's Commencement Date. Construction on both Landlord improvements and Tenant can be concurrent. Tenant agrees that any and all damages made to the common Building Elevator Lobby during restoration or after restoration is completed that are caused during Tenant's move by the Tenant or the Tenant's Contractors, will be repaired or replaced to their original condition at Tenant's sole cost. Such common Building Elevator Lobby shall be renovated in a manner that is substantially comparable to the architectural schematics that were presented by PDT Interiors and/or Rixey & Blum, Inc. If Landlord fails to substantially complete the construction renovation of the Common Building Elevator Lobby by Commencement Date, Tenant will receive a credit against Base Rent beginning on the Commencement Date equal to one month's Base Rent for each week subsequent to the 5th business day after Tenant's occupancy and continuing until Landlord substantially complete the construction renovation of the common Building Elevator Lobby.

               (2) Common Building Fitness Center: Landlord shall construct, at its sole cost and expense, a common Building Fitness Center within the grounds of the Building by December 1, 2002. Such common Building Fitness Center shall be comparable to other Class A office building fitness centers in the Greater Cincinnati area, but shall be at least of sufficient size to contain a complete weight/aerobic training circuit, locker rooms, shower facilities and restrooms to accommodate all Building tenants. The common Building Fitness Center will be owned by the Landlord and will be for the exclusive use of the Building tenant's at no charge. The Landlord will have the right to include as a common area operation expense, the ongoing repair, maintenance, janitorial and equipment leasing expense, of such common Building Fitness Center. The initial costs of construction/renovation would be considered a capital improvement item and as such would not be considered a common area operating expense.

          (k) "Tenant Improvements" means all Leasehold Improvements other than Landlord Improvements.

          (l) "Preliminary Plans" means space plans and general specifications for Tenant prepared by Tenant's Architect in such form (and on such scale in the case of plans and drawings) as Landlord may reasonably specify and all services connected therewith.

          (m) "Construction Documents" means complete construction plans and specifications for Tenant Improvements prepared by Tenant's Architect and Tenant's Engineers in such form (and on such scale in the case of plans and drawings) as Landlord may reasonably specify, detailing all aspects of Tenant Improvements, including, without limitation, the location of libraries, safes and other heavy objects, stairwells, walls, doors, computer equipment, telephone and related equipment, and electrical, plumbing, heating, ventilation and air conditioning equipment (including equipment in excess of that required for normal use). Tenant's Engineers will perform all mechanical and electrical design work included in the Construction Documents.

          (n) "Tenant's Costs" means all costs required to be expended by Tenant under this Work Letter In connection with Tenant's Work, including, without limitation, the costs of: preparing the Preliminary Plans if revisions are required beyond the amount for which Landlord will pay pursuant to Section 18 of the Work Letter, Construction Documents and the as-built plans described in Paragraph 8 of the Lease; performing Tenant Improvements; obtaining all required insurance, licenses and permits; satisfying all requirements of applicable laws, codes and regulations; letting all contracts; fees payable to Tenant's Representative; and all required electrical and telephone panels and meters, including but not limited to purchase and installation of telephone and data cabling and equipment and any supplemental HVAC system, moving costs, move related expenses.

     2. Tenant Finish Period; Commencement Date. The Tenant Finish Period will begin on the Start Date specified in Paragraph 1(c) above, unless the Start Date is extended according to the following provisions. If on or before the start Date specified in Paragraph 1(c), Tenant has not been permitted entry to the Premises for the conduct of Tenant Improvements, then the Start Date will be extended until the date on which such events have occurred and the scheduled Commencement Date will be extended for an equivalent period of time. If Landlord has not delivered possession within 45 days after the date specified in Paragraph 1(c), then Tenant will have the right to terminate the Lease by delivering written notice of termination to Landlord not more than 5 days after the end of such 45 day period. Upon such termination, each party will, upon the other's request, execute and deliver an agreement in recordable form containing a release and surrender of all right, title and interest in and to the Lease; neither Landlord nor Tenant will have any further obligations to each other, including, without limitation, any obligations to pay for work previously performed in the Premises; all improvements to the Premises will become and remain the property of Landlord; and Landlord will refund to Tenant any sums paid to Landlord by Tenant in connection with the Lease.

     3. Representatives. Landlord appoints Landlord's Representative to act for Landlord in all matters covered by this Work Letter. Tenant appoints Tenant's Representative to act for Tenant in all matters covered by this Work Letter. All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Work Letter will be made to Landlord's Representative or Tenant's Representative, as the case may be. Tenant will not make any inquiries of or requests to, and will not give any instructions or authorizations to, any other employee or agent of Landlord, including Landlord's architect, engineers and contractors or any of their agents or employees, with regard to matters covered by this Work Letter. Either party may change its Representative under this Work Letter at any time by giving 3 days' prior written notice to the other party.

     4. Landlord's Property. Landlord and Tenant agree that all alterations, improvements and additions made to the Premises according to this Work Letter, whether paid for by Landlord or Tenant, will, without compensation to Tenant, become Landlord's property in accordance with Paragraph 12(b) of the Lease.

     5. Possession. Tenant's taking possession of any portion of the Premises will be conclusive evidence that such portion of the Premises was in good order and satisfactory condition when Tenant took possession. No promises to alter, remodel or improve the Premises or Building and no representations concerning the condition of the Premises or Building have been made by Landlord to Tenant other than as may be expressly stated in the Lease (including this Work Letter).

     6. Early Access. Landlord may, in its discretion, permit Tenant to enter the Premises prior to the Start Date so that Tenant may do such work as may be required to prepare the Premises for Tenant Improvements. If Landlord permits such entry prior to the Start Date, Tenant will not interfere with the work of any other tenant or occupant. If at any time such access causes or threatens to cause disharmony or interference, including labor disharmony, Landlord will have the right to immediately withdraw such permission. At all times while Tenant is in occupation of the Premises prior to the Commencement Date

(including the Tenant Finish Period), Tenant will be subject to and will comply with all of the terms and provisions of the Lease, except that no Base Rent or Additional Rent will be payable by Tenant prior to the Commencement Date.

     7. Landlord's Approval. All Preliminary Plans and Construction Documents, and any revisions to the same (whether in the form of a change order or otherwise) are expressly subject to Landlord's prior written approval, which shall not be unreasonably withheld or delayed. Landlord may withhold its approval of any such items that require work which:

          (a) exceeds or adversely affects the capacity or integrity of the Building's structure or any of its heating, ventilating, air conditioning, plumbing, mechanical, electrical, communications or other systems;

          (c) would not be approved by a prudent owner of property similar to the Building;

          (d) Landlord reasonably believes will increase the cost of operating or maintaining any of the Building's systems;

          (e) does not conform to applicable building code or is not approved by any governmental authority having jurisdiction over the Premises;

          (f) Landlord reasonably believes will infringe on the architectural or historical integrity of the Building.

     8. Tenant's Plans. If Tenant's Preliminary Plans are not acceptable to Landlord, Landlord will so notify Tenant in writing with required changes noted within five (5) business days of receipt of Preliminary Plans by Landlord. If Landlord so notifies Tenant of any required change to the Preliminary Plans, Tenant will cause the same to be revised and resubmitted to Landlord within 7 days after receipt of such notice. As soon as reasonably possible after Landlord notifies Tenant of Landlord's approval of the Preliminary Plans, Tenant, at its expense, will cause the Construction Documents to be prepared and submitted to Landlord for its approval. The Construction Documents must strictly conform to the Preliminary Plans approved by Landlord and must be in all respects sufficient for the purpose of obtaining a building permit for Tenant Improvements. If required by Landlord, Tenant will cause the Construction Documents to be resubmitted to Landlord for its approval within seven (7) days after Landlord notifies Tenant of any required changes. Tenant Improvements will not commence prior to Landlord's approval of the Construction Documents. If Landlord fails to deliver to Tenant Landlord's written approval or its written request for revisions within five (5) business days after Landlord receives any submittal by Tenant of Preliminary Plans, Construction Documents or any required revisions to them, Tenant will receive a credit against Base Rent beginning on the Commencement Date equal to one day's Base Rent for each day subsequent to the 5th business day after Tenant's submittal until the day of Landlord's response. Except as provided in Paragraph 2 of this Work Letter, no delays in the design or performance of Tenant Improvements will change the Start Date or the Commencement Date. Upon completion of Tenant Improvements, Tenant will provide Landlord a complete set of reproducible as-built plans of the Premises. If Tenant fails to provide such plans, Landlord may obtain them, directly or by field verification, and charge Tenant for all costs incurred by Landlord in doing so. No approval by Landlord of the Preliminary Plans, the Construction Documents or any revisions to them will constitute a representation or warranty by Landlord as to the adequacy or sufficiency of such plans, or the improvements to which they relate, for any use, purpose or condition, but such approval will merely be the consent of Landlord to the construction or installation of improvements in the Premises according to such plans.

     9. Tenant Improvements. During the Tenant Finish Period, Tenant, at its expense, will construct or cause to be constructed in the Premises all of Tenant Improvements according to the Construction Documents approved by Landlord. Tenant, at its expense, will obtain: (a) all permits (including, without limitation, building permits) required for construction of Tenant Improvements;
(b) all contracts and insurance required under this Work Letter; and (c) all certificates required for occupancy of the Premises from the appropriate governmental authorities. Tenant will cause all Tenant Improvements to be diligently completed in a good and workmanlike manner, according to the approved Construction Documents and all applicable laws, and free and clear of any liens or claims for liens. If performance or payment bonds are required by Landlord, they shall be at Landlord's sole cost and expense and not charged against the Landlord's Allowance.

     10. Tenant's Contractor. Landlord will have the right to approve Tenant's contractor ("Contractor") and all subcontractors, which approvals will not be unreasonably withheld or delayed. Tenant will not execute any contract for the performance of Tenant Improvements until Landlord's approvals of the Contractor and subcontractors have been obtained, and upon request from Landlord, Tenant will cause its proposed Contractor and subcontractors to submit such information, including financial information, as may be reasonably required by Landlord to determine whether such Contractor and subcontractors should be approved.

     11. Construction Contract. Tenant's construction contract for Tenant Improvements will provide (and Tenant will, if requested, deliver a copy of it to Landlord so that Landlord may confirm it provides) that: (a) if Landlord requires, Contractor will obtain a payment and performance bond in the amount of 100% of the cost of constructing Tenant Improvements, from a surety company mutually acceptable to Tenant and Landlord, at Landlord's expense; (b) construction of Tenant Improvements will not interfere with Landlord's or Landlord's tenants' activities in, or use or enjoyment of, the Building; (c) Contractor will cooperate with other contractors in the Building to insure harmonious working relationships, including, without limitation, coordinating with other contractors in the Building concerning use of elevators, trash removal and water and utility usage; (d) Contractor will leave all Common Areas in a neat, clean, orderly and safe condition at the end of each day during construction of Tenant Improvements; (e) upon completion of Tenant Improvements, Contractor will provide to Landlord and Tenant as-built drawings together with mechanical balance reports and any maintenance manuals on equipment installed in the Premises as part of Tenant Improvements.

     13. Additional Requirements Concerning Tenant Improvements. The following additional requirements will apply to Tenant Improvements and also to ongoing improvements, which Tenant determines, appropriate or for any expansion space which Tenant acquires during the term of the Lease:

          (a) All of Tenant Improvements will be: (1) of a quality at least equal to Building Standard as defined in Exhibit H; (2) completed only according to the Construction Documents approved by Landlord; (3) conducted in a manner so as to reasonably maintain harmonious labor relations and not to delay any other work or activities being carried on by Landlord or Landlord's contractors or other tenants; (4) designed, performed and completed in substantial compliance with all applicable standards and regulations established by Landlord and provided to Tenant in advance of the commencement of construction of Tenant Improvements as well as all safety, fire, plumbing and electrical and other codes and governmental and insurance requirements; (5) coordinated by the approved Contractor so as to ensure timely completion; and (7) performed and conducted in such a manner so as not to alter the structure or systems of the Building.

          (b) Tenant will competitively bid the Tenant Improvements with several qualified Contractor's.

          (c) Contractor may submit to Landlord written requests for use of any Building Standard materials, which have been prestocked by Landlord. Any such request will indicate the quantity and description of the prestocked materials needed. Contractor will be responsible for the relocation and allocation of any such materials to the Premises under the supervision of, and only with the consent of, Landlord's Representative or contractor. Contractor will be solely and exclusively responsible for signing for and verifying any such prestocked materials so used. Landlord will deduct from the amount of the Allowance described in Paragraph 17 below the value of any prestocked materials so requested by Contractor from Landlord. The value of any such prestocked materials will be determined by the quantities required in accordance with generally accepted costs in the metropolitan area in which the Building is located.

          (d) Landlord shall designate one Building elevator as a freight elevator during the Tenant Finish Period. All construction personnel engaged in the performance of Tenant Improvements shall use to the extent reasonably available, the freight elevator and not the passenger elevators for access to the Premises. All deliveries of materials for use in connection with the construction of Tenant's WorkTenant Improvements requiring the freight elevator of the Building must be scheduled in advance with Landlord. In addition, any of Tenant's WorkTenant Improvements which is to be performed during hours other than the Business Hours must be scheduled in advance with Landlord.

          (e) Landlord shall designate a parking area for use by Tenant's contractors during Tenant Finish Period. All construction personnel engaged in the performance of Tenant Improvement shall use to the extent reasonably possible, the designated parking space.

     14. Landlord's Services. During construction of Tenant Improvements, Landlord will provide the following services related to such construction, at no cost to Tenant: all electricity and other utilities, security, toilets, elevator service to the Premises and parking for Tenant's contractors and subcontractors; and any other services reasonably requested by Tenant or Contractor for the timely completion of Tenant Work (such as engineering, maintenance or housekeeping services). In addition, Landlord will run the HVAC system for a reasonable period of time to test and balance such systems prior to move-in, at no cost to Tenant.

     15. Inspection; Stop Work; Noncomplying Work. Landlord reserves the right to inspect Tenant Improvements in the Premises at all reasonable times. Landlord reserves the right to stop any and all work performed, after having consulted with Tenant or Tenant's representative, if the work or its performance is deemed to be dangerous or creating a nuisance or otherwise injurious to Tenant, Landlord or other Building tenants. If any inspection by Landlord reveals any item of Tenant Improvements that does not comply with Tenant's obligations under this Work Letter, Landlord may so notify Tenant in writing and require that the item be corrected to so comply. Within 10 days after the date of any such notice from Landlord, Tenant will begin correction of any such noncomplying item and will then promptly and diligently pursue such correction to completion. If any such item is not so corrected, Landlord may enter the Premises at any time and, after such reasonable notice, correct the item at Tenant's expense (to be paid by Tenant promptly upon demand).

     16. Mechanics' Liens. In the conduct of Tenant Improvements, Tenant will take all action necessary to ensure that no mechanic's or other liens attach to the Premises or Building. Without limitation, Tenant will post notices, with form and content and in the manner as specified by any applicable law, notifying all persons or entities which may supply labor or materials in connection with Tenant Improvements that Landlord's interest in the Premises and Building will not foe subject to any lien for the same. If any such lien should be filed, the provisions of Paragraph 8 of the Lease will apply.

     17. Landlord's Allowance. Landlord agrees to pay Tenant the "Allowance," to be applied to the cost of designing and performing Tenant Improvements as well as moving costs, move related expenses, space planning and project management fees (collectively "Reimbursable Services"), equal to the Maximum Allowance Amount. Landlord will pay the amount of the Allowance to Tenant in progress payments after the Start Date of the Tenant Finish Period. Such progress payments will be made not later than thirty (30) days after receipt by Landlord from Tenant of copies of Tenant's invoices from Tenant's Architect, Contractor (and, where applicable, copies of Contractor's invoices from its subcontractors or suppliers) or any other vendor performing Reimbursable Services, and, where applicable, a certificate from Tenant's Architect or Landlord's Representative indicating that the work to which such invoices relate has been substantially completed and/or the materials to which such invoices relate have been installed in, or delivered to, the Premises. Such progress payments will be made payable to Tenant. As a condition precedent to Landlord's issuing any such progress payment subsequent to the first such progress payment, Tenant will deliver to Landlord original lien waivers from Contractor with respect to the labor and materials reflected in the invoices submitted for the immediately preceding progress payment have been waived. A further condition precedent to Landlord's issuing the last such payment for the amount of the retainage will be that Landlord has received from Tenant (either prior to or simultaneously with the issuance of such final payment) the following: (a) written notice from Contractor and Tenant's Architect or Landlord's Representative that Tenant's WorkTenant Improvements has been completed (including completion of any punch list items); (b) final and unconditional original lien waivers from Contractor and all subcontractors, suppliers, materialmen and other parties who performed labor at, or supplied materials to, the Premises in connection with Tenant's WorkTenant Improvements; and (c) a copy of the certificate of occupancy for the Premises issued by the appropriate governmental authorities. Landlord will have no obligation to make any such progress payment at any time that a Default exists under the Lease.

In the event the Allowances are not completely utilized, any monies not spent on the Tenant Improvements Reimbursable Services shall be paid directly to Tenant upon Commencement to use as Tenant sees fit.

     18. Space Planning Allowance. In addition to the Allowance, Landlord agrees to provide Tenant with $0.15 per rentable square foot (which equals $13,149.60) for Preliminary Plans ("Space Planning Allowance"). Landlord shall pay to Tenant $0.08 per rentable square foot of the Space Planning Allowance upon execution of the Lease. Tenant will retain its own architect and/or design firm to provide planning and design services. Any monies not spent on Preliminary Plans shall be credited to the Allowance to use as Tenant sees fit.

     19. Additional Allowance. If Tenant requires additional improvements that exceed the Maximum Allowance Amount and the space Planning Allowance as described above, Landlord agrees to amortize up to an additional Ten Dollars ($10.00) per rentable square foot leased at an annual percentage rate of nine percent (9.0%) over one hundred and twenty (120) months, as Additional Allowance, which shall be added to the Base Rent payable.

     20. Refurbishment Allowance. In addition to the allowances provided above, Landlord further agrees to provide to Tenant five dollars ($5.00) per rentable square foot at the beginning of the sixth Lease Year for tenant refurbishment to the Leased Premises and any Expansion Space leased by Tenant ("Refurbishment Allowance"). Tenant shall receive payment for the Refurbishment Allowance in full within 30 days of receipt of invoices as provided in paragraph 17 of this Exhibit "B" the beginning of the sixth Lease Year and shall conduct any and all construction in accordance with the terms of this Exhibit B. Tenant must use the Refurbishment Allowance within twelve (12) months of receipt from Landlord.

     21. General. Failure by Landlord to pay any amounts due under this Work Letter will have the same effect as Landlord's failure to perform any of its other obligations under this Work Letter or under the Lease and will constitute a Default under Paragraph 26 of the Lease, entitling Tenant to all of its remedies under the Lease as well as all remedies otherwise available to Tenant in law or equity.


LANDLORD: /s/ BLD
          ---------------------------


TENANT: /s/ BN
        -----------------------------

                                    EXHIBIT C

RENT SCHEDULE

The Annual Base Rent for the first year of the initial term of this Lease shall be abated. The Monthly Base Rent for the first year is $0. However, Tenant shall pay operating expenses during the first year and every subsequent year.

Lease Year 1    $0 per rentable square foot
Lease Year 2    $12.25 per rentable square foot
Lease Year 3    $12.65 per rentable square foot
Lease Year 4    $13.10 per rentable square foot
Lease Year 5    $13.55 per rentable square foot
Lease Year 6    $14.00 per rentable square foot
Lease Year 7    $14.50 per rentable square foot
Lease Year 8    $15.00 per rentable square foot
Lease Year 9    $15.50 per rentable square foot
Lease Year 10   $16.25 per rentable square foot

Notwithstanding the Annual and Monthly Base Rents specified above, Landlord has agreed to abate a portion of the Annual Base Rent as an inducement for Tenant to execute this Lease. Therefore, the Monthly Base Rent for the first Lease Year shall be abated by the sum of the monthly base rent per month and Tenant shall pay base rent to Landlord during this period in the sum of $0 per month. During this rent abatement period. Tenant shall pay the Additional Rent and Operating Expense as provided for in Paragraph 6.


LANDLORD: /s/ BLD
          ----------------------------


TENANT: /s/ BN
        ------------------------------

                                    EXHIBIT D

                           OPERATING EXPENSES ADDENDUM

PURPOSE OF ADDENDUM

Landlord and Tenant acknowledge that Operating Expenses for the Building shall be calculated in accordance with Paragraph 6 of the Lease. This Operating Costs Addendum is attached to the Lease for the purpose of identifying those items that are to be excluded from Building Operating Costs, as well as describing the Tenant's right to audit. To the extent there is any inconsistency with the provisions of the Lease and this Exhibit D, then in such event, the provisions of this Exhibit D shall prevail.

OPERATING EXPENSE EXCLUSIONS

None of the following items shall be included in Operating Expenses:

(a) any expenses which under generally accepted accounting principles and sound management practices consistently applied would not be considered a normal maintenance or operating expense;

(b) all costs associated with the operation of the business or entity which constitutes Landlord Management Company (as distinguished from the costs of Building operations) including, but not limited to, Landlord's or Landlord's Managing Agent's general corporate overhead and general administrative expenses or such costs that would be normally included in a management fee (e.g., placement fees for the grade of building manager, risk management costs, corporate accounting, employee training programs, etc.);

(c) costs incurred by Landlord in connection with the correction of defects in design and construction of the Building or Project;

(d) costs of a capital nature, including, but not limited to, capital improvements, capital repairs, capital equipment, and capital tools, all as determined in accordance with generally accepted accounting principles and sound management practices consistently applied, except costs of 1) any capital improvement made to the Building which improvement actually reduces Building Operating Expenses, limited to the amount of actual savings realized or 2) which is required by government regulation enacted following Tenant's occupancy or 3) any cost incurred that is considered routine maintenance (such as painting of the common area, replacement of common area carpet and replacement of such other items, the cost of which replacement does not exceed $50,000 in any Lease Year for any particular project), the amount of all such costs to be amortized on a straight-line basis over the useful life;

(e) any costs of any services sold or provided to tenants or other occupants for which Landlord or Managing Agent is entitled to be reimbursed by such tenants or other occupants as an additional charge or rental over and above the basic rent (and escalations thereof);

(f) expenses in connection with services or other benefits which are provided to another tenant or occupant and do not benefit Tenant;

(g) payments in respect to overhead or profit to subsidiaries or affiliates of Landlord, or to any party as a result of a non-competitive selection process, for management or other materials to the extent that the costs of such services, supplies, or materials exceed the costs that would have been paid had the services, supplies or materials been provided by parties unaffiliated with the Landlord on a competitive basis;

(h) wages, salaries and other compensation paid to any executive employee of Landlord or Landlord's Managing Agent above the grade of Building Manager or paid to any employee, agent or contractor of Landlord who is not involved in the day-to-day operations of the Building;

(i) any cost or expense related to removal, cleaning, abatement or remediation of "hazardous material" in or about the Building/Common Areas or real property, including without limitation, hazardous substances in the ground water or soil;

(j) advertising and promotional costs including tenant relation programs and events;

(k) Landlord's gross receipts taxes, personal and corporate income taxes, inheritance and estate taxes, other business taxes and assessments, franchise, gift and transfer taxes, and all other real estate taxes relating to a period or payable outside the term of the Lease;

(l) any increase of real estate taxes and assessments due to any changes in ownership including, but not limited to, the sale or any other form of transfer of title of the Building and Common Area or any part thereof, or due to the transfer of title of any leases in the Building, or due to any renovation or new construction in the Building or Common Areas or related facilities;

(m) any fines, costs, penalties or interest resulting from the negligence or willful misconduct of the Landlord or its agents, contractors, or employees;

(n) any rental payments and related costs pursuant to any ground lease of land underlying all or any portion of the Building and Common Areas;

(o) any costs, fees, dues, contributions or similar expenses for political, charitable, industry association or similar organizations;

(p) any rental and any associated costs, either actual or not, for the Landlord's or Landlord's Managing Agent's management or leasing office;

(q) acquisition costs for sculptures, paintings, or other objects of art;

(r) costs incurred in connection with the original design and construction of the Building or Project or with any major changes to same, including but not limited to additions or deletions of floors, renovations of Common Areas, upgrades of major Building or Project systems;

(s) costs incurred in connection with upgrading the Building to comply with disability or life insurance requirements, or life safety codes, ordinances, statutes, or other laws in effect prior to the Commencement Date including, without limitation, the Americans With Disabilities Act including penalties or damages incurred as a result of such non-compliance;

BUILDING OPERATING COSTS OCCUPANCY ADJUSTMENT

If the Building is not at least 95% percent occupied during all or a portion of any Lease Year, then Landlord shall make an appropriate adjustment for each Lease Year to determine what the Building Operating Costs would have been for such year as if the Building had been 95% percent occupied, and the amount so determined shall be deemed to be the amount of Building Operating Expenses for the year. Such adjustment shall be made by Landlord by increasing those variable components of such variable costs included in the Building Operating Expenses which vary based upon the level of occupancy of the Building (i.e. janitorial, utilities, and management fees).

AUDIT BY TENANT

(a) Landlord shall provide to Tenant in substantial detail each Lease Year the calculations performed to determine the Building Operating Expenses in accordance with the applicable provisions of the Lease. Landlord shall show by account the total operating expenses for the Building and all adjustments corresponding to the requirements set forth in this BOCA. Landlord shall provide in reasonable detail the calculation of Tenant's pro rata share of the Building Operating Expenses as said calculations are delineated in the Lease. Landlord shall also provide the average Building occupancy for such year.

(b) Tenant shall have the right, at its own cost and expense within three years from December 31 of such Lease Year, to audit or inspect Landlord's detailed records each year with respect to Building Operating Expenses, as well as all other additional rent payable by Tenant pursuant to the Lease for any Lease year. Landlord shall utilize, and cause to be utilized, accounting records and procedures for each Lease Year conforming to generally accepted accounting principles consistently applied with respect to all of the Building Operating Expenses for such Lease Year, including without limitation, all payments for Building Operating Expenses, to enable the audit or inspection by Tenant pursuant to this clause to be conducted. Pursuant to the foregoing, Landlord shall be obligated to keep such records for three (3) years from the last day of the year in which the Expenses were incurred. Tenant shall give Landlord not less than ten (10) business days prior written notice of its intention to conduct any such audit. Landlord shall cooperate with Tenant and Landlord agrees to make such personnel available to Tenant as is reasonably necessary for Tenant, Tenant's employees and agents, during normal Business Hours. Tenant, Tenant's employees and agents, shall be entitled to make photostatic copies of such records, provided Tenant bears the expense of such copying, and further provided that Tenant keeps such copies in a confidential manner and does not show or distribute such copies to any other third party.

(c) The results of such audit, as reasonably determined by both parties, shall be binding upon Landlord and Tenant. If such audit discloses that the amount paid by Tenant as Tenant's Share of Building Operating Expenses, or of other additional rental payable pursuant to the Lease, has been overstated, then Landlord shall immediately repay such overpayment to Tenant with interest at the rate of nine percent (9%).


LANDLORD: /s/ BLD
          ---------------------------


TENANT: /s/ BN
        -----------------------------

                                    EXHIBIT E

CLEANING, JANITOR AND MAINTENANCE

None of the services specified in this Exhibit E shall be performed before 6:00 pm during the work week.

Nightly:    Empty wastepaper baskets, ash trays and other receptacles.

            Dry mop all resilient and hard floors, vacuum clean or carpet sweep all carpets and rugs.

            Dust and wipe clean all office furniture, fixtures, including telephones and window sills.

            Dust and damp dust, as necessary, ash trays.

            Remove wastepaper and normal office refuse.

            Sweep and dust all private stairways.

            Clean all Men's and Ladies' toilets. These areas will be checked daily for neatness and orderliness.

            Damp mop all ceramic tile, marble and terrazzo flooring.

            Clean elevator cabs nightly.

            Clean, as necessary, the outside of all mail chutes.

            Clean all cigarette urns as necessary.

            Buff halls and lobby area as necessary.

            Clean and polish washroom mirrors.

            Wash and wipe washroom towel and waste receptacles.

            Scour all washroom wash basins.

            Remove splash marks from wall in washroom wash basin area.

            Wet mop restroom, kitchenette, break room and dining area floors.

            Wash and wipe all countertops and cabinets in restrooms, kitchenettes, break rooms and dining areas.

            Dispose of any trash or exposed food left in conference rooms, move any dishes to sinks and straighten and clean conference rooms.

After cleaning, all lights shall be turned off (except as otherwise directed by Tenant), doors locked and offices left in an orderly fashion.

Weekly: Wet mop, spot wax and buff traffic areas and all kitchenette/break room/dining areas.

            Wash sides of drinking fountains.

            Clean washroom partitions.

Monthly:    Dust all door and other ventilating louvers, as necessary.

            Wash all unblocked partition glass.

            Remove dust from hard to reach places (picture frames, baseboards, ledges, etc.).

            Keep venetian blinds dusted as required.

            Machine scrub all flooring, as required.

            Wax all scrubbed flooring, as required.

            Machine polish all waxed flooring, as required.

Annually:   Dust all ceiling surfaces, other than acoustical ceiling material.

            Vacuum all radiator and under-window air conditioning equipment and reassemble.

Other:      Clean all building standard lighting fixtures, as necessary.

            Wash all exterior windows three times a year, weather permitting, inside three times a year.

            Daily check building plaza for neatness and appearance as expected for a Class-A building.


LANDLORD: /s/ BLD
          ---------------------------


TENANT: /s/ BN
        -----------------------------

                                    EXHIBIT F

RULES AND REGULATIONS

Definitions:

Wherever in these Rules and Regulations the word "Tenant" is used, it shall be taken to apply to and include Tenant and its agents, employees, invitees, licensees, subtenants, and contractors, and is to be deemed of such number and gender as the circumstances require. The word "Landlord" shall be taken to include the employees and agents of the Landlord.

1. The entry passages, lobbies, elevators, stairways and fire exits of the Building may be used for ingress and egress only.

2. Doors leading to the corridors or main halls shall be kept closed at all times except as they may be used in ingress and egress.

3. All entrance doors in the Leased Premises shall be left locked when not in use.

4. Furniture, supplies and equipment of Tenant shall be delivered only at times and in locations designated by Landlord.

5. No bicycles or vehicles of any kind such as trailers, trucks etc. shall be brought into or kept in or about said premises or the lobby or halls of the Building.

6. Space for admitting natural light into any public area of the Building shall not be covered or obstructed by Tenant except in a manner approved by Landlord.

7. No sign, advertisement, notice of the like, shall be used in the Building by Tenant unless, approved by Landlord, in advance.

8. Landlord will furnish Tenant with a keycard for said premises for each employee. All such keycards in Tenant's possession or known by Tenant to be in existence shall be delivered to Landlord at the termination of this Lease. (If extra keycards for one lock are desired, Landlord will provide additional keycards beyond employee allotment, upon payment of $5.00 per keycard by Tenant.) Tenants shall not place any additional lock on any door in the Building without prior approval by Landlord.

9. A Directory Board will be furnished to identify tenants within the Building. Landlord reserves the right to determine the number of letters allowed by Tenant on any directory it maintains.

10. The said premises shall not be defaced in any way. Excepting as per Tenant's buildout and for those normally used in hanging of pictures, certifications, artwork, and the like, no nails shall be driven, no screws inserted, there shall be no boring or cutting from wires, and no change in electric fixtures or other appurtenance of said premises shall be made without prior written approval of the Landlord.

11. Toilets and other like apparatus shall be used for the purpose for which they were constructed. Any and all damage from misuse shall be borne by Tenant.

12. Tenant shall not install or use any air conditioning or heating device or system other than approved by Landlord.

13. Tenant shall not place a load on any floor of said premises exceeding one hundred (100) pounds per square foot without the prior written consent of Landlord. Landlord reserves the right to prescribe the weight and position of all safes and heavy equipment.

14. Tenant shall not throw or permit to be thrown anything out of windows or doors or down passages or elsewhere in the Building or bring or keep any pets or other animals therein or commit or make any indecent or improper act or noise, or do or permit anything which will in any way obstruct, injure, annoy or interfere with other tenants or those having business with them, or affect any insurance rates on the Building or violate any provision of any insurance policy on the Building.

15. Tenant and Tenant's agents, employees, licensees, and invitees shall have right to use in common with Landlord and Landlord's tenants and the agents, employees, licensees, and invitees of each the public sidewalks, entrances, lobbies, vestibules, stairways, corridors, passenger and freight elevators, public toilets and other public areas of the Building, subject, however, to applicable Building rules, regulations and security measures. Tenant and Tenant's agents, employees, licensees and invitees shall not obstruct or litter, or use for storage (temporary or otherwise) or for the display of merchandise or services or for any purpose other than the intended and normal purpose any of said public sidewalks, entrances, lobbies, vestibules, stairways, corridors, passenger and freight elevators, public toilets and other public areas of said building; and no floor mats or runners shall be placed by Tenant in any building corridor, lobby or vestibule.

16. With respect to food and cooking, only persons approved from time to time by Landlord may prepare, solicit orders for, sell, serve, or distribute food in or around the Building. Except as may be specified in the Lease or on construction drawings for the Premises, approved by the Landlord, and except for microwave cooking. Tenant will not use space for preparing or dispensing food, or soliciting of orders for sale, serving, or distribution of food. Landlord recognizes and approves that, from time to time, the catering in of breakfast, lunch, and dinners, may occur, as in the normal course of Tenant's business in conducting training sessions, conference meetings, and/or visitor-client meetings.

17. Tenant shall not be permitted to install vending machines without Landlord's reasonable approval, and no Tenant shall obtain or accept for use in the Leased Premises: ice, coffee service, catering, drinking water, barbering and bootblacking from any person not authorized by Landlord in writing to furnish such services.

18. Tenant shall not permit cleaning by any person other than employees of the Building or persons approved by Landlord.

19. Unless specifically authorized by Landlord, employees of Landlord shall not perform nor be asked to perform work other than their regularly assigned duties.

20. Landlord may close or temporarily suspend operation of entrances, doors, corridors or other facilities, provided that Landlord shall cause as little inconvenience or annoyance to Tenant as it is reasonably necessary in the circumstances, and shall not do any act which permanently reduces the size of the Leased Premises or significantly interferes with Tenant's normal business operations. Landlord may do any such work during ordinary Business Hours.

21. Canvassing, soliciting or peddling in the Building is prohibited and each Tenant shall cooperate to prevent the same.

22. Tenant shall not carry on or permit to be carried on upon said Leased Premises, or any part thereof any immoral or illegal business, gambling, the selling of pools, lotteries or any business that is prohibited by law.

23. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's opinion tends to impair the reputation of the Building or its desirability as an office building and, upon written notice from Landlord, Tenant shall promptly discontinue such advertising.

24. Any reasonable parking regulations which may be established from time to time by Landlord shall be obeyed.

25. For the general welfare of all tenants and the security of the Building, Landlord may require all persons entering and/or leaving the Building to register with the Building attendant or custodian by signing his name, his destination in the building, purpose of visit and person visited and the time of entry and actual or anticipated departure. Landlord may deny entry to any person who fails to provide satisfactory identification.

26. Landlord shall have the right to reasonably change these Rules and Regulations at any time, and Tenant shall be subject to all such changes in Rules and Regulations of which Tenant has been notified in writing.

27. All rules and regulations shall be enforced fairly and uniformly by Landlord. Authorizations or approvals, as necessary, shall not be unreasonably withheld or delayed.

28. No Fire arms or weapons or hazardous substance of any kind shall be brought on the premises. Landlord agrees that the Building meets all current government standards regarding hazardous materials. Landlord also agrees that it will continue to meet all future government regulations in this area.

29.  This is a Non Smoking Building and Landlord may designate smoking areas.

30.  Premises to be used by employees, tenants and guests for work use only.

31. Tenant shall be responsible for its own mail delivery within the Leased Premises. Landlord shall deliver to the Leased Premises or establish a mail room area for tenants of the Building.

32. Tenant will give Landlord at least forty-eight hours notice for any after normal Business Hour event and abide by any and all reasonable regulations and security precautions Landlord may impose for such event.


LANDLORD: /s/ BLD
          ---------------------------


TENANT: /s/ BN
        -----------------------------

                                    EXHIBIT G

CONTROLLED PARKING

Landlord hereby grants to Tenant the right to access parking spaces for the use of its employees while working in the building.

     Landlord may designate the area within which each such car may be parked and Landlord may change such designations from time to time. Landlord may make, modify and enforce rules and regulations relating to the parking of automobiles in the Parking Garage and Tenant will abide by such rules and regulations.

Landlord agrees that parking shall include covered garage and surface lot(s) for Tenant employees, visitors and clients, at no charge, throughout the term of the Lease including renewals. It shall include seven (7) reserved garage spaces for the Executive Team. Tenant will require and must be guaranteed that Landlord will be able to provide an overall parking ratio of four (4) spaces per 1,000 rentable square feet. Covered garage parking will be made available at the rate of two (2) spaces per 1,000 rentable square feet on a first come first serve basis to the extent available


LANDLORD: /s/ BLD
          ---------------------------


TENANT: /s/ BN
        -----------------------------

                                  (FLOOR PLAN)

                                  (FLOOR PLAN)

                                  (FLOOR PLAN)

                                   EXHIBIT "H"
                               BUILDING STANDARDS

     In lieu of specific building standards in situations involving full floors Landlord reserves the right to approve Tenant's plans and specifications. In addition, Landlord requires eight (8) foot doors, building materials and workmanship which meet state and local codes, and materials of comparable quality to existing building finish. Refer to Exhibit "B" - Tenant's work letter.


/s/ BLD


/s/ BN

                                                    Burgess Doan II
                                                    National Redevelopment, Inc.
                                                    5710 Wooster Pike
                                                    Suite 205
                                                    Cincinnati, OH 45227

NATIONAL REDEVELOPMENT

April 21, 2002

Ms. Jill Dailey
Shire US Inc.
One Riverfront Place
Newport, KY 41071

Dear Jill:

I have discussed with my son, the date of December 1, 2002 for completion of the Fitness Center. This was one of the items I had intended to review with you on Friday. I greatly appreciate the fact you will allow us some leeway to the December 1 date, if we have performed in good faith to timely complete the project. I suggest the following be added to our lease:

     "Landlord shall complete the Fitness Center by December 1, 2002 except that such date may be reasonably extended due to unavoidable delay caused by acts of God, work stoppage, or lack of availability of materials."

While I am perfectly comfortable with your assurance, I need something in the lease or your acknowledgement of this letter, if you prefer, because there may be other people who will be making those decisions six months from now.

As to item 8j, as you state in your email, we actually have eighteen months to build from the date of your request. I agree that should be sufficient.

If I may be of any further service, contact me at your earliest convenience.

Sincerely,


/s/ Burgess L. Doan

Burgess L. Doan


Acknowledged: /s/ Jill Dailey
              -----------------------
              Jill Dailey

                                    EXHIBIT B

                                 EXISTING LEASE

                                  7300 BUILDING
                             OFFICE LEASE AGREEMENT

                                     BETWEEN

                                  PHL-OPCO, LP,
                                   AS LANDLORD

                                       AND

                            XANODYNE PHARMACAL, INC.,
                                    AS TENANT

                            TURFWAY RIDGE OFFICE PARK
                               FLORENCE, KENTUCKY
                                     (6035)

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
1.  DEFINITIONS..........................................................     1
2.  GRANT OF LEASE.......................................................     3
3.  RENT.................................................................     3
4.  USE AND OCCUPANCY....................................................     4
5.  SERVICES AND UTILITIES...............................................     4
6.  REPAIRS..............................................................     5
7.  ALTERATIONS..........................................................     6
8.  LIENS................................................................     6
9.  INSURANCE............................................................     6
10. DAMAGE OR DESTRUCTION................................................     7
11. WAIVERS AND INDEMNITIES..............................................     7
12. CONDEMNATION.........................................................     8
13. ASSIGNMENT AND SUBLETTING............................................     8
14. PERSONAL PROPERTY....................................................     9
15. END OF TERM..........................................................     9
16. ESTOPPEL CERTIFICATES................................................     9
17. TRANSFERS OF LANDLORD'S INTEREST.....................................    10
18. RULES AND REGULATIONS................................................    10
19. PARKING..............................................................    10
20. TENANT'S DEFAULT AND LANDLORD'S REMEDIES.............................    10
21. LANDLORD'S DEFAULT AND TENANT'S REMEDIES.............................    12
22. SECURITY DEPOSIT.....................................................    12
23. BROKERS..............................................................    12
24. LIMITATIONS ON LANDLORD'S LIABILITY..................................    12
25. NOTICES..............................................................    13
26. MISCELLANEOUS........................................................    13
27. ADDITIONAL PROVISIONS................................................    14

Exhibit A Plan Delineating the Premises
Exhibit B Possession and Leasehold Improvements Agreement
Exhibit C Occupancy Estoppel Certificate
Exhibit D Rules and Regulations
Exhibit E Subordination, Non-Disturbance, and Attornment Agreement

                                                                   US-2002-00274

                                  7300 BUILDING
                             OFFICE LEASE AGREEMENT
                            TURFWAY RIDGE OFFICE PARK
                               FLORENCE, KENTUCKY
                                     (6035)

     THIS OFFICE LEASE AGREEMENT ("Lease") is entered into as of the Date, and by and between the Landlord and Tenant, identified in Section 1.1 below.

1.   DEFINITIONS

     1.1 Basic Lease Definitions. In this Lease, the following defined terms have the meanings indicated:

          (a) "Date" means February 22,2002.

          (b) "Landlord" means PHL-OPCO, LP, a Delaware limited partnership.

          (c) "Tenant" means Xanodyne Pharmacal, Inc., a Delaware corporation.

          (d) "Premises" means those premises known as Suite 300 on the third floor of the 7300 Building and identified on Exhibit A. which contains approximately 23,565 square feet. The Premises do not include any areas above the finished ceiling or below the finished floor covering installed in the Premises or any other areas not shown on Exhibit A as being part of the Premises. Landlord reserves, for Landlord's exclusive use, any of the following (other than those installed for Tenant's exclusive use) that may be located in the Premises: janitor closets, stairways and stairwells; fan, mechanical, electrical, telephone and similar rooms; and elevator, pipe and other vertical shafts, flues and ducts.

          (e) "Building" means the land located at the following address, and the office building, parking facilities and other improvements constructed on such land and having the following name and address:

                 Turfway Ridge Office Park
                 7300-7310 Turfway Road
                 Florence, KY  41042

          (f) "Use" means general office use only.

          (g) "Term" means the duration of this Lease, which will be approximately 60 months, beginning on the Commencement Date determined pursuant to Exhibit B (the "Commencement Date") and ending on the last day of the month 60 months thereafter (the "Expiration Date"), subject to Exhibit B and unless terminated earlier or extended further as provided in this Lease.

          (h) "Base Rent" means the Rent payable according to Section 3.1, which will be in an amount per month applicable during each Lease Month as follows:

                Base Rent   Annual Base Rent    Base Rent
Lease Months    Per Month    Per Square Foot     Per Year
------------   ----------   ----------------   -----------
     1-12      $22,806.44*       $17.34        $273,677.28*
    13-24      $34,895.84        $17.77        $418,750.08
    25-36      $35,858.08        $18.26        $430,296.96
    37-48      $36,938.14        $18.81        $443,257.68
    49-60      $38,037.84        $19.37        $456,454.08

(* EXCLUDES BASE RENT ON 7,782 SQUARE FEET WHICH IS ABATED FOR 12 MONTHS)

          (i) "Tenant's Share" means, with respect to the calculation of Additional Rent according to Section 3.2, 21.77%.

          (j) "Base Year" means the calendar year ending December 31, 2002.

          (k) "Security Deposit" means: see Section 27.3.

          (l) "Landlord's Rent Address" means: PHL-OPCO, LP/603 5
                                               c/o Receipts 18 Account
                                               P.O. Box 26511
                                               New York, NY 10087-6511

          (m) "Landlord's Notice Address" means all of the following:

              PHL-OPCO, LP                          PHL-OPCO, LP
              c/o DLJ Real Estate Capital Partners  c/o BetaWest, Ltd.
              277 Park Avenue                       1050 17th Street, Suite 1000
              New York, NY 10172                    Denver, CO 80265
              Attention: Mr. Andrew P. Rifkin,      Attention: Asset Management
                         Director of
                         Asset Management

          (n) "Tenant's Address" means: Xanodyne Pharmacal, Inc.
                                        7300 Turfway Road, Suite 300
                                        Florence, KY 41042
                                        Attention: Tom Jennings

          (o) "Tenant's Parking Spaces" means Tenant's pro rata share of unassigned, non-reserved parking spaces in the Building's parking facilities (which is 4 spaces per 1,000 square feet of Premises).

          (p) "Parking Rent" means $-NONE- per month.

          (q) "Brokers" means the following brokers who will be paid by
Landlord: COLLIERS INTERNATIONAL--TURLEY MARTIN TUCKER (Landlord's broker) and THE STAUBACH COMPANY (Tenant's broker); and the following brokers who will be paid by Tenant: NONE.

     1.2 Additional Definitions. In addition to those terms defined in Section
1.1 and other sections of this Lease, the following defined terms when used in this Lease have the meanings indicated:

          (a) "Additional Rent" means the Rent payable according to Section 3.2.

          (b) "Affiliates" means, with respect to any party, any persons or entities that own or control, are owned or controlled by, or are under common ownership or control with, such party and such party's and each of such other person's or entity's respective officers, directors, shareholders, partners, venturers, members, managers, agents and employees. For purposes of this definition, a party is "owned" by anyone that owns more than 50% of the equity interests in such party and a party is "controlled" by anyone that owns sufficient voting interests to control the management decisions of such party.

          (c) "Building Standard" means the scope and quality of leasehold improvements, Building systems and Building services, as the context may require, which are reasonably determined by Landlord from time to time for the Building generally.

          (d) "Business Hours" means the hours from 8:00 a.m. to 6:00 p.m. on Monday through Friday and from 8:00 a.m. to 12:00 noon on Saturday, excluding statutory or legal holidays.

          (e) "Common Areas" means certain interior and exterior common and public areas located in or around the Building as may be designated by Landlord for the nonexclusive use in common by Tenant, Landlord and other tenants, and their employees, agents and invitees.

          (f) "Encumbrance" means any ground lease, first mortgage or first deed of trust now or later encumbering the Building or Land, and all their renewals, modifications, supplements, consolidations and replacements.

          (g) "Expenses" means the aggregate of any and all costs (other than those expressly excluded below) incurred or accrued during each calendar year according to generally accepted accounting principles for operating, managing, administering, equipping, securing, protecting, insuring, heating, cooling, ventilating, lighting, repairing, replacing, renewing, cleaning, maintaining, decorating, inspecting, and providing water, sewer and other energy and utilities to, the Land, Building and Common Areas; management fees calculated according to the management agreement between Landlord and its managing agent (provided that if Landlord elects to discontinue the services of a managing agent, Expenses will include, instead of management fees, administrative fees calculated in the same manner as management fees were calculated under the management agreement in effect for the Building for the last year such agreement was in effect); fees and expenses (including reasonable attorneys' fees) incurred in contesting the validity of any Laws that would cause an increase in Expenses; depreciation on personal property and moveable equipment which is or should be capitalized on Landlord's books; and costs (whether capital or not) that are incurred in order to conform to changes subsequent to the Date in any Laws, or that are intended to reduce Expenses or the rate of increase in Expenses (such costs will not be included in Expenses for the Base Year and will otherwise be charged to Expenses in annual installments over the useful economic life of the items for which such costs are incurred together with interest at the average Prime Rate in effect during each such calendar year). In the event that the Building is comprised of one or more buildings, Landlord will allocate building-specific Expenses for each individual building pro rata among the tenants of such building. Each tenant's share of Expenses will also include such tenant's pro rata share of non-building-specific Expenses allocated pro rata among each building based on the square footage of such building over the square footage of all buildings comprising the Building. Expenses will not include (1) mortgage principal or interest; (2) ground lease payments; (3) leasing commissions; (4) costs of advertising space for lease in the Building; (5) costs for which Landlord is reimbursed by insurance proceeds or from tenants of the Building (other than such tenants' regular contributions to Expenses); (6) any depreciation or capital expenditures (except as expressly provided above); (7) legal fees incurred for negotiating leases or collecting rents; and (8) costs directly and solely related to the maintenance and operation of the entity that constitutes the Landlord, such as accounting fees incurred solely for the purpose of reporting Landlord's financial condition. For each calendar year during the Term, the amount by which those Expenses that vary with occupancy (such as cleaning costs and utilities) would have increased had the Building been 100% occupied and operational and had all Building services been provided to all tenants will be reasonably determined and the amount of such increase will be included in Expenses for such calendar year.

          (h) "Laws" means any and all present or future federal, state or local laws, statutes, ordinances, rules, regulations or orders of any and all governmental or quasi-governmental authorities having jurisdiction.

          (i) "Lease Year" means each successive period of 12 calendar months during the Term, ending on the same day and month (but not year, except in the case of the last Lease Year) as the day and month on which the Expiration Date will occur. If the Commencement Date is not the first day of a month, the first Lease Year will be greater than 12 months by the number of days from the Commencement Date to the last day of the month in which the Commencement Date occurs.

          (j) "Lender" means the ground lessor of any ground lease, the mortgagee of any mortgage or the beneficiary of any deed of trust, that constitutes an Encumbrance,

          (k) "Prime Rate" means the rate of interest announced from time to time by The Chase Manhattan Bank, or any successor to it, as its prime rate. If The Chase Manhattan Bank, or any successor to it, ceases to announce a prime rate, Landlord will designate a reasonably comparable financial institution for purposes of determining the Prime Rate.

          (l) "Rent" means the Base Rent, Additional Rent and all other amounts required to be paid by Tenant under this Lease,

          (m) "Taxes" means the amount incurred or accrued during each calendar year according to generally accepted accounting principles for that portion of the following items that is allocable to the Building: all ad valorem real and personal property taxes and assessments, special or otherwise, levied upon or with respect to the Building, the personal property used in operating the Building, and the rents and additional charges payable by tenants of the Building, and imposed by any taxing authority having jurisdiction; all taxes, levies and charges which may be assessed, levied or imposed in replacement of, or in addition to, all or any part of ad valorem real or personal property taxes or assessments as revenue sources, and which in whole or in part are measured or calculated by or based upon the Building, the leasehold estate of Landlord or the tenants of the Building, or the rents and other charges payable by such tenants; capital and place-of-business taxes, and other similar taxes assessed relating to the Common Areas; and any reasonable expenses incurred by Landlord in attempting to reduce or avoid an increase in Taxes, including, without limitation, reasonable legal fees and costs. Taxes will not include any net income taxes of Landlord. Tenant acknowledges that Taxes may increase during the Term and that if the Building or Land, or both, are currently subject to a Taxes abatement program and such program ceases to benefit the Building or Land, or both, during the Term, Taxes will increase.

2.   GRANT OF LEASE

     2.1 Demise. Subject to the terms, covenants, conditions and provisions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises, together with the nonexclusive right to use the Common Areas, for the Term.

     2.2 Quiet Enjoyment. Landlord covenants that during the Term Tenant will have quiet and peaceable possession of the Premises, subject to the terms, covenants, conditions and provisions of this Lease, and Landlord will not disturb such possession except as expressly provided in this Lease.

3.   RENT

     3.1 Base Rent. Commencing on the Commencement Date and then throughout the Term, Tenant agrees to pay Landlord Base Rent according to the following provisions. Base Rent during each Lease Year (or portion of a Lease Year) described in Section 1.1(h) will be payable in monthly installments in the amount specified for such Lease Year (or portion) in Section 1.1(h), in advance, on or before the first day of each and every month during the Term. However, if the Term commences on other than the first day of a month or ends on other than the last day of a month, Base Rent for such month will be appropriately prorated.

     3.2 Additional Rent. Tenant agrees to pay Landlord, as Additional Rent, in the manner provided below for each calendar year subsequent to the Base Year that contains any part of the Term, Tenant's Share of (i) the amount by which Expenses for such calendar year exceed Expenses for the Base Year ("Additional Expenses"); and (ii) the amount by which Taxes for such calendar year exceed Taxes for the Base Year ("Additional Taxes").

          (a) Estimated Payments. Prior to or as soon as practicable after the beginning of each calendar year subsequent to the Base Year, Landlord will notify Tenant of Landlord's estimate of Tenant's Share of Additional Expenses and Additional Taxes for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year, Tenant will pay to Landlord, in advance, 1/12 of such estimated amounts, provided that until such notice is given with respect to the ensuing calendar year, Tenant will continue to pay on the basis of the prior calendar year's estimate until the month after the month in which such notice is given. In the month Tenant first pays based on Landlord's new estimate, Tenant will pay to Landlord 1/12 of the difference between the new estimate and the prior year's estimate for each month which has elapsed since the beginning of the current calendar year. If at any time or times it appears to Landlord that Tenant's Share of Additional Expenses or Tenant's Share of Additional Taxes for the then-current calendar year will vary from Landlord's estimate by more than 5%, Landlord may, by notice to Tenant, revise its estimate for such year and subsequent payments by Tenant for such year will be based upon the revised estimate.

          (b) Annual Settlement. As soon as practicable after the close of each calendar year subsequent to the Base Year, Landlord will deliver to Tenant its statement of Tenant's Share of Additional Expenses and Additional Taxes for such calendar year. If on the basis of such statement Tenant owes an amount that is less than the estimated payments previously made by Tenant for such calendar year, Landlord will either refund such excess amount to Tenant or credit such excess amount against the next payment(s), if any, due from Tenant to Landlord. If on the basis of such statement Tenant owes an amount that is more than the estimated payments previously made by Tenant for such calendar year, Tenant will pay the deficiency to Landlord within 30 days after the delivery of such statement. If this Lease commences on a day other than the first day of a calendar year or terminates on a day other than the last day of a calendar year, Tenant's Share of Additional Expenses and Additional Taxes applicable to the calendar year in which such commencement or termination occurs will be prorated on the basis of the number of days within such calendar year that are within the Term.

          (c) Final Payment. Tenant's obligation to pay the Additional Rent provided for in this Section 3.2 which is accrued but not paid for periods prior to the expiration or early termination of the Term will survive such expiration or early termination. Prior to or as soon as practicable after the expiration or early termination of the Term, Landlord may submit an invoice to Tenant stating Landlord's estimate of the amount by which Tenant's Share of Additional Expenses and Additional Taxes through the date of such expiration or early termination will exceed Tenant's estimated payments of Additional Rent for the calendar year in which such expiration or termination has occurred or will occur. Tenant will pay the amount of any such excess to Landlord within 30 days after the date of Landlord's invoice.

          (d) Limit on Certain Additional Expenses. Notwithstanding anything to the contrary set forth in this Section 3,2, Tenant's Share of Additional Expenses (excluding the costs of utilities, insurance, and snow removal) shall be limited in each calendar year after December 31, 2003 to the lesser of Tenant's Share of (a) actual Additional Expenses (excluding the costs of utilities, insurance, and snow removal) for such calendar year or (b) the Additional Expenses for 2003 (excluding the costs of utilities, insurance, and snow removal) increased at the rate of 5% per annum for each year since 2003. This limit on certain Additional Expenses shall not apply to the cost of Taxes.

     3.3 Other Taxes. Tenant will reimburse Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes and taxes included in Taxes) whether or not now customary or within the contemplation of Landlord and
Tenant: (a) upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises; (b) upon or measured by Rent; (c) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Premises; and (d) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. If it is not lawful for Tenant to reimburse Landlord, the Base Rent payable to Landlord under this Lease will be revised to yield to Landlord the same net rental after the imposition of any such tax upon Landlord as would have been payable to Landlord prior to the imposition of any such tax.

     3.4 Terms of Payment. All Base Rent, Additional Rent and other Rent will be paid to Landlord in lawful money of the United States of America, at Landlord's Rent Address or to such other person or at such other place as Landlord may from time to time designate in writing, without notice or demand. Tenant agrees that its covenant to pay Rent is an independent covenant, not subject to abatement, offset or deduction, except as otherwise expressly provided in this Lease.

     3.5 Late Payments. To compensate Landlord for its additional cost of processing late payments, for any payment of Rent which is not received within 5 days after it is due, Tenant will pay a late charge of 2% of the late payment, but not less than $100 or more than $1,500. In addition, all amounts payable under this Lease by Tenant to Landlord, if not paid when due, will bear interest from the due date until paid at the lesser of the highest interest rate permitted by law or 2% 5% in excess of the then-current Prime Rate.

     3.6 Right to Accept Payments. No receipt by Landlord of an amount less than Tenant's full amount due will be deemed to be other than payment "on account," nor will any endorsement or statement on any check or any accompanying letter effect or evidence an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any right of Landlord. No payments by Tenant to Landlord after the expiration or other termination of the Term, or after the giving of any notice (other than a demand for payment of money) by Landlord to Tenant, will reinstate, continue or extend the Term or make ineffective any notice given to Tenant prior to such payment. After notice or commencement of a suit, or after final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums of Rent due under this Lease, and such receipt will not void any notice or in any manner affect any pending suit or any judgment obtained.

4.   USE AND OCCUPANCY

     4.1 Use. Tenant agrees to use and occupy the Premises only for the Use described in Section 1.1(f), or for such other purpose as Landlord expressly authorizes in writing.

     4.2 Compliance.

          (a) Tenant agrees to use the Premises in a safe, careful and proper manner, and to comply, at Tenant's expense, with all Laws applicable to Tenant's use, occupancy or alteration of the Premises and with any Laws that require any alterations to the Premises due to Tenant's status under such Laws. If, due to the nature or manner of any use or occupancy of the Premises by Tenant that is other than normal office use and occupancy, any improvements or alterations to the Premises or Building or changes in the services provided by Landlord according to Article 5 are required to comply with any Laws, or with requirements of Landlord's insurers, then Tenant will pay all costs of the required improvements, alterations or changes in services.

          (b) Landlord and Tenant agree that, during the Term, each will comply with all Laws governing, and all procedures established by Landlord for, the use, abatement, removal, storage, disposal or transport of any substances, chemicals or materials declared to be, or regulated as, hazardous or toxic under any applicable Laws ("Hazardous Substances") and any required or permitted alteration, repair, maintenance, restoration, removal or other work in or about the Premises or Building that involves or affects any Hazardous Substances. No Hazardous Substances will be stored, used, released, produced, processed or disposed in, on or about, or transported to or from, the Premises or Building by Tenant or its subtenants, or any of their respective agents, employees, contractors or invitees, without first obtaining Landlord's express written consent (any Hazardous Substances which are stored, used, released, produced, processed or disposed in, on or about, or transported to or from, the Premises or Building by any of such persons or entities are called "Tenant's Hazardous Substances"). However, normal quantities of Tenant's Hazardous Substances customarily used in general office activities (such as copier and cleaning chemicals) may be stored and used at the Premises without Landlord's prior written consent. Tenant, at its expense, will take all action necessary to restore the Land, Building and Premises to the condition existing prior to the introduction of Tenant's Hazardous Substances, whether such action is required by any governmental authority in order to comply with applicable Laws or by Landlord in order for Landlord to make the same economic use of the Land, Building and Premises as Landlord could have made prior to the introduction of Tenant's Hazardous Substances. Such action may include, without limitation, the investigation of the environmental condition of the Land, Building or Premises, the preparation of remediation plans or feasibility studies and the performance of cleanup, remedial, removal or restoration work. Tenant will obtain Landlord's written approval before undertaking any action required by this Section 4.2(b), which approval will not be unreasonably withheld so long as the proposed actions will not have an avoidable material and adverse effect. Each party will indemnify and hold the other and the other's Affiliates harmless from and against any and all claims, costs and liabilities (including reasonable attorneys' fees) arising out of or in connection with any breach by such party of its covenants under this Section 4.2(b). The parties' obligations under this
Section 4.2(b) will survive the expiration or early termination of the Term.

     4.3 Occupancy. Tenant will not do or permit anything which obstructs or interferes with other tenants' rights or with Landlord's providing Building services, or which injures or annoys other tenants. Tenant will not cause, maintain or permit any nuisance or waste in or about the Premises and will keep the Premises free of debris, and anything of a dangerous, noxious, toxic or offensive nature or which could create a fire hazard or undue vibration, heat, noise, fumes, vapors or odors. Tenant will not increase on an ongoing basis the number of persons occupying the Premises or the pedestrian traffic in and out of the Premises or the Building above an ordinary level for general office tenants in comparable office buildings (by, for example, instituting multiple shifts). Tenant will not do or permit anything which interferes with the transmission or reception of microwave, television, radio, telephone or other communication signals from antennae or other facilities on the Building or Land. If any item of equipment, building material or other property brought into the Building by Tenant or on Tenant's request causes a dangerous, noxious, toxic or offensive effect (including an environmental effect) and in Landlord's reasonable opinion such effect will not be permanent but will only be temporary and is able to be eliminated, then Tenant will not be required to remove such item, provided that Tenant promptly and diligently causes such effect to be eliminated, pays for all costs of elimination and indemnifies Landlord against all liabilities arising from such effect. Tenant will not make or permit any use of the Premises which may jeopardize any insurance coverage, increase the cost of insurance or require additional insurance coverage. If by reason of Tenant's failure to comply with the provisions of this Section 4.3, (a) any insurance coverage is jeopardized, then Landlord will have the option to terminate this Lease; or (b) insurance premiums are increased, then Landlord may require Tenant to immediately pay Landlord as Rent the amount of the increase in insurance premiums.

5.   SERVICES AND UTILITIES

     5.1 Landlord's Standard Services. During the Term, Landlord will operate and maintain the Building in compliance with all applicable Laws and according to those standards from time to time prevailing for similar office buildings in the area in which the Building is located. Landlord will provide the following services according to such standards, the costs of which will be included in Expenses to the extent provided in Section 1.2(g):

          (a) repair, maintenance and replacement of all structural elements of the Building and all mechanical, plumbing and electrical systems installed in the Building, but excluding any mechanical, plumbing or electrical equipment that is not Building Standard, exclusively serves a tenant's premises or is installed or operated to accommodate such tenant's special requirements (such as a supplementary air conditioning unit installed to cool a tenant's computer room);

          (b) heating, ventilating and air conditioning the Premises and Common Areas during Business Hours, at temperatures and in amounts consistent with those the mechanical system serving the Premises is designed to provide and otherwise as may be reasonably required for comfortable use and occupancy under normal business operations with "Customary Office Equipment" (as used in this Lease, "Customary Office Equipment" will include desk top personal computers and printers, small reproduction machines and similar devices and equipment; but will not include any machines, devices or equipment that adversely affect the temperature otherwise maintained in the Premises such as, e.g., data processing or heavy-duty computer or reproduction equipment);

          (c) electricity for lighting the Premises and operating Customary Office Equipment during Business Hours and in amounts not exceeding the demand the electrical system serving the Premises is designed to provide;

          (d) water for small kitchens, washrooms and drinking fountains;

          (e) janitorial services to the Premises and Common Areas;

          (f) passenger elevators for access to and from any floor(s) on which the Premises are located above the Building's first floor;

          (g) toilet facilities, including necessary washroom supplies sufficient for Tenant's normal use;

          (h) electric lighting for all Common Areas that require electric light during the day or are open at night, including replacement of tubes and ballasts in lighting fixtures; and

          (i) replacement of tubes and ballasts in those Building Standard lighting fixtures installed in the Premises.

     5.2 Additional Services.

          (a) If Tenant requires heating, ventilating or air conditioning for the Premises outside Business Hours, Landlord will furnish the same for the hours specified in a request from Tenant (which request will be made at the time and in the manner reasonably designated by Landlord for such requests from time to time), and for this service Tenant will pay Landlord the hourly rate reasonably determined by Landlord from time to time.

          (b) If Tenant requires electric current, water or any other energy in excess of the amounts provided by Landlord according to Section 5.1, such excess electric, water or other energy requirements will be supplied only with Landlord's consent, which consent will not be unreasonably withheld. If Landlord grants such consent, Tenant will pay all costs of meter service and installation of facilities or professional services necessary to measure and/or furnish the required excess capacity. Tenant will also pay the entire cost of such additional electricity, water or other energy so required.

          (c) If Tenant installs any machines, equipment or devices in the Premises that do not constitute Customary Office Equipment and such machines, equipment or devices cause the temperature in any part of the Premises to exceed the temperature the Building's mechanical system would be able to maintain in the Premises were it not for such machines, equipment or devices, then Landlord reserves the right to install supplementary air conditioning units in the Premises, and Tenant will pay Landlord all costs of installing, operating and maintaining such supplementary units.

          (d) If Tenant requires any janitorial or cleaning services in excess of the amounts provided by Landlord according to Section 5,1 (such as cleaning services beyond normal office janitorial services for kitchens, computer rooms or other special use areas), Landlord will provide such excess services to Tenant within a reasonable period after Tenant's request made to Landlord's Building manager, provided that such excess services are available from Landlord's regular janitorial or cleaning contractor. Tenant will pay the cost of such excess services. Landlord will also provide, within a reasonable period after Tenant's request made to Landlord's Building manager, at Tenant's cost and to the extent available to Landlord, replacement of bulbs, tubes or ballasts in any non-Building Standard lighting fixtures in the Premises.

          (e) Tenant will pay as Rent, within 10 days after the date of Landlord's invoice, all costs which may become payable by Tenant to Landlord under this Section 5.2.

     5.3 Interruption of Services. If any of the services provided for in this
Article 5 are interrupted or stopped, Landlord will use due diligence to resume the service; provided, however, no irregularity or stoppage of any of these services will create any liability for Landlord, unless due to Landlord's negligence or willful misconduct (including, without limitation, any liability for damages to Tenant's personal property caused by any such irregularity or stoppage), constitute an actual or constructive eviction or, except as expressly provided below, cause any abatement of the Rent payable under this Lease or in any manner or for any purpose relieve Tenant from any of its obligations under this Lease. If, due to reasons within Landlord's reasonable control, any of the services required to be provided by Landlord under this Article 5 should become unavailable and should remain unavailable for a continuous period in excess of 5 business days after notice of such unavailability from Tenant to Landlord, and if such unavailability should render all or any portion of the Premises untenantable, then commencing upon the expiration of such continuous 5 business day period, Tenant's Rent will equitably abate in proportion to the portion of the Premises so rendered untenantable for so long as such services remain unavailable for such reasons. Without limiting those reasons for an irregularity or stoppage of services that may be beyond Landlord's control, any such irregularity or stoppage that is required in order to comply with any Laws will be deemed caused by a reason beyond Landlord's control.

6.   REPAIRS

     6.1 Repairs Within the Premises. Subject to the terms of Articles 4, 10, and 12 and Sections 5.1(a), 5.1(e), and 5.1(i), and except to the extent Landlord is required to perform or pay for certain maintenance or repairs according to those provisions, Tenant will, at Tenant's own expense and at all times during the Term, maintain and repair the Premises and Tenant's equipment, personal property and trade fixtures in the Premises, and any mechanical, plumbing or electrical equipment that is not Building Standard, exclusively serves the Premises or is installed or operated to accommodate Tenant's special requirements (such as a supplementary air conditioning unit installed to cool a computer room in the Premises), in good order and repair and in a condition that complies with all applicable Laws. Subject to Section 11.1, Tenant will also be responsible for the cost of repairing all damage to the Premises, Building or Common Areas (or any equipment or fixtures in or serving the same) caused by Tenant or its subtenants, or any of their respective agents, employees, contractors or invitees. Any such damage may be repaired by Landlord, in which case Tenant will pay as Rent to Landlord the cost of such repairs, including an amount sufficient to reimburse Landlord for overhead and supervision, within 10 days after receipt fee rate of Landlord's invoice. Alternatively, at Landlord's option Tenant will promptly and adequately repair all such damage under the supervision and subject to the prior reasonable approval of Landlord. All work done by Tenant or its contractors (which contractors will be subject to Landlord's reasonable approval) will be done in a first-class workmanlike manner using only grades of materials at least equal in quality to Building Standard materials and will comply with all insurance requirements and all applicable Laws.

     6.2 Failure to Maintain Premises. If Tenant fails to perform any of its obligations under Section 6.1, then Landlord may perform such obligations and Tenant will pay as Rent to Landlord the cost of such performance, including an amount sufficient to reimburse Landlord for overhead and supervision, within 10 days after receipt the date of Landlord's invoice. For purposes of performing such obligations, or to inspect the Premises, Landlord may enter the Premises upon not less than 2 days' prior notice to Tenant (except in cases of actual or suspected emergency, in which case no prior notice will be required) without liability to Tenant for any loss or damage incurred as a result of such entry. Landlord will take reasonable steps in connection with such entry to minimize any disruption to Tenant's business or its use of the Premises.

     6.3 Notice of Damage. Tenant will notify Landlord promptly after Tenant learns of (a) any fire or other casualty in the Premises; (b) any damage to or defect in the Premises, Building, or Common Areas, including any fixtures or equipment in or serving the same, which was caused by Tenant or its subtenants, or their respective agents, employees, contractors or invitees, or for the repair of which Landlord might be responsible; and (c) any damage to or defect in any parts or appurtenances of the Building's sanitary, electrical, heating, ventilating, air conditioning, elevator or other systems located in or passing through the Premises.

7.   ALTERATIONS

     7.1 Alterations by Tenant. Tenant may from time to time at its own expense make changes, additions and improvements to the Premises to better adapt the same to its business, provided that any such change, addition or improvement will (a) comply with all applicable Laws; (b) be made only with the prior written consent of Landlord, which consent will not be unreasonably withheld;
(c) equal or exceed Building Standard; and (d) be carried out only by persons selected by Tenant and approved in writing by Landlord, who will if required by Landlord deliver to Landlord before commencement of the work performance and payment bonds. Tenant will maintain, or will cause the persons performing any such work to maintain, worker's compensation insurance and public liability and property damage insurance (with Landlord named as an additional insured), in amounts, with companies and in a form reasonably satisfactory to Landlord, which insurance will remain in effect during the entire period in which the work will be carried out. If requested by Landlord, Tenant will deliver to Landlord proof of all such insurance. Tenant will promptly pay, when due, the cost of all such work and, upon completion. Tenant will deliver to Landlord, to the extent not previously received by Landlord, evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials. Tenant will also pay any increase in property taxes on, or fire or casualty insurance premiums for, the Building attributable to such change, addition or improvement and the cost of any modifications to the Building outside the Premises that are required to be made in order to make the change, addition or improvement to the Premises. Tenant, at its expense, will have promptly prepared and submitted to Landlord reproducible as-built plans of any such change, addition or improvement upon its completion. All changes, additions and improvements to the Premises, whether temporary or permanent in character, made or paid for by Landlord or Tenant will, without compensation to Tenant, become Landlord's property upon installation. If at the time Landlord consents to their installation, Landlord requests or approves the removal by Tenant of any such changes, additions or improvements upon termination of this Lease, Tenant will remove the same upon termination of this Lease as provided in Section 15.1. All other changes, additions and improvements will remain Landlord's property upon termination of this Lease and will be relinquished to Landlord in good condition, ordinary wear and tear excepted.

     7.2 Alterations by Landlord. Landlord may from time to time make repairs, changes, additions and improvements to the Building, Common Areas and those Building systems necessary to provide the services described in Article 5, and for such purposes Landlord may enter the Premises upon not less than 10 days' prior notice to Tenant (except in cases of actual or suspected emergency, in which case no prior notice will be required) without liability to Tenant for any loss or damage incurred as a result of such entry. In doing so, Landlord will not disturb or interfere with Tenant's use of the Premises and operation of its business any more than is reasonably necessary in the circumstances and will repair any damage to the Premises caused by such entry. No permanent change, addition or improvement made by Landlord will materially impair access to the Premises.

8. LIENS. Tenant agrees to pay before delinquency all costs for work, services or materials furnished to Tenant for the Premises, the nonpayment of which could result in any lien against the Building. Tenant will keep title to the Building free and clear of any such lien. Tenant will immediately notify Landlord of the filing of any such lien or any pending claims or proceedings relating to any such lien and will indemnify and hold Landlord harmless from and against all loss, damages and expenses (including reasonable attorneys' fees) suffered or incurred by Landlord as a result of such lien, claims and proceedings. In case any such lien attaches, Tenant agrees to cause it to be immediately released and removed of record (failing which Landlord may do so at Tenant's sole expense), unless Tenant has a good faith dispute as to such lien in which case Tenant may contest such lien by appropriate proceedings so long as Tenant deposits with Landlord a bond or other security in an amount reasonably acceptable to Landlord and any Lender which may be used by Landlord to release such lien if Tenant's contest is abandoned or is unsuccessful. Upon final determination of any permitted contest, Tenant will immediately pay any judgment rendered and cause the lien to be released.

9. INSURANCE

     9.1 Landlord's Insurance. During the Term, Landlord will provide and keep in force the following insurance:

          (a) commercial general liability insurance relating to Landlord's operation of the Building, for personal and bodily injury and death, and damage to others' property;

          (b) all risk or fire insurance (including standard extended coverage endorsement perils, leakage from fire protective devices and other water damage) relating to the Building (but excluding Tenant's fixtures, furnishings, equipment, personal property, documents, files and work products);

          (c) loss of rental income insurance or loss of insurable gross profits; and

          (d) such other insurance (including boiler and machinery, earthquake and flood insurance) as Landlord reasonably elects to obtain or any Lender requires.

          (e) Insurance effected by Landlord under this Section 9.1 will be in amounts which Landlord from time to time reasonably determines sufficient or any Lender requires; will be subject to such deductibles and exclusions as Landlord reasonably determines; will, in the case of insurance under Sections 9.1(b),
(c), and (d), permit the release of Tenant from certain liability under Section 11.1; and will otherwise be on such terms and conditions as Landlord from time to time reasonably determines sufficient.

     9.2 Tenant's Insurance. During the Term, Tenant will provide and keep in force the following insurance:

          (a) commercial general liability insurance relating to Tenant's business (carried on, in or from the Premises) and Tenant's use and occupancy, for personal and bodily injury and death, and damage to others' property, with limits of not less than $1,000,000 for any one accident or occurrence;

          (b) all risk or fire insurance (including standard extended endorsement perils, leakage from fire protective devices and other water damage) relating to Tenant's fixtures, furnishings, equipment, personal property, inventory and stock-in-trade on a full replacement cost basis in amounts sufficient to prevent Tenant from becoming a coinsurer and subject only to such deductibles and exclusions as Landlord may reasonably approve;

          (c) if any boiler or machinery is operated in the Premises, boiler and machinery insurance;

          (d) if Tenant operates owned, hired or nonowned vehicles on the Land, automobile liability insurance with limits of not less than $1,000,000 combined bodily injury and property damage; and

          (e) worker's compensation and employer's liability insurance in any amounts required to comply with applicable Laws.

Landlord, Landlord's Building manager, Landlord's asset manager and any Lender will be named as additional insureds in the policy described in Section 9.2(a), which will include cross liability and severability of interests clauses and will be on an "occurrence" (and not a "claims made") form. The policies described in Sections 9.2(b) and (c) will permit the release of Landlord from certain liability under Section 11.2. Tenant's insurance policies will be written by insurers that are rated A-IX or better by Best's Rating Guide and licensed in the state in which the Building is located, will be written as primary policies, not contributing with and not supplemental to the coverage that Landlord may carry, and will otherwise be upon such terms and conditions as Landlord from time to time reasonably requires. Tenant will file with Landlord, on or before the Commencement Date and at least 10 days before the expiration date of expiring policies, such copies of either current policies or certificates, or other proofs, as may be reasonably required to establish Tenant's insurance coverage in effect from time to time and payment of premiums. Tenant's insurers will agree to give Landlord and all other additional insureds at least 30 days' prior notice of any non-renewal, and at least 10 days' prior notice of any cancellation, of any insurance coverage required by this Section
9.2. If Tenant fails to insure or pay premiums, or to file satisfactory proof as required, Landlord may, upon a minimum of 24-hours' notice, effect such insurance and recover from Tenant on demand any premiums paid.

10. DAMAGE OR DESTRUCTION

     10.1 Termination Options. If the Premises or the Building are damaged by fire or other casualty Landlord will, promptly after learning of such damage, notify Tenant in writing of the time necessary to repair or restore such damage, as estimated by Landlord's architect, engineer or contractor. If such estimate states that repair or restoration of all of such damage that was caused to the Premises or to any other portion of the Building necessary for Tenant's occupancy cannot be completed within 180 days from the date of such damage (or within 30 days from the date of such damage if such damage occurred within the last 12 months of the Term), then Tenant will have the option to terminate this Lease, If such estimate states that repair or restoration of all of such damage that was caused to the Building cannot be completed within 180 days from the date of such damage, or if such damage occurred within the last 12 months of the Term and such estimate states that repair or restoration of all such damage that was caused to the Premises or to any other portion of the Building necessary for Tenant's occupancy cannot be completed within 30 days from the date of such damage, or if such damage is not insured against by the insurance policies required to be maintained by Landlord according to Section 9.1, then Landlord will have the option to terminate this Lease. Any option to terminate granted above must be exercised by written notice to the other party given within 10 days after Landlord delivers to Tenant the notice of estimated repair time. If either party exercises its option to terminate this Lease, the Term will expire and this Lease will terminate 10 days after notice of termination is delivered; provided, however, that Rent for the period commencing on the date of such damage until the date this Lease terminates will be reduced to the reasonable value of any use or occupation of the Premises by Tenant during such period.

     10.2 Repair Obligations. If the Premises or the Building are damaged by fire or other casualty and neither party terminates this Lease according to
Section 10.1, then Landlord will repair and restore such damage with reasonable promptness, subject to delays for insurance adjustments and delays caused by matters beyond Landlord's control. However, Landlord will not be required to spend more for such repair and restoration than the insurance proceeds available to Landlord, plus any applicable deductible, as a result of the fire or other casualty. Landlord will have no liability to Tenant and Tenant will not be entitled to terminate this Lease if such repairs and restoration are not in fact completed within the estimated time period, provided that Landlord promptly commences and diligently pursues such repairs and restoration to completion. In no event will Landlord be obligated to repair, restore or replace any of the property required to be insured by Tenant according to Section 9.2.

     10.3 Rent Abatement. If any fire or casualty damage renders the Premises untenantable and if this Lease is not terminated according to Section 10.1, then Rent will abate beginning on the date of such damage. Such abatement will end on the date Landlord has substantially completed the repairs and restoration Landlord is required to perform according to Section 10.2. Such abatement will be in an amount bearing the same ratio to the total amount of Rent for such period as the untenantable portion of the Premises bears to the entire Premises. In no event will Landlord be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from damage caused by fire or other casualty or the repair of such damage, provided however that, to the extent Tenant remains in possession of a portion of the Premises, Landlord will take all reasonable steps to minimize the disruption to Tenant's business and use of such portion of the Premises during the period of repair.

11. WAIVERS AND INDEMNITIES

     11.1 Landlord's Waivers. Tenant and its Affiliates will not be liable or in any way responsible to Landlord for, and Landlord waives all claims against Tenant and its Affiliates for, any loss, injury or damage that is insured or required to be insured by Landlord under Sections 9.1(b), (c), or (d), so long as such loss, injury or damage results from or in connection with this Lease or Tenant's use and occupancy of the Premises.

     11.2 Tenant's Waivers. Except to the extent caused by the willful or negligent act or omission or breach of this Lease by Landlord or its agents or employees, Landlord and its Affiliates will not be liable or in any way responsible for, and Tenant waives all claims against Landlord and its Affiliates for, any loss, injury or damage suffered by Tenant or others relating to (a) loss or theft of, or damage to, property of Tenant or others; (b) injury or damage to persons or property resulting from fire, explosion, falling plaster, escaping steam or gas, electricity, water, rain or snow, or leaks from any part of the Building or from any pipes, appliances or plumbing, or from dampness; or (c) damage caused by other tenants, occupants or persons in the Premises or other premises in the Building, or caused by the public or by construction of any private or public work. Landlord and its Affiliates will not be liable or in any way responsible to Tenant for, and Tenant waives all claims against Landlord and its Affiliates for, any loss, injury or damage that is insured or required to be insured by Tenant under Sections 9.2(b) or (c), so long as such loss, injury or damage results from or in connection with this Lease or Landlord's operation of the Building.

     11.3 Landlord's Indemnity. Subject to Sections 5.3 and 11.2 and except to the extent caused by the willful or negligent act or omission or breach of this Lease by Tenant, its subtenants or licensees, or any of their respective agents, employees or invitees, Landlord will indemnify and hold Tenant harmless from and against any and all liability, loss, claims, demands, damages or expenses (including reasonable attorneys' fees) due to or arising out of any willful or negligent act or omission or breach of this Lease by Landlord or its agents or employees. Landlord's obligations under this Section 11.3 will survive the expiration or early termination of the Term.

     11.4 Tenant's Indemnity. Subject to Section 11.1 and except to the extent caused by the willful or negligent act or omission or breach of this Lease by Landlord or its agents or employees, Tenant will indemnify and hold Landlord harmless from and against any and all liability, loss, claims, demands, damages or expenses (including reasonable attorneys' fees) due to or arising out of any accident or occurrence on or about the Premises (including, without limitation, accidents or occurrences resulting in injury, death, property damage or theft) or any willful or negligent act or omission of or breach of this Lease by Tenant, its subtenants or licensees, or any of their respective agents, employees or invitees. Tenant's obligations under this Section 11.4 will survive the expiration or early termination of the Term.

12. CONDEMNATION

     12.1 Full Taking. If all or substantially all of the Building or Premises are taken for any public or quasi-public use under any applicable Laws or by right of eminent domain, or are sold to the condemning authority in lieu of condemnation, then this Lease will terminate as of the date when the condemning authority takes physical possession of the Building or Premises.

     12.2 Partial Taking.

          (a) Landlord's Termination of Lease. If only part of the Building or Premises is thus taken or sold, and if after such partial taking, in Landlord's reasonable judgment, alteration or reconstruction is not economically justified, then Landlord (whether or not the Premises are affected) may terminate this Lease by giving written notice to Tenant within 60 days after the taking.

          (b) Tenant's Termination of Lease. If over 20% of the Premises is thus taken or sold and Landlord is unable to provide Tenant with comparable replacement premises in the Building, Tenant may terminate this Lease if in Tenant's reasonable judgment the Premises cannot be operated by Tenant in an economically viable fashion because of such partial taking. Such termination by Tenant must be exercised by written notice to Landlord given not later than 60 days after Tenant is notified of the taking of the Premises.

          (c) Effective Date of Termination. Termination by Landlord or Tenant will be effective as of the date when physical possession of the applicable portion of the Building or Premises is taken by the condemning authority.

          (d) Election to Continue Lease. If neither Landlord nor Tenant elects to terminate this Lease upon a partial taking of a portion of the Premises, the Rent payable under this Lease will be diminished by an amount allocable to the portion of the Premises which was so taken or sold. If this Lease is not terminated upon a partial taking of the Building or Premises, Landlord will, at Landlord's sole expense, promptly restore and reconstruct the Building and Premises to substantially their former condition to the extent the same is feasible. However, Landlord will not be required to spend for such restoration or reconstruction an amount in excess of the net amount received by Landlord as compensation or damages for the part of the Building or Premises so taken.

     12.3 Awards. As between the parties to this Lease, Landlord will be entitled to receive, and Tenant assigns to Landlord, all of the compensation awarded upon taking of any part or all of the Building or Premises, including any award for the value of the unexpired Term. However, Tenant may assert a claim in a separate proceeding against the condemning authority for any damages resulting from the taking of Tenant's trade fixtures or personal property, or for moving expenses, business relocation expenses or damages to Tenant's business incurred as a result of such condemnation.

13. ASSIGNMENT AND SUBLETTING

     13.1 Limitation. Without Landlord's prior written consent, Tenant will not assign all or any of its interest under this Lease, sublet all or any part of the Premises or permit the Premises to be used by any parties other than Tenant and its employees.

     13.2 Notice of Proposed Transfer; Landlord's Options. If Tenant desires to enter into any assignment of this Lease or a sublease of all or any part of the Premises, Tenant will first give Landlord written notice of the proposed assignment or sublease, which notice will contain the name and address of the proposed transferee, the proposed use of fee Premises, statements reflecting the proposed transferee's current financial condition and income and expenses for the past 2 years, and the principal terms of the proposed assignment or sublease. Except in the case of any transfer permitted under Section 13.7, Landlord will have the option, which must be exercised, if at all, by notice given to Tenant within 30 days after Landlord's receipt of Tenant's notice of the proposed transfer, either (1) if Tenant's notice relates to a subletting, to sublet from Tenant such space as is described in the notice for such portion of the Term as is described in the notice, upon the same terms and conditions and for the same Rent (apportioned, as appropriate, to the amount of such space) as provided in this Lease; or (2) if such notice relates to an assignment, to become Tenant's assignee.

     13.3 Consent Not to be Unreasonably Withheld. If Landlord does not exercise its applicable option under Section 13.2, then Landlord will not unreasonably withhold or delay its consent to the proposed assignment or subletting if each of the following conditions is satisfied:

          (a) the proposed transferee, in Landlord's reasonable opinion, has sufficient financial capacity and business experience to perform Tenant's obligations under this Lease;

          (b) the proposed transferee will make use of the Premises which in Landlord's reasonable opinion (1) is lawful, (2) is consistent with the permitted Use of the Premises under this Lease, (3) is consistent with the general character of business carried on by tenants of similar office buildings,
(4) does not conflict with any exclusive rights or covenants not to compete in favor of any other tenant or proposed tenant of the Building, (5) will not increase the likelihood of damage or destruction to the Building, (6) will not increase the rate of wear and tear to the Premises or Common Areas, (7) will not cause an increase in insurance premiums for insurance policies applicable to the Building, and (8) will not require new tenant improvements incompatible with then-existing Building systems and components;

          (c) the proposed transferee does not have a poor reputation in the general business community (such as a reputation for engaging in illegal or unethical business practices);

          (d) the proposed transferee, at the time of the proposed transfer, is neither a tenant in any building owned or managed by Landlord or any affiliate of Landlord in the same city in which the Building is located, nor a party with whom Landlord is then negotiating for the lease of space in the Building;

          (e) if the proposed transfer is a sublease, the rent which the proposed transferee will be required to pay will be equal to at least 60% 90% of the then-current market rent for the portion of the Premises being sublet; and

          (f) at the time of the proposed transfer no "Default" (as defined in Section 20.1) exists under this Lease.

     13.4 Form of Transfer. If Landlord consents to a proposed assignment or sublease, Landlord's consent will not be effective unless and until Tenant delivers to Landlord an original duly executed assignment or sublease, as the case may be, that provides, in the case of a sublease, that the subtenant will comply with all applicable terms and conditions of this Lease and, in the case of an assignment, an assumption by the assignee of all of the terms, covenants and conditions which this Lease requires Tenant to perform.

     13.5 Payments to Landlord. If Landlord does not exercise its applicable option under Section 13.2 and Tenant effects an assignment or sublease, then Landlord will be entitled to receive and collect, either from Tenant or directly from the transferee, 50% of the amount by which the consideration required to be paid by the transferee for the use and enjoyment of Tenant's rights under this Lease (after deducting from such consideration Tenant's reasonable costs incurred in effecting the assignment or sublease) exceeds the Rent payable by Tenant to Landlord allocable to the transferred space. Such percentage of such amount will be payable to Landlord at the time(s) Tenant receives the same from its transferee (whether in monthly installments, in a lump sum, or otherwise).

     13.6 Change of Ownership. Any change by Tenant in the form of its legal organization (such as, for example, a change from a general to a limited partnership), any transfer of 51% or more of Tenant's assets, and any other transfer of interest effecting a change in identity of persons exercising effective control of Tenant will be deemed an "assignment" of this Lease requiring Landlord's prior written consent. The transfer of any outstanding capital stock of a corporation whose stock is publicly-traded will not, however, be deemed a "transfer of interest" under this Section 13.6.

     13.7 Permitted, Transfers. Tenant may, upon notice to Landlord but without obtaining Landlord's consent, assign this Lease or sublease all or any part of the Premises to an Affiliate of Tenant. a- wholly-owned subsidiary of Tenant or the parent of Tenant.

     13.8 Effect of Transfers. No subletting or assignment will release Tenant from any of its obligations under this Lease unless Landlord agrees to the contrary in writing. Acceptance of Rent by Landlord from any person other than Tenant will not be deemed a waiver by Landlord of any provision of this Article
13. Consent to one assignment or subletting will not be deemed a consent to any subsequent assignment or subletting. In the event of any default by any assignee or subtenant or any successor of Tenant in the performance of any Lease obligation, Landlord may proceed directly against Tenant without exhausting remedies against such assignee, subtenant or successor. The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement of Tenant and Landlord will not work a merger and will, at Landlord's option, terminate all or any subleases or operate as an assignment to Landlord of all or any subleases; such option will be exercised by notice to Tenant and all known subtenants in the Premises.

14. PERSONAL PROPERTY

     14.1 Installation and Removal. Tenant may install in the Premises its personal property (including Tenant's usual trade fixtures) in a proper manner, provided that no such installation will interfere with or damage the mechanical, plumbing or electrical systems or the structure of the Building, and provided further that if such installation would require any change, addition or improvement to the Premises, such installation will be subject to Section 7.1. If no Default then exists, any such personal property installed in the Premises by Tenant (a) may be removed from the Premises from time to time in the ordinary course of Tenant's business or in the course of making any changes, additions or improvements to the Premises permitted under Section 7.1, and (b) will be removed by Tenant at the end of the Term according to Section 15.1. Tenant will promptly repair at its expense any damage to the Building resulting from such installation or removal.

     14.2 Responsibility. Tenant will be solely responsible for all costs and expenses related to personal property used or stored in the Premises. Tenant will pay any taxes or other governmental impositions levied upon or assessed against such personal property, or upon Tenant for the ownership or use of such personal property, on or before the due date for payment. Such personal property taxes or impositions are not included in Taxes.

     14.3 Landlord's Lien. [INTENTIONALLY OMITTED]

15. END OF TERM

     15.1 Surrender. Upon the expiration or other termination of the Term, Tenant will immediately vacate and surrender possession of the Premises in good order, repair and condition, except for ordinary wear and tear and damage by casualty. Upon the expiration or other termination of the Term, Tenant agrees to remove (a) all changes, additions and improvements to the Premises the removal of which Landlord requested or approved according to Section 7.1 at the time Landlord consented to their installation, and (b) all of Tenant's trade fixtures, office furniture, office equipment and other personal property. Tenant will pay Landlord on demand the cost of repairing any damage to the Premises or Building caused by the installation or removal of any such items. Any of Tenant's property remaining in the Premises will be conclusively deemed to have been abandoned by Tenant and may be appropriated, stored, sold, destroyed or otherwise disposed of by Landlord without notice or obligation to account to or compensate Tenant, and Tenant will pay Landlord on demand all costs incurred by Landlord relating to such abandoned property.

     15.2 Holding Over. Tenant understands that it does not have the right to hold over at any time and Landlord may exercise any and all remedies at law or in equity to recover possession of the Premises, as well as any damages incurred by Landlord, due to Tenant's failure to vacate the Premises and deliver possession to Landlord as required by this Lease. If Tenant holds over after the Expiration Date with Landlord's prior written consent, Tenant will be deemed to be a tenant from month to month, at a monthly Base Rent, payable in advance, equal to 150% of monthly Base Rent payable during the last year of the Term, and Tenant will be bound by all of the other terms, covenants and agreements of this Lease as the same may apply to a month-to-month tenancy. If Tenant holds over after the Expiration Date without Landlord's prior written consent, Tenant will be deemed a tenant at sufferance, at a daily Base Rent, payable in advance, equal to 200% of the Base Rent per day payable during the last year of the Term, and Tenant will be bound by all of the other terms, covenants and agreements of this Lease as the same may apply to a tenancy at sufferance.

16. ESTOPPEL CERTIFICATES. Promptly upon Landlord's request after Tenant has occupied the Premises, Tenant will execute and deliver to Landlord an Occupancy Estoppel Certificate in the form of Exhibit C. In addition, Tenant agrees that at any time and from time to time (but on not less than 10 days' prior request by Landlord), Tenant will execute, acknowledge and deliver to Landlord a certificate indicating any or all of the following: (a) the Commencement Date and Expiration Date; (b) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification);
(c) the date, if any, through which Base Rent, Additional Rent and any other Rent payable have been paid; (d) that no default by Landlord or Tenant exists which has not been cured, except as to defaults stated in such certificate; (e) that Tenant has no existing defenses or set-offs to enforcement of this Lease, except as specifically stated in such certificate; (f) provided such events have occurred, that Tenant has accepted the Premises and that all improvements required to be made to the Premises by Landlord have been completed according to this Lease; (g) that, except as specifically stated in such certificate, Tenant, and only Tenant, currently occupies the Premises; and (h) such other matters as may be reasonably requested by

Landlord. Any such certificate may be relied upon by Landlord and any prospective purchaser or present or prospective mortgagee, deed of trust beneficiary or ground lessor of all or a portion of the Building.

17. TRANSFERS OF LANDLORD'S INTEREST

     17.1 Sale, Conveyance and Assignment. Subject only to Tenant's rights under this Lease, nothing in this Lease will restrict Landlord's right to sell, convey, assign or otherwise deal with the Land, Building or Landlord's interest under this Lease.

     17.2 Effect of Sale, Conveyance or Assignment. A sale, conveyance or assignment of the Building will automatically release Landlord from liability under this Lease from and after the effective date of the transfer, except for any liability relating to the period prior to such effective date; and Tenant will look solely to Landlord's transferee for performance of Landlord's obligations relating to the period after such effective date. This Lease will not be affected by any such sale, conveyance or assignment and Tenant will attorn to Landlord's transferee.

     17.3 Subordination and Nondisturbance. This Lease is and will be subject and subordinate in all respects to any Encumbrance. WITHIN 60 DAYS AFTER THE FULL EXECUTION OF THIS LEASE, LANDLORD WILL DELIVER TO TENANT A SUBORDINATION, NON-DISTURBANCE, AND ATTORNMENT AGREEMENT SUBSTANTIALLY IN THE FORM OF EXHIBIT E ATTACHED HERETO, EXECUTED BY GENERAL ELECTRIC CAPITAL CORPORATION, LANDLORD'S LENDER. With respect to any Encumbrance first encumbering the Building subsequent to the Date of this Lease, upon Tenant's request, Landlord will use its good faith efforts to cause the Lender to agree (either in the Encumbrance or in a separate agreement with Tenant) that so long as Tenant is not in default of its obligations under this Lease, this Lease will not be terminated and Tenant's possession of the Premises will not be disturbed by the termination or foreclosure, or proceedings for enforcement, of such Encumbrance. While such subordination will occur automatically, Tenant agrees, upon request by and without cost to Landlord or any successor in interest, to promptly execute and deliver to Landlord or any Lender such instrument(s) as may be reasonably required to evidence such subordination. In the alternative, however, any Lender may unilaterally elect to subordinate its Encumbrance to this Lease.

     17.4 Attornment. If the interest of Landlord is transferred to any person (a "Transferee") by reason of the termination or foreclosure, or proceedings for enforcement, of an Encumbrance, or by delivery of a deed in lieu of such foreclosure or proceedings, Tenant will immediately and automatically attorn to the Transferee. Upon attornment this Lease will continue in full force and effect as a direct lease between the Transferee and Tenant, upon all of the same terms, conditions and covenants as stated in this Lease, except that the Transferee will not be: (a) liable for any act or omission of any prior landlord, including Landlord (but such exemption will not excuse the Transferee from the performance of any obligations of the landlord under this Lease required to be performed subsequent to the transfer to the Transferee); (b) subject to any offsets or defenses which Tenant might have against any prior landlord, including Landlord (excluding any express right of abatement granted under this Lease, provided that the Lender who held the Encumbrance the enforcement of which resulted in the transfer to the Transferee (the "Foreclosing Lender") was afforded any notice and cure rights to which it was entitled under Section 21.1 with respect to the matter that gave rise to such express right of abatement); (c) bound by any Rent or advance Rent which Tenant might have paid for more than the current month or the next succeeding month to any prior landlord, including Landlord, and all such Rent will remain due and owing, regardless of such advance payment; (d) obligated for repayment to Tenant of the Security Deposit or any other security or advance rental deposit made by Tenant, except to the extent the same is paid over to the Transferee; or (e) bound by any termination, amendment or modification of this Lease (other than one expressly contemplated by the terms of this Lease and effected according to such express terms, such as a termination by Landlord due to a Default by Tenant) made without the written consent of the Foreclosing Lender. Tenant agrees, upon request by and without cost to the Transferee, to promptly execute and deliver to the Transferee such instrument(s) as may be reasonably required to evidence such attornment.

18. RULES AND REGULATIONS. Tenant agrees to faithfully observe and comply with the Rules and Regulations set forth on Exhibit D and with all reasonable modifications and additions to such Rules and Regulations (which will be applicable to all Building tenants) from time to time adopted by Landlord and of which Tenant is notified in writing. No such modification or addition will contradict or abrogate any right expressly granted to Tenant under this Lease. Landlord's enforcement of the Rules and Regulations will be uniform and nondiscriminatory, but Landlord will not be responsible to Tenant for failure of any person to comply with the Rules and Regulations.

19. PARKING. Landlord grants Tenant the right to use Tenant's Parking Spaces for the temporary or daily parking of automobiles or similarly sized light trucks or utility vehicles during the Term of this Lease. Tenant will pay Parking Rent for the use of Tenant's Parking Spaces. All Parking Rent will be payable in advance on the first day of each month during the Term to the same place as Base Rent (or to such other place as Landlord may designate in writing) and will be considered Rent under this Lease. Tenant's rights to use Tenant's Parking Spaces and the Building's parking facilities in which they are located are nonexclusive, will be deemed a license only and are conditioned upon this Lease being in full force and effect and there being no Default. Tenant will not abuse its privileges with respect to Tenant's Parking Spaces and will use the same and the Building's parking facilities in accordance with Landlord's reasonable directions, including any reasonable Rules and Regulations adopted by Landlord with respect to such use and any signage posted in the Buildings' parking facilities. In no event will Tenant use more than the number of Tenant's Parking Spaces in the Building's parking facilities for the parking of vehicles by Tenant or any of its agents or employees. However, Tenant's invitees may use any visitor parking spaces available in the Building's parking facilities on an occasional and reasonable basis. Landlord's inability to make any of Tenant's Parking Spaces available at any time during the Term for reasons beyond Landlord's control will not be deemed a default by Landlord giving rise to any claim by Tenant., except that Tenant will be entitled to an equitable abatement of Parking Rent for any such spaces during the period of unavailability and such abatement will be in full settlement of claims that Tenant might otherwise have had for such unavailability. Landlord reserves the right (but will have no obligation) from time to time to change the number, size, location, shape or arrangement of the Building's parking facilities, designate visitor, handicapped, reserved or loading areas and change the level or grade of parking. Notwithstanding the foregoing, Landlord will maintain a minimum parking ratio of 4 spaces per 1,000 square feet of premises as described in Section 1.1(o). Landlord will have no liability to Tenant with respect to Tenant's use of Tenant's Parking Spaces, including any liability for any property that is lost, stolen, damaged or destroyed as a result of or in connection with such use.

20. TENANT'S DEFAULT AND LANDLORD'S REMEDIES

     20.1 Default. Each of the following events will constitute a material breach by Tenant and a "Default" under this Lease:

          (a) Failure to Pay Rent. Tenant fails to pay Base Rent, Additional Rent or any other Rent payable by Tenant under the terms of this Lease when due, and such failure continues for 5 days after written notice from Landlord to Tenant of such failure; provided that with respect to Base Rent and Additional Rent, Tenant will be entitled to only 2 notices of such failure during any Lease Year and if, after 2 such notices are given in any Lease Year, Tenant fails, during such Lease Year, to pay any such amounts when due, such failure will constitute a Default without further notice by Landlord or additional cure period.

          (b) Failure to Perform Other Obligations. Tenant breaches or fails to comply with any other provision of this Lease applicable to Tenant, and such breach or noncompliance continues for a period of 20 days after notice by Landlord to Tenant; or, if such breach or noncompliance cannot be reasonably cured within such 20-day period, Tenant does not in good faith commence to cure such breach or noncompliance within such 20-day period or does not diligently complete such cure within 60 days after receipt of such notice from Landlord. However, if such breach or noncompliance causes or results in (1) a dangerous condition on the Premises or Building, (2) any insurance coverage carried by Landlord or Tenant with respect to the Premises or Building being jeopardized, or (3) a material disturbance to another tenant, then a Default will exist if such breach or noncompliance is not cured as soon as reasonably possible after notice by Landlord to Tenant, and in any event is not cured within 30 days after receipt of such notice. For purposes of this Section 20.1(b), financial inability will not be deemed a reasonable ground for failure to immediately cure any breach of, or failure to comply with, the provisions of this Lease.

          (c) Nonoccupancy of Premises. Tenant fails to occupy and use the Premises within 15 days after the Commencement Date or leaves substantially all of the Premises unoccupied for 15 consecutive days or vacates and abandons substantially all of the Premises.

          (d) Transfer of Interest Without Consent. Tenant's interest under this Lease or in the Premises is transferred or passes to, or devolves upon, any other party in violation of Article 13.

          (e) Execution and Attachment Against Tenant. Tenant's interest under this Lease or in the Premises is taken upon execution or by other process of law directed against Tenant, or is subject to any attachment by any creditor or claimant against Tenant and such attachment is not discharged or disposed of within 15 days after levy.

          (f) Bankruptcy or Related Proceedings. Tenant files a petition in bankruptcy or insolvency, or for reorganization or arrangement under any bankruptcy or insolvency Laws, or voluntarily takes advantage of any such Laws by answer or otherwise, or dissolves or makes an assignment for the benefit of creditors, or involuntary proceedings under any such Laws or for the dissolution of Tenant are instituted against Tenant, or a receiver or trustee is appointed for the Premises or for all or substantially all of Tenant's property, and such proceedings are not dismissed or such receivership or trusteeship vacated within 60 days after such institution or appointment.

     20.2 Remedies. Time is of the essence. If any Default occurs, Landlord will have the right, at Landlord's election, then or at any later time, to exercise any one or more of the remedies described below. Exercise of any of such remedies will not prevent the concurrent or subsequent exercise of any other remedy provided for in this Lease or otherwise available to Landlord at law or in equity.

          (a) Cure by Landlord. Landlord may, at Landlord's option but without obligation to do so, and without releasing Tenant from any obligations under this Lease, make any payment or take any action as Landlord deems necessary or desirable to cure any Default in such manner and to such extent as Landlord deems necessary or desirable. Landlord may do so without additional demand on, or additional written notice to, Tenant and without giving Tenant an additional opportunity to cure such Default. Tenant covenants and agrees to pay Landlord, upon demand, all advances, costs and expenses of Landlord in connection with making any such payment or taking any such action, including reasonable attorney's fees, together with interest at the rate described in Section 3.5, from the date of payment of any such advances, costs and expenses by Landlord.

          (b) Termination of Lease and Damages. Landlord may terminate this Lease, effective at such time as may be specified by written notice to Tenant, and demand (and, if such demand is refused, recover) possession of the Premises from Tenant. Tenant will remain liable to Landlord for damages in an amount equal to the Base Rent, Additional Rent and other Rent which would have been owing by Tenant for the balance of the Term had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to such termination, after deducting all Landlord's expenses in connection with such recovery of possession or reletting. Landlord will be entitled to collect and receive such damages from Tenant on the days on which the Base Rent, Additional Rent and other Rent would have been payable if this Lease had not been terminated. Alternatively, at Landlord's option, Landlord will be entitled to recover from Tenant, as damages for loss of the bargain and not as a penalty, an aggregate sum equal to (1) all unpaid Base Rent, Additional Rent and other Rent for any period prior to the termination date of this Lease (including interest from the due date to the date of the award at the rate described in Section 3.5), plus any other sum of money and damages owed by Tenant to Landlord for events or actions occurring prior to the termination date; plus (2) the present value at the time of termination (calculated at the rate commonly called the discount rate in effect at the Federal Reserve Bank of New York on the termination date) of the amount, if any, by which (A) the aggregate of the Base Rent, Additional Rent and all other Rent payable by Tenant under this Lease that would have accrued for the balance of the Term after termination (with respect to Additional Rent, such aggregate will be calculated by assuming that Expenses and Taxes for the calendar year in which termination occurs and for each subsequent calendar year remaining in the Term if this Lease had not been terminated will increase by 8% per year over the amount of Expenses and Taxes for the prior calendar year), exceeds (B) the amount of such Base Rent, Additional Rent and other Rent which Landlord will receive for the remainder of the Term from any reletting of the Premises occurring prior to the date of the award, or if the Premises have not been relet prior to the date of the award, the amount, if any, of such Base Rent, Additional Rent and other Rent which could reasonably be recovered by reletting the Premises for the remainder of the Term at the then-current fair rental value, in either case taking into consideration loss of rent while finding a new tenant, tenant improvements and rent abatements necessary to secure a new tenant, leasing brokers' commissions and other costs which Landlord has incurred or might incur in leasing the Premises to a new tenant; plus (3) interest on the amount described in (2) above from the termination date to the date of the award at the rate described in
Section 3.5.

          (c) Repossession and Reletting. Landlord may reenter and take possession of all or any part of the Premises, without additional demand or notice, and repossess the same and expel Tenant and any party claiming by, through or under Tenant, and remove the effects of both using such force for such purposes as may be necessary, without being liable for prosecution for such action or being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of Rent or right to bring any proceeding for breach of covenants or conditions. No such reentry or taking possession of the Premises by Landlord will be construed as an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant. No notice from Landlord or notice given under a forcible entry and detainer statute or similar Laws will constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right, following any reentry or reletting, to exercise its right to terminate this Lease by giving Tenant such written notice, in which event the Lease will terminate as specified in such notice. After recovering possession of the Premises, Landlord may, from time to time, but will not be obligated to, relet all or any part of the Premises for Tenant's account, for such term or terms and on such conditions and other terms as Landlord, in its discretion, determines.

Landlord may make such repairs, alterations or improvements as Landlord considers appropriate to accomplish such reletting, and Tenant will reimburse Landlord upon demand for all costs and expenses, including attorneys' fees, which Landlord may incur in connection with such reletting. Landlord may collect and receive the rents for such reletting but Landlord will in no way be responsible or liable for any failure to relet the Premises or for any inability to collect any rent due upon such reletting. Regardless of Landlord's recovery of possession of the Premises, Tenant will continue to pay on the dates specified in this Lease, the Base Rent, Additional Rent and other Rent which would be payable if such repossession had not occurred, less a credit for the net amounts, if any, actually received by Landlord through any reletting of the Premises. Alternatively, at Landlord's option, Landlord will be entitled to recover from Tenant, as damages for loss of the bargain and not as a penalty, an aggregate sum equal to (1) all unpaid Base Rent, Additional Rent and other Rent for any period prior to the repossession date (including interest from the due date to the date of the award at the rate described in Section 3.5), plus any other sum of money and damages owed by Tenant to Landlord for events or actions occurring prior to the repossession date; plus (2) the present value at the time of repossession (calculated at the rate commonly called the discount rate in effect at the Federal Reserve Bank of New York on the repossession date) of the amount, if any, by which (A) the aggregate of the Base Rent, Additional Rent and all other Rent payable by Tenant under this Lease that would have accrued for the balance of the Term after repossession (with respect to Additional Rent, such aggregate will be calculated by assuming that Expenses and Taxes for the calendar year in which repossession occurs and for each subsequent calendar year remaining in the Term if Landlord had not repossessed the Premises will increase by 8% per year over the amount of Expenses and Taxes for the prior calendar year), exceeds (B) the amount of such Base Rent, Additional Rent and other Rent which Landlord will receive for the remainder of the Term from any reletting of the Premises occurring prior to the date of the award, or if the Premises have not been relet prior to the date of the award, the amount, if any, of such Base Rent, Additional Rent and other Rent which could reasonably be recovered by reletting the Premises for the remainder of the Term at the then-current fair rental value, in either case taking into consideration loss of rent while finding a new tenant, tenant improvements and rent abatements necessary to secure a new tenant, leasing brokers' commissions and other costs which Landlord has incurred or might incur in leasing the Premises to a new tenant; plus (3) interest on the amount described in (2) above from the repossession date to the date of the award at the rate described in Section 3.5.

          (d) Bankruptcy Relief. Nothing contained in this Lease will limit or prejudice Landlord's right to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding, an amount equal to the maximum allowable by any Laws governing such proceeding in effect at the time when such damages are to be proved, whether or not such amount be greater, equal or less than the amounts recoverable, either as damages or Rent, under this Lease.

21. LANDLORD'S DEFAULT AND TENANT'S REMEDIES

     21.1 Default. If Tenant believes that Landlord has breached or failed to comply with any provision of this Lease applicable to Landlord, Tenant will give written notice to Landlord describing the alleged breach or noncompliance. Landlord will not be deemed in default under this Lease if Landlord cures the breach or noncompliance within 20 days after receipt of Tenant's notice or, if the same cannot reasonably be cured within such 20-day period, if Landlord in good faith commences to cure such breach or noncompliance within such period and then diligently pursues the cure to completion. Tenant will also send a copy of such notice to any Lender of whom Tenant has been notified in writing, and such Lender will also have the right to cure the breach or noncompliance within the period of time described above.

     21.2 Remedies. If Landlord breaches or fails to comply with any provision of this Lease applicable to Landlord, and such breach or noncompliance is not cured within the period of time described in Section 21.1, then Tenant may exercise any right or remedy available to Tenant at law or in equity, except to the extent expressly waived or limited by the terms of this Lease.

22. SECURITY DEPOSIT

     22.1 Amount. Upon execution of this Lease, Tenant will deposit the Security Deposit with Landlord in the amount described in Section 1.1(k). Landlord and Tenant intend the Security Deposit to be used solely as security for Tenant's faithful and diligent performance of all of Tenant's obligations under this Lease. The Security Deposit will remain in Landlord's possession for the entire Term, and Landlord will not be required to segregate it from Landlord's general funds. Tenant will not be entitled to any interest on the Security Deposit. SEE ALSO SECTION 27.3.

     22.2 Use and Restoration. If Tenant fails to perform any of its obligations under this Lease, Landlord may, at its option, use, apply or retain all or any part of the Security Deposit for the payment of (1) any Rent in arrears; (2) any expenses Landlord may incur as a direct or indirect result of Tenant's failure to perform; and (3) any other losses or damages Landlord may suffer as a direct or indirect result of Tenant's failure to perform. If Landlord so uses or applies all or any portion of the Security Deposit, Landlord will notify Tenant of such use or application and Tenant will, within 10 days after receipt the date of Landlord's notice, deposit with Landlord a sum sufficient to restore the Security Deposit to the amount held by Landlord immediately prior to such use or application. Tenant's failure to so restore the Security Deposit will constitute a Default. SEE ALSO SECTION 27.3.

     22.3 Transfers. Tenant will not assign or encumber the Security Deposit without Landlord's express written consent. Neither Landlord nor its successors or assigns will be bound by any assignment or encumbrance unless Landlord has given its consent. Landlord will have the right, at any time and from time to time, to transfer the Security Deposit to any purchaser or lessee of the entire Building. Upon any such transfer, Tenant agrees to look solely to the new owner or lessee for the return of the Security Deposit.

     22.4 Refund. Provided that Tenant has fully and faithfully performed all of its obligations under this Lease, Landlord will refund the Security Deposit, or any balance remaining, to Tenant or, at Landlord's option, to the latest assignee of Tenant's interest under this Lease, within 60 days after the expiration or early termination of the Term and Tenant's vacation and surrender of the Premises to Landlord in the condition required by Section 15.1. If Tenant fails to make any final estimated payment of Additional Rent required by Landlord according to Section 3.2(c), Landlord may withhold such final payment from the amount of the Security Deposit refund. SEE ALSO SECTION 27.3.

23. BROKERS. Landlord and Tenant represent and warrant that no broker or agent negotiated or was instrumental in negotiating or consummating this Lease except the Brokers. Neither party knows of any other real estate broker or agent who is or might be entitled to a commission or compensation in connection with this Lease. Landlord will pay all fees, commissions or other compensation payable to the Brokers to be paid by Landlord according to Section 1.1(q) and Tenant will pay all fees, commissions or other compensation payable to the Brokers to be paid by Tenant according to Section 1.1(q). Tenant and Landlord will indemnify and hold each other harmless from all damages paid or incurred by the other resulting from any claims asserted against either party by brokers or agents claiming through the other party.

24. LIMITATIONS ON LANDLORD'S LIABILITY. Any liability for damages, breach or nonperformance by Landlord, or arising out of the subject matter of, or the relationship created by, this Lease, will be collectible only out of Landlord's interest in the Building and no personal liability is assumed by, or will at any time be asserted against, Landlord, its Affiliates, Building manager or asset manager, or any of its or their successors or assigns; all such liability, if any, being expressly waived and released by Tenant. Landlord's review, supervision, commenting on or approval of any aspect of work to be done by or for Tenant (under Article 7, Exhibit B, or otherwise) are solely for Landlord's protection and, except as expressly provided, create no warranties or duties to Tenant or to third parties.

25. NOTICES. All notices required or permitted under this Lease must be in writing and will only be deemed properly given and received (a) when actually given and received, if delivered in person to a party who acknowledges receipt in writing; or (b) one business day after deposit with a private courier or overnight delivery service, if such courier or service obtains a written acknowledgment of receipt; or (c) 2 business days after deposit in the United States mails, certified mail with return receipt requested and postage prepaid. All such notices must be transmitted by one of the methods described above to the party to receive the notice at, in the case of notices to Landlord, Landlord's Notice Address, and in the case of notices to Tenant, Tenant's Address, or, in either case, at such other address(es) as either party may notify the other of according to this Article 25.

26. MISCELLANEOUS

     26.1 Binding Effect. Each of the provisions of this Lease will extend to bind or inure to the benefit of, as the case may be, Landlord and Tenant, and their respective heirs, successors and assigns, provided this clause will not permit any transfer by Tenant contrary to the provisions of Article 13.

     26.2 Complete Agreement; Modification. All of the representations and obligations of the parties are contained in this Lease and no modification, waiver or amendment of this Lease or of any of its conditions or provisions will be binding upon a party unless in writing signed by such party.

     26.3 Delivery for Examination. Submission of the form of the Lease for examination will not bind Landlord in any manner, and no obligations will arise under this Lease until it is signed by both Landlord and Tenant and delivery is made to each.

     26.4 No Air Rights. This Lease does not grant any easements or rights for light, air or view. Any diminution or blockage of light, air or view by any structure or condition now or later erected will not affect this Lease or impose any liability on Landlord.

     26.5 Enforcement Expenses. Each party agrees to pay, upon demand, all of the other party's reasonable costs, charges and expenses, including the fees and out-of-pocket expenses of counsel, agents, and others retained, incurred in successfully enforcing the other parry's obligations under this Lease.

     26.6 Building Planning. At any time after the Date, Landlord may (upon at least 90 days prior notice) substitute for the Premises other premises in the Building ("New Premises") provided that the New Premises will be similar to the Premises in area and usable for Tenant's purpose. If Tenant is already occupying the Premises, then Landlord will also pay the reasonable expenses of Tenant's moving from the Premises to the New Premises and for improving the New Premises so that the leasehold improvements in the New Premises are substantially similar to those in the Premises. Such move will be made during evenings, weekends or otherwise so as to incur the least inconvenience to Tenant.

     26.7 Building Name. Tenant will not, without Landlord's consent, use Landlord's or the Building's name, or any facsimile or reproduction of the Building, for any purpose; except that Tenant may use the Building's name in the address of the business to be conducted by Tenant in the Premises. Landlord reserves the right, upon reasonable prior notice to Tenant, to change the name or address of the Building.

     26.8 No Waiver. No waiver of any provision of this Lease will be implied by any failure of either party to enforce any remedy upon the violation of such provision, even if such violation is continued or repeated subsequently. No express waiver will affect any provision other than the one specified in such waiver, and that only for the time and in the manner specifically stated.

     26.9 Recording; Confidentiality. Tenant will not record this Lease, or a short form memorandum, without Landlord's written consent and any such recording without Landlord's written consent will be a Default. Tenant agrees to keep the Lease terms, provisions and conditions confidential and will not disclose them to any other person without Landlord's prior written consent. However, Tenant may disclose Lease terms, provisions and conditions to Tenant's accountants, attorneys, managing employees and others in privity with Tenant, as reasonably necessary for Tenant's business purposes, without such prior consent.

     26.10 Captions. The captions of articles and sections are for convenience only and will not be deemed to limit, construe, affect or alter the meaning of such sections.

     26.11 Invoices. All bills or invoices to be given by Landlord to Tenant will be sent to Tenant's Address. Tenant may change Tenant's Address by notice to Landlord given according to Article 25. If Tenant fails to give Landlord specific written notice of its objections within 60 days after receipt of any bill or invoice from Landlord, such bill or invoice will be deemed true and correct and Tenant may not later question the validity of such bill or invoice or the underlying information or computations used to determine the amount stated.

     26.12 Severability. If any provision of this Lease is declared void or unenforceable by a final judicial or administrative order, this Lease will continue in full force and effect, except that the void or unenforceable provision will be deemed deleted and replaced with a provision as similar in terms to such void or unenforceable provision as may be possible and be valid and enforceable.

     26.13 Jury Trial. LANDLORD AND TENANT WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY LANDLORD OR TENANT AGAINST THE OTHER WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, TENANT'S USE AND OCCUPANCY OF THE PREMISES, OR THE RELATIONSHIP OF LANDLORD AND TENANT. HOWEVER, SUCH WAIVER OF JURY TRIAL WILL NOT APPLY TO ANY CLAIMS FOR PERSONAL INJURY.

     26.14 Authority to Bind. The individuals signing this Lease on behalf of Landlord and Tenant represent and warrant that they are empowered and duly authorized to bind Landlord or Tenant, as the case may be, to this Lease according to its terms.

     26.15 Only Landlord/Tenant Relationship. Landlord and Tenant agree that neither any provision of this Lease nor any act of the parties will be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

     26.16 Governing Law. This Lease will be governed by and construed according to the laws of the state in which the Building is located.

     26.17 Exhibits. The Exhibits listed below are attached to and incorporated in this Lease. In the event of any inconsistency between such Exhibits and the terms and provisions of this Lease, the terms and provisions of the Exhibits will control. The Exhibits to this Lease are:

           Exhibit A   Plan Delineating the Premises
           Exhibit B   Possession and Leasehold Improvements Agreement
           Exhibit C   Occupancy Estoppel Certificate
           Exhibit D   Rules and Regulations
           Exhibit E   Subordination, Non-Disturbance, and Attornment Agreement

     26.18 Form of Execution Copy. The parties acknowledge that they intend to execute a blacklined copy of this Lease which shows all changes to Landlord's form of lease for the Building. The parties acknowledge that this Lease reflects the final agreement between the parties hereto and that any words or items stricken herein are intended to be deleted and any words or items in bold are intended to be included and made a part of this Lease.

27. ADDITIONAL PROVISIONS

     27.1 Existing Lease. As of the Date, Tenant occupies certain premises in the building located at 7310 Turfway Road pursuant to a lease between Landlord and Tenant dated August 1, 2001, as amended (the "7310 Lease"). It is the agreement of Landlord and Tenant that the 7310 Lease will terminate upon the Commencement Date of this Lease and that Landlord agrees to transfer the Security Deposit held pursuant to the 7310 Lease to this Lease and to hold such Security Deposit pursuant to Article 22 and Section 27.3 of this Lease.

     27.2 Option to Extend. Tenant shall have two options to extend the Lease for 5-year periods each upon expiration of the immediately prior term, at a Base Rent equal to 95% of the then-market rental rate, to be reasonably determined by Landlord and Tenant and/or Tenant's Representative (the "Renewal Rent") plus a Tenant refurbishment allowance for repainting and recarpeting; provided that the Renewal Rent for the option period shall not be less than the Base Rent in effect at the expiration of the prior term and the Renewal Rent will be subject to annual 3% increases. Tenant shall give Landlord written notice of Tenant's intent to exercise Tenant's option to extend the Lease on or before 180 days prior to the expiration date for such term. Upon receipt of such notice, Landlord shall have 30 days to deliver written notice to Tenant of the Renewal Rent to be charged during the extension period ("Rent Notice"). Upon receipt of the Rent Notice, Tenant shall have 10 days to notify Landlord, in writing, of Tenant's acceptance or rejection of Tenant's exercise of Tenant's option to extend. In the event Tenant fails to deliver to Landlord written notice of Tenant's acceptance or rejection of the Rent Notice, the Lease will terminate as of the applicable expiration date. This option to extend will be of no further force and effect if Tenant does not timely exercise its option, Tenant does not timely accept the Rent Notice, Tenant or its Affiliates do not occupy 100% of the Premises at the time Tenant exercises this option, or Tenant is in default under this Lease after notice and time to cure at the time it exercises this option. If Tenant accepts the Rent Notice, Tenant will execute an amendment to this Lease so confirming the extension of the Lease and the Renewal Rent within 30 days of receipt of the same from Landlord.

     27.3 Letter of Credit.

          (a) Tenant will obtain, in favor of Landlord, an irrevocable stand-by letter of credit in the amount of $75,000.00, issued by a federally insured financial institution in form and substance acceptable to Landlord (the "Letter of Credit"), which will be automatically renewed and maintained in full force and effect until 60 days after the expiration or earlier termination of this Lease and otherwise as required hereunder. Replacement Letters of Credit shall be delivered by Tenant to Landlord no later than the date the prior Letter of Credit expires. It will be an event of default hereunder if Tenant fails to deliver such replacement Letter of Credit, without requirement of any further demand or notice by Landlord. If Tenant defaults in its payment of Rent or the performance of any of its other obligations under this Lease, Landlord will have the right to draw on the Letter of Credit for the payment of Rent or any other amount in default, or for the payment of any other amount that Landlord may spend or become obligated to spend by reason of Tenant's default, or for the payment to Landlord of any other loss or damage that Landlord may suffer by reason of Tenant's default. If Landlord draws on the Letter of Credit, Tenant will restore the Letter of Credit to its original amount within five days after written demand by Landlord. The Letter of Credit will not be a limitation on Landlord's damages or an advance payment of Rent.

          (b) If Tenant pays all Rent due and timely performs all of its obligations under this Lease, Landlord will permit Tenant to reduce the amount of the Letter of Credit by 20% on each anniversary of the Commencement Date. Notwithstanding the foregoing, if, at the end of the second year of the initial Term of this Lease, Tenant submits audited financial statements indicating Tenant's net worth of at least $3,000,000, Landlord will reduce the amount of the Security Deposit required under this Lease to $11,191.38 and will release the Letter of Credit to Tenant upon Tenant's depositing with Landlord, in accordance with Article 22 of this Lease, the sum of $11,191.38. However, if Tenant fails to provide the audited financial statements to Landlord at the end of the second year of the initial Term of this Lease or if the submitted financial statements do not indicate Tenant's net worth is at least $3,000,000, the requirement in subsection 27.3(a) for the $75,000.00 Letter of Credit shall remain in full force and effect, subject only to periodic reductions as set forth in this subsection 27.3(b).

          (c) All references in the Lease to "Security Deposit" shall mean the Letter of Credit. In the event of the expiration or earlier termination of the Lease and Tenant's vacation or surrender of the Premises pursuant to Section 15.1, so long as Tenant has performed all of its obligations under the Lease, Landlord will surrender the Letter of Credit to Tenant within 60 days after such termination or expiration.

     27.4 Building Signage.

          (a) So long as (1) Tenant is the largest single tenant of the 7300 Building, (2) leases at least one full floor, (3) Landlord has reviewed and approved Tenant's financials, and (4) Tenant is not in default under this Lease, then Tenant, at its sole cost and expense, will have the right to install its name and/or logo on the Building facade ("Tenant's Signage") in accordance with subparagraph (b) below,

          (b) Tenant's Signage is subject to (1) compliance with all applicable laws, including, without limitation, all local codes and permits and the rules of any association to which the Building is subject; (2) Landlord's reasonable approval of the size, style, aesthetic appearance, and method of installation of Tenant's Signage; (3) Tenant's maintenance and repair of Tenant's Signage during the Term; and (4) Tenant's removal of Tenant's Signage upon the expiration or earlier termination of this Lease and Tenant's restoration of the Building facade to its condition prior to the installation of Tenant's Signage.

          (c) So long as Tenant has Building signage in accordance with this
Section 27.4, Landlord will not permit any competitor of Tenant to install signage on the facade of the Building.

     27.5 Moving Allowance. Landlord will reimburse Tenant for up to $47,000.00 ("Moving Allowance") for costs incurred by Tenant in relocating to the Premises. Tenant can apply the Moving Allowance to any reasonable costs, including, without limitation, data and telephone cabling and equipment, moving fees, and construction costs and fees. Landlord will reimburse Tenant within 30 days after receipt from Tenant of evidence of the costs incurred. Tenant will not be entitled to credit for any unused Moving Allowance or for any reimbursement requested after December 31, 2002.

     27.6 Space Plan. Landlord, at its sole cost and expense, will pay for Landlord's architect, Rixey & Blum, Inc., to prepare a space plan for the Premises and up to two revisions to such space plan at Tenant's direction.

     27.7 HVAC Testing. Upon completion of Tenant's Work pursuant to Exhibit B and prior to Tenant's occupancy of the Premises for business, Landlord agrees, at its sole cost and expense, to operate the HVAC System for the Premises 24 hours a day for two weeks to permit testing and balancing of the System.

     Having read and intending to be bound by the terms and provisions of this Lease, Landlord and Tenant have signed it as of the Date.

                                        LANDLORD:

                                        PHL-OPCO, LP, a Delaware limited
                                        partnership

                                        By: PHL-GP, LLC, a Delaware limited
                                            liability company, its general
                                            partner

                                        By: PHL-HOLDCO, LLC, a Delaware limited
                                            liability company, its authorized
                                            member


/s/ Denise Kim Goodwin                  By /s/ Stephanie Lawrence
-------------------------------------      -------------------------------------
Witness                                 Name Stephanie T. Lawrence
                                        Its Authorized Agent


                                        TENANT:

                                        Xanodyne Pharmacal, Inc., a Delaware
                                        Corporation


                                        By /s/ Robert A. Estey
                                           -------------------------------------
                                        Name Robert A Estey
                                        Title CFO


/s/ Bo [illegible]
-------------------------------------
Witness

STATE OF OHIO                       )
              ----------------------
                                    ) ss.
COUNT OF HAMILTON                   )
                 -------------------

     This Lease Agreement was acknowledged before me this 28th day of March, 2002 by Robert Estey as CFO of Xanodyne Pharmacal, Inc., a Delaware corporation.

     WITNESS my hand and official seal.


                                        /s/ Thomas Jennings
                                        ----------------------------------------
                                        Notary Public

My commission expires: N/A.

                               (SEAL) THOMAS PAUL JENNINGS, ATTORNEY AT LAW NOTARY PUBLIC, STATE OF OHIO
                                        MY COMMISSION HAS NO EXPIRATION DATE
                                        SECTION 147.03

                                                                   US-2002-00274

                                    EXHIBIT A
                            TURFWAY RIDGE OFFICE PARK

                          PLAN DELINEATING THE PREMISES

                                  (FLOOR PLAN)

                                    EXHIBIT B
                            TURFWAY RIDGE OFFICE PARK

                 POSSESSION AND LEASEHOLD IMPROVEMENTS AGREEMENT

     1. CONFLICTS; TERMS. If there is any conflict or inconsistency between the provisions of the Lease and those of this Exhibit B ("Work Letter"), the provisions of this Work Letter will control. Except for those terms expressly defined in this Work Letter, all initially capitalized terms will have the meanings stated for such terms in the Lease. The following terms, which are not defined in the Lease, have the meanings indicated:

          (a) "Scheduled Commencement Date" means 120 days after the Start Date (defined below).

          (b) "Commencement Date" means the first day of the Term, which will be the earlier of (1) the first day on which Tenant occupies the Premises for the regular conduct of its business; or (2) the Scheduled Commencement Date.

          (c) "Start Date" means the first day of the Tenant Finish Period, which will be the date the existing tenant surrenders the Premises to Landlord, on which Landlord will deliver the Premises to Tenant, which day is anticipated to be May 15, 2002 unless the Start Date is extended according to Paragraph 2 below.

          (d) "Tenant Finish Period" means the period beginning on the Start Date and ending on the Commencement Date.

          (e) "Submission Date" means N/A.

          (f) "Landlord's Representative" means Rachael Wiley.

          (g) "Tenant's Representative" means The Staubach Company.

          (h) "Tenant's Architect" means Rixey & Blum, Inc. or such other licensed or registered professional architect, designer or space planner as may be selected by Tenant and reasonably approved by Landlord.

          (i) "Tenant's Engineers" means _____________________________________, or such other licensed or registered professional engineers as may be selected by Tenant and reasonably approved by Landlord.

          (j) "Maximum Allowance Amount" means $471,300.00 (which is $20.00 per rentable square foot of the Premises).

          (k) "Leasehold Improvements" means all alterations, leasehold improvements and installations to be constructed or installed by Tenant in the Premises according to this Work Letter.

          (l) "Landlord's Work" means N/A.

          (m) "Tenant's Work" means all Leasehold Improvements other than Landlord's Work.

          (n) "Preliminary Plans" means space plans and general specifications for Tenant's Work prepared by Tenant's Architect in such form (and on such scale in the case of plans and drawings) as Landlord may reasonably specify.

          (o) "Construction Documents" means complete construction plans and specifications for Tenant's Work prepared by Tenant's Architect and Tenant's Engineers in such form (and on such scale in the case of plans and drawings) as Landlord may reasonably specify and detailing all aspects of Tenant's Work, including, without limitation, the location of libraries, safes and other heavy objects, stairwells, walls, doors, computer equipment, telephone and related equipment, and electrical, plumbing, heating, ventilation and air conditioning equipment (including equipment in excess of that required for normal use). Tenant's Engineers will perform all mechanical and electrical design work included in the Construction Documents.

          (p) "Tenant's Costs" means all costs required to be expended by Tenant under this Work Letter in connection with Tenant's Work, including, without limitation, the costs of: preparing the Preliminary Plans if revisions are required beyond the amount for which Landlord will pay pursuant to Section 27.6 of the Lease, Construction Documents and the as-built plans described in Paragraph 8; performing Tenant's Work; obtaining all required insurance, licenses and permits; satisfying all requirements of applicable laws, codes and regulations; letting all contracts; fees payable to Tenant's Representative; and all required electrical and telephone panels and meters and supplemental HVAC equipment. If Tenant establishes to Landlord's reasonable satisfaction that at least 75% of the Maximum Allowance Amount (that is, at least $353,475.00) will be applied by Tenant to the Tenant's Costs described in the preceding sentence and such amount is sufficient to build out the Premises, then Tenant may request that the remaining the balance of the Maximum Allowance Amount be applied to the Additional Costs (defined below).

          (q) "Additional Costs" means any costs incurred by Tenant in excess of Tenant's Costs for which Tenant requests reimbursement pursuant to Subparagraph
(p) above and Paragraph 17 below for furniture or other personal property, for fixtures or equipment (unless such fixtures or equipment will constitute permanent additions to the Premises and are shown on the Construction Documents), purchase and installation of telephone and data cabling and equipment and/or costs of moving to the Premises (in excess of the Moving Allowance).

     2. TENANT FINISH PERIOD; COMMENCEMENT DATE. The Tenant Finish Period will begin on the Start Date specified in Paragraph 1(c) above, unless the Start Date is extended according to the following provisions. If on or before the Start Date specified in Paragraph 1(c), Tenant has not been permitted entry to the Premises for the conduct of Tenant's Work, then the Start Date will be extended until the date on which both such events have occurred. If the Start Date has not occurred within 3 months after the date specified in Paragraph 1(c), then Tenant will have the right to terminate the Lease by delivering written notice of termination to Landlord not more than 5 days after the end of such 3-month period unless otherwise agreed to by Landlord and Tenant. Upon such termination, each party will, upon the other's request, execute and deliver an agreement in recordable form containing a release and surrender of all right, title and interest in and to the Lease; neither Landlord nor Tenant will have any further obligations to each other, including, without limitation, any obligations to pay for work previously performed in the Premises; all improvements to the Premises will become and remain the property of Landlord; and Landlord will refund to Tenant any sums paid to Landlord by Tenant in connection with the Lease. Such postponement of the Start Date (and therefore the postponement of the commencement of the Term), and such termination and refund right, will be in full settlement of all claims that Tenant might otherwise have against Landlord by reason of Landlord's failure to deliver the Premises or any delay in commencing or completing any of Landlord's Work.

     3. REPRESENTATIVES. Landlord appoints Landlord's Representative to act for Landlord in all matters covered by this Work Letter. Tenant appoints Tenant's Representative to act for Tenant in all matters covered by this Work Letter. All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Work Letter will be made to Landlord's Representative or Tenant's Representative, as the case may be. Tenant will not make any inquiries of or requests to, and will not give any instructions or authorizations to, any other employee or agent of Landlord, including Landlord's architect, engineers and contractors or any of their agents or employees, with regard to matters covered by this Work Letter. Either party may change its Representative under this Work Letter at any time by 3 days' prior written notice to the other party.

     4. LANDLORD'S PROPERTY. Landlord and Tenant agree that all alterations, improvements and additions made to the Premises according to this Work Letter, whether paid for by Landlord or Tenant, will, without compensation to Tenant, become Landlord's property upon installation and will remain Landlord's property at the expiration or earlier termination of the Term.

     5. POSSESSION. Tenant's taking possession of any portion of the Premises will be conclusive evidence that such portion of the Premises was in good order and satisfactory condition when Tenant took possession, except as expressly stated elsewhere in the Lease. No promises to alter, remodel or improve the Premises or Building and no representations concerning the condition of the Premises or Building have been made by Landlord to Tenant other than as may be expressly stated in the Lease (including this Work Letter).

     6. EARLY ACCESS. Landlord may, in its discretion, permit Tenant to enter the Premises prior to the Start Date so that Tenant may do such work as may be required to prepare the Premises for Tenant's Work. If Landlord permits such entry prior to the Start Date, Tenant will not interfere with the work of any other tenant or occupant. If at any time such access causes or threatens to cause disharmony or interference, including labor disharmony, Landlord will have the right to immediately withdraw such permission. At all times while Tenant is in occupation of the Premises prior to the Commencement Date (including the Tenant Finish Period), Tenant will be subject to and will comply with all of the terms and provisions of the Lease, except that no Base Rent or Additional Rent will be payable by Tenant prior to the Commencement Date.

     7. LANDLORD'S APPROVAL. All Preliminary Plans and Construction Documents, and any revisions to the same (whether in the form of a change order or otherwise) are expressly subject to Landlord's prior written approval, which will not be unreasonably withheld or delayed. Landlord may withhold its approval of any such items that require work which:

          (a) exceeds or adversely affects the capacity or integrity of the Building's structure or any of its heating, ventilating, air conditioning, plumbing, mechanical, electrical, communications or other systems;

          (b) is not approved by any Lender;

          (c) would not be approved by a prudent owner of property similar to the Building;

          (d) [intentionally omitted];

          (e) Landlord reasonably believes will increase the cost of operating or maintaining any of the Building's systems;

          (f) Landlord reasonably believes will reduce the market value of the Premises or the Building at the end of the Term;

          (g) does not conform to applicable building code or is not approved by any governmental authority having jurisdiction over the Premises;

          (h) does not meet or exceed Building Standard (defined in Section 1.2(c) of the Lease); or

          (i) Landlord reasonably believes will infringe on the architectural or historical integrity of the Building.

     8. TENANT'S PLANS. If Tenant's Preliminary Plans are not acceptable to Landlord, Landlord will so notify Tenant with required changes noted. If Landlord so notifies Tenant of any required change to the Preliminary Plans, Tenant will cause the same to be revised and resubmitted to Landlord within 7 days after receipt of such notice. Within 15 days after Landlord notifies Tenant of Landlord's approval of the Preliminary Plans, Tenant, at its expense, will cause the Construction Documents to be prepared and submitted to Landlord for its approval. The Construction Documents must strictly conform to the Preliminary Plans approved by Landlord and must be in all respects sufficient for the purpose of obtaining a building permit for Tenant's Work. If required by Landlord, Tenant will cause the Construction Documents to be resubmitted to Landlord for its approval within 7 days after Landlord notifies Tenant of any required changes. Tenant's Work will not commence prior to Landlord's approval of the Construction Documents. If Landlord fails to deliver to Tenant Landlord's written approval or its written request for revisions within five business days 15 days after Landlord receives any submittal by Tenant of Preliminary Plans, Construction Documents or any required revisions to them, Tenant will receive a credit against Base Rent beginning on the Commencement Date equal to one day's Base Rent for each day subsequent to the fifth business day 15th day after Tenant's submittal until the day of Landlord's response. Except as provided in Paragraph 2 above, no delays in the design, or performance of Tenant's Work will change the Start Date or the Commencement Date. Upon completion of Tenant's Work, Tenant will provide Landlord a complete set of reproducible as-built plans of the Premises. If Tenant fails to provide such plans, Landlord may obtain them, directly or by field verification, and charge Tenant for all costs incurred by Landlord in doing so. No approval by Landlord of the Preliminary Plans, the Construction Documents or any revisions to them will constitute a representation or warranty by Landlord as to the adequacy or sufficiency of such plans, or the improvements to which they relate, for any use, purpose or condition, but such approval will merely be the consent of Landlord to the construction or installation of improvements in the Premises according to such plans.

     9. TENANT'S WORK. During the Tenant Finish Period, Tenant, at its expense, will construct or cause to be constructed in the Premises all of Tenant's Work according to the Construction Documents approved by Landlord. Tenant, at its expense, will obtain: (a) all permits (including, without limitation, building permits) required for construction of Tenant's Work; (b) all contracts and insurance required under this Work Letter; and (c) all certificates required for occupancy of the Premises from the appropriate governmental authorities. Tenant will cause all Tenant's Work to be diligently completed in a good and workmanlike manner, according to the approved Construction Documents and all applicable laws, and free and clear of any liens or claims for liens.

     10. TENANT'S CONTRACTOR. Landlord will have the right to approve Tenant's contractor ("Contractor") and all subcontractors, which approvals will not be unreasonably withheld or delayed. Landlord will provide Tenant with a list of contractors and subcontractors that are acceptable to Landlord. Tenant may select its Contractor and subcontractors from such list or may request Landlord's approval of a Contractor or subcontractors not on such list. Tenant will not execute any contract for the performance of Tenant's Work until Landlord's approvals of the Contractor and subcontractors have been obtained, and Tenant will cause its proposed Contractor and subcontractors (if the proposed Contractor or subcontractors are other than those set forth on such list) to submit such information, including financial information, as may be reasonably required by Landlord to determine whether such Contractor and subcontractors should be approved.

     11. CONSTRUCTION CONTRACT. Tenant's construction contract for Tenant's Work will provide (and Tenant will deliver a copy of it to Landlord so that Landlord may confirm it provides) that: (a) if Landlord requires, Contractor will obtain a payment and performance bond in the amount of 100% of the cost of constructing Tenant's Work, from a surety company mutually acceptable to Tenant and Landlord, at Landlord's expense; (b) construction of Tenant's Work will not interfere with Landlord's or Landlord's tenants' activities in, or use or enjoyment of, the Building; (c) Contractor will cooperate with other contractors in the Building to insure harmonious working relationships, including, without limitation, coordinating with other contractors in the Building concerning use of elevators, trash removal and water and utility usage; (d) Contractor will leave all Common Areas in a neat, clean, orderly and safe condition at the end of each day during construction of Tenant's Work; (e) Contractor will procure and maintain and cause its subcontractors to procure and maintain the insurance described in Paragraph 12 below; (f) upon completion of Tenant's Work, Contractor will provide to Landlord and Tenant as-built drawings together with mechanical balance reports and any maintenance manuals on equipment installed in the Premises as part of Tenant's Work; (g) any purchased materials remaining after completion of the subject portion of Tenant's Work (such as, for example, extra paint, wail coverings or carpet) will be given by Contractor to Landlord for use in subsequent repairs; and (h) all labor and material supplied according to the contract will be fully warranted by Contractor for a period of not less than one year from substantial completion of Tenant's Work and such warranty will provide that it is for the benefit of both Landlord and Tenant and may be enforced by either. The construction contract will also contain the following indemnification and defense provisions:

     Contractor will protect, defend, hold harmless, and indemnify [Landlord's name to be inserted] and its successors, assigns, directors, officers and employees (collectively, "Indemnitees") from and against all claims, actions, liabilities, damages, losses, costs and expenses (including attorneys' fees) arising out of or resulting from the performance of the work contemplated by this contract by Contractor or any of its subcontractors, provided that any such claims, actions, liabilities, damages, losses, costs or expenses (1) are attributable to bodily injury, sickness, disease, or death, or to injury to or destruction of tangible property (other than the work contemplated by this contract itself) including the loss of use resulting therefrom, and (2) are caused in whole or in part by the negligent act or omission of Contractor, any subcontractor, or any materialman employed by any of them, or anyone for whose acts any of them may, directly or indirectly, be liable. Such obligations will not be construed to negate, abridge or otherwise reduce any other right or obligation of indemnity which would otherwise exist as to any party or person described in this paragraph.

     Contractor agrees to protect, defend, hold harmless and indemnify the Indemnitees from and against any and all claims, actions, liabilities, damages, losses, costs and expenses (including attorneys' fees) arising out of or resulting from Contractor's failure to purchase all insurance required under Paragraph 12 of the Possession and Leasehold Improvements Agreement attached to and made a part of the Lease Agreement dated [Date of Lease to be inserted] between [Landlord's name to be inserted] and [Tenant's name to be inserted], and Contractor's failure to require and obtain proper insurance coverage from its subcontractors. In any and all claims against the Indemnitees or any employee of Contractor or any subcontractor, anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable, the indemnification obligation under this provision will not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for Contractor or any subcontractor under Workers' or Workmen's Compensation Acts, disability benefit acts, or other employee benefit acts.

     The indemnification and defense obligations stated above will not apply to any claims, actions, liabilities, damages, losses, costs or expenses caused directly and solely by the affirmative gross negligence or intentional tortious acts of the Indemnitees.

     12. CONTRACTOR'S INSURANCE. Tenant will cause Contractor (and, except as provided below, all of Contractor's subcontractors) to procure and maintain in effect during the entire period of construction of Tenant's Work the following insurance:

          (a) Worker's compensation insurance with statutory benefits and limits which fully comply with all state and federal requirements;

          (b) Employer's liability insurance with limits as required by law;

          (c) Automobile liability insurance including owned, non-owned, leased and hired car coverage, naming Landlord as an additional insured, providing primary (and not contributing) coverage, and containing cross-liability and severability of interest clauses; limits of liability will be as follows:
Coverage will be in an amount of not less than $1,000,000 combined single limit per occurrence;

          (d) Commercial general liability insurance including personal injury, owner's and contractor's protective liability, explosion, collapse and underground damage liability endorsement (commonly called X, C and U hazards), products, completed operations, blanket contractual and broad form property damage coverage, naming Landlord, Landlord's Building manager, Landlord's asset manager and any Lender as additional insureds, providing primary (and not contributing) coverage, and containing cross-liability and severability of interest clauses; limits of liability will be as follows: Coverage will be in an amount of not less than $3,000,000 combined single limit per occurrence; and

          (e) "All risk" builders risk property insurance for the full replacement cost of Tenant's Work on a completed value basis, naming Landlord as a loss payee, as its interest may appear, providing primary (and not contributing) coverage, and including a waiver of all rights of subrogation against Landlord.

All of the above insurance policies must be placed with insurance companies reasonably acceptable to Landlord and must be endorsed to require 30 days' written notice to Landlord prior to any cancellation or material change in coverage. Prior to the commencement of any Tenant's Work, Tenant will cause Contractor to deliver to Landlord original certificates of insurance evidencing the insurance coverage required above. Tenant will also cause Contractor to obtain certificates or evidence of similar insurance from each of Contractor's subcontractors before their work commences and deliver such certificates or evidence to Landlord. Each subcontractor must be covered by insurance of the same character and in the same amount as specified for Contractor above, except that (1) a subcontractor's comprehensive general liability insurance will have combined single limits not less than $500,000 per occurrence; (2) so long as Contractor's builders risk policy covers all of Tenant's Work, no subcontractor will be required to maintain builders risk coverage; and (3) with regard to other types of insurance specified above, Contractor and Landlord may agree to lesser limits in writing because of the nature of the particular subcontract work.

     13. ADDITIONAL REQUIREMENTS CONCERNING TENANT'S WORK. The following additional requirements will apply to Tenant's Work:

          (a) All of Tenant's Work will be: (1) of a quality at least equal to Building Standard; (2) completed only according to the Construction Documents approved by Landlord; (3) conducted in a manner so as to maintain harmonious labor relations and not to interfere with or delay any other work or activities being carried on by Landlord or Landlord's contractors cir other tenants; (4) designed, performed and completed in substantial compliance with all applicable standards and regulations established by Landlord and provided to Tenant in advance of the commencement of construction of Tenant's Work as well as all safety, fire, plumbing and electrical and other codes and governmental and insurance requirements; (5) completed only by the Contractor approved by Landlord; (6) coordinated by the approved Contractor so as to insure timely completion; and (7) performed and conducted in such a manner so as not to alter the structure or systems of the Building.

          (b) Under no circumstances will Tenant, Contractor or any of their authorized representatives ever alter or modify or in any manner disturb any "Central" (as defined below) system or installation of the Building, including, without limitation, the Central plumbing system, Central electrical system, Central heating, ventilating and air conditioning system, Central fire protection and fire alert system, Central Building maintenance systems, Central structural system, elevators and anything located within the Central core of the Building. Only with Landlord's express written permission will Tenant, Contractor or their authorized representatives alter or modify or in any manner disturb any "Branch" (as defined below) of any Central system or installation of the Building which serves or is located within the Premises. "Central" means that portion of any Building system or component which is within the core of the Building or common to or serves or exists for the benefit of other tenants in the Building, and "Branch" means that portion of any Building system or component which serves to connect or extend Central systems to the Premises. Any and all interfacing with, or tie-ins to, any Central Building systems or Branches will be scheduled with Landlord not later than 5 days prior to the commencement of any such work. Any such interfacing with, or tie-ins to, any such Building systems, and any checks of such interfacing or tie-ins, will be performed only after the same have been scheduled with, and approved by, Landlord.

          (c) Contractor may submit to Landlord written requests for use of any Building Standard materials which have been prestocked by Landlord. Any such request will indicate the quantity and description of the prestocked materials needed. Contractor will be responsible for the relocation and allocation of any such materials to the Premises under the supervision of, and only with the consent of, Landlord's Representative or contractor. Contractor will be solely and exclusively responsible for signing for and verifying any such prestocked materials so used. Landlord will deduct from the amount of the Allowance described in Paragraph 17 below the value of any prestocked materials so requested by Contractor from Landlord. The value of any such prestocked materials will be determined by the quantities required in accordance with generally accepted costs in the metropolitan area in which the Building is located.

          (d) All construction personnel engaged in the performance of Tenant's Work must use the Building's freight elevator and not the passenger elevators for access to the Premises. All deliveries of materials for use in connection with the construction of Tenant's Work requiring the freight elevator of the Building must be scheduled in advance with Landlord. In addition, any of Tenant's Work which is to be performed during hours other than the Business Hours must be scheduled in advance with Landlord.

          (e) Tenant agrees that if Contractor fails to leave all Common Areas in a neat, clean, orderly and safe condition at the end of each day during construction of Tenant's Work, after reasonable notice to Tenant, Landlord will have the right to immediately take such action as Landlord deems appropriate to render the Common Areas neat, clean, orderly and safe and Tenant will, upon Landlord's written demand, reimburse Landlord for all Landlord's costs of taking such action.

     14. LANDLORD'S SERVICES. During construction of Tenant's Work, Landlord will provide the following services related to such construction, at no cost to
Tenant: all electricity and other utilities, security, toilets, elevator service to the Premises and parking for Tenant's contractors and subcontractors; and any other services requested by Tenant or Contractor that Landlord agrees to provide (such as engineering, maintenance or housekeeping services), including the HVAC services Landlord has agreed to provide pursuant to Section 27.7 of the Lease.

     15. INSPECTION; STOP WORK; NONCOMPLYING WORK. Landlord reserves the right to inspect Tenant's Work in the Premises at all reasonable times, provided that such inspection(s) will in no way make Landlord responsible for any of Tenant's Work and will not constitute a representation or warranty by Landlord as to the adequacy or sufficiency of Tenant's Work. Landlord reserves the right to stop any and all work performed (or to be performed) if Landlord considers any such work, or its performance, to be dangerous or creating a nuisance, or otherwise injurious to Tenant, Landlord or any other Building tenants. If any inspection by

Landlord reveals any item of Tenant's Work that does not comply with Tenant's obligations under this Work Letter, Landlord may so notify Tenant and require that the item be corrected to so comply. Within 10 days after the date of any such notice from Landlord, Tenant will begin correction of any such noncomplying item and will then promptly and diligently pursue such correction to completion. If any such item is not so corrected after such notice, Landlord may enter the Premises at any time and correct the item at Tenant's expense (to be paid by Tenant promptly upon demand).

     16. MECHANICS' LIENS. In the conduct of Tenant's Work, Tenant will take all action necessary to ensure that no mechanic's or other liens attach to the Premises or Building. Without limitation, Tenant will post notices, with form and content and in the manner as specified by any applicable law, notifying all persons or entities which may supply labor or materials in connection with Tenant's Work that Landlord's interest in the Premises and Building will not be subject to any lien for the same. If any such lien should be filed, the provisions of Article 8 of the Lease will apply.

     17. LANDLORD'S ALLOWANCE. Landlord agrees to pay Tenant the "Allowance," to be applied to the cost of designing and performing Tenant's Work, equal to the lesser of (a) Tenant's Costs plus Additional Costs, if any, or (b) the Maximum Allowance Amount. As used below, "Landlord's Percentage" means that percentage obtained by dividing the Maximum Allowance Amount by the then-current estimate of the total Tenant's Costs (based on Tenant's contracts with Tenant's Architect, Tenant's Engineers and Contractor); provided that Landlord's Percentage will never exceed 100%. Landlord will pay the amount of the Allowance to Tenant in progress payments after the commencement of the Tenant Finish Period. Such progress payments will be made not later than 30 days after receipt by Landlord from Tenant of copies of Tenant's invoices from Contractor (and, where applicable, copies of Contractor's invoices from its subcontractors or suppliers) together with a certificate from Tenant's Architect (or other evidence satisfactory to Landlord) indicating that the work to which such invoices relate has been substantially completed and/or the materials to which such invoices relate have been installed in, or delivered to, the Premises. Such progress payments will be made payable to Tenant and Contractor, and will be for Landlord's Percentage of the amount of the submitted invoices, less a 10% retainage, unless Tenant's contracts provide for at least a 10% retainage, in which case Landlord will waive its retainage. As a condition precedent to Landlord's issuing any such progress payment subsequent to the first such progress payment, Tenant will deliver to Landlord original lien waivers from Contractor and any applicable subcontractor or supplier indicating that claims for mechanics' or materialmen's liens with respect to the labor and materials reflected in the invoices submitted for the immediately preceding progress payment have been waived. A further condition precedent to Landlord's issuing the last such payment for the amount of the retainage will be that Landlord has received from Tenant (either prior to or simultaneously with the issuance of such final payment) the following: (a) written notice from Contractor and Tenant's Architect (or other evidence satisfactory to Landlord) that Tenant's Work has been completed (including completion of any punch list items); (b) final and unconditional original lien waivers from Contractor and all subcontractors, suppliers, materialmen and other parties who performed labor at, or supplied materials to, the Premises in connection with Tenant's Work; and (c) a copy of the certificate of occupancy for the Premises issued by the appropriate governmental authorities. Landlord will have no obligation to make any such progress payment at any time that a Default exists under the Lease and the total of all such progress payments will in no event exceed the amount of the Allowance. In no event will Landlord pay any Additional Costs unless and until the requirements of Subparagraph l(p) above are satisfied.

     18. GENERAL. Failure by Tenant to pay any amounts due under this Work Letter will have the same effect as failure to pay Rent under the Lease, and such failure or Tenant's failure to perform any of its other obligations under this Work Letter will constitute a Default under Section 20.1 of the Lease, entitling Landlord to all of its remedies under the Lease as well as all remedies otherwise available to Landlord.

                                                                   US-2002-00274

                                    EXHIBIT C
                            TURFWAY RIDGE OFFICE PARK

                         OCCUPANCY ESTOPPEL CERTIFICATE

     THIS OCCUPANCY ESTOPPEL CERTIFICATE ("Certificate") is made upon this 2 day of December, 2002, by Xanodyne Pharmacal, Inc., a Delaware corporation (the "Tenant"), with respect to and forming a part of that certain Lease Agreement (the "Lease") dated February 22, 2002, between PHL-OPCO, LP (the "Landlord") and Tenant for the premises commonly known as Suite 300 (the "Premises") of the 7300 Building at Turfway Ridge Office Park, 7300-7310 Turfway Road, Florence, Kentucky 41042 (the "Building").

     In consideration of the mutual covenants and agreements stated in the Lease, and intending that this Certificate may be relied upon by Landlord and any prospective purchaser or present or prospective mortgagee, deed of trust beneficiary, or ground lessor of all or a portion of the Building, including, without limitation, General Electric Capital Corporation, Tenant certifies as follows:

     1. Except for those terms expressly defined in this Certificate, all initially capitalized terms will have the meanings stated for such terms in the Lease.

     2. The Commencement Date occurred on 10-14-02 and the Expiration Date will occur on 10-31-07.

     3. Tenant's obligation to make monthly payments of Base Rent under the Lease began (or will begin) on 10-14-02 and is paid current through the date of this Certificate.

     4. Tenant's obligation to make monthly estimated payments of Additional Rent under the Lease began (or will begin) on January 2003 and is paid current through the date of this Certificate.

     5. Tenant has accepted the Premises, and all leasehold improvements and other work required to be performed by Landlord under the Lease have been satisfactorily completed.

     6. Tenant has no existing offset, credit, or defense to the payment of any Rent.

     IN WITNESS WHEREOF, Tenant has executed this Certificate as of the day and year first written above.

                                        TENANT:

                                        Xanodyne Pharmacal, Inc., a Delaware
                                        corporation


                                        By /s/ Robert A. Estey
                                           -------------------------------------
                                        Name Robert A. Estey
                                        Title CFO

                                                                   US-2002-00274

                                    EXHIBIT D
                            TURFWAY RIDGE OFFICE PARK

                              RULES AND REGULATIONS

     1. RIGHTS OF ENTRY. Tenant will have the right to enter the Premises at any time, but outside of Business Hours Tenant will be required to furnish proper and verifiable identification. Landlord will have the right to enter the Premises at all reasonable hours to perform janitorial services or clean windows; and also at any time during the last 3 months of the Term, with reasonable prior notice to Tenant, to show the Premises to prospective tenants.

     2. RIGHT OF EXCLUSION. Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's judgment, is intoxicated or under the influence of alcohol or drugs.

     3. OBSTRUCTIONS. Tenant will not obstruct or place anything in or on the sidewalks or driveways outside the Building, or in the lobbies, corridors, stairwells or other Common Areas. Landlord may remove, at Tenant's expense, any such obstruction or thing without notice or obligation to Tenant.

     4. REFUSE. Tenant will place all refuse in the Premises in proper receptacles provided and paid for by Tenant, or in receptacles provided by Landlord for the Building, and will not place any litter or refuse on or in the sidewalks or driveways outside the Building, or the Common Areas, lobbies, corridors, stairwells, ducts or shafts of the Building.

     5. PUBLIC SAFETY. Tenant will not throw anything out of doors, windows or skylights, down passageways or over walls.

     6. KEYS; LOCKS. Landlord may from time to time install and change locks on entrances to the Building, Common Areas and the Premises, and will provide Tenant a reasonable number of keys and card keys to meet Tenant's requirements. If Tenant desires additional keys, they will be furnished by Landlord and Tenant will pay a reasonable charge for them. Tenant will not add or change existing locks on any door in or to the Premises without Landlord's prior written consent. If with Landlord's consent, Tenant installs lock(s) incompatible with the Building master locking system;

          (a) Landlord, without abatement of Rent, will be relieved of any obligation under the Lease to provide any service that requires access to the affected areas;

          (b) Tenant will indemnify Landlord against any expense as a result of forced entry to the affected areas which may be required in an emergency; and

          (c) Tenant will, at the end of the Term and at Landlord's request, remove such lock(s) at Tenant's expense.

At the end of the Term, Tenant will promptly return to Landlord all keys and card keys for the Building and Premises which are in Tenant's possession.

     7. AESTHETICS. Tenant will not attach any awnings, signs, displays or projections to the outside or inside walls or windows of the Building which are visible from outside the Premises without Landlord's prior written approval, which may be withheld in Landlord's sole discretion.

     8. WINDOW TREATMENT. If Tenant desires to attach or hang any curtains, blinds, shades or screens to or in any window or door of the Premises, Tenant must obtain Landlord's prior written approval. Tenant will not coat or sunscreen the interior or exterior of any windows without Landlord's express written consent. Tenant will not place any objects on the window sills that cause, in Landlord's reasonable opinion, an aesthetically unacceptable appearance,

     9. WINDOWS. Tenant will close all windows during inclement weather and upon leaving the Premises. Any damage to the Premises or the Building caused by Tenant's failure to close windows shall be solely Tenant's responsibility.

     10. DIRECTORY BOARDS. The Building office directory boards have a limited capacity; however, Landlord will make every reasonable effort to accommodate Tenant's requirements.

     11. BUILDING CONTROL. Landlord reserves the right to control and operate the Common Areas as well as facilities furnished for the common use of tenants in such manner as Landlord deems best for the benefit of tenants generally. Landlord reserves the right to prevent access to the Building during an emergency by closing the doors or otherwise, for the safety of tenants and protection of the Building and property in the Building.

     12. BUILDING CLEANING. Tenant shall not employ janitors, cleaning or other maintenance personnel other than those designated by Landlord for the purpose of cleaning or maintaining the Premises.

     13. ENGINEERING CONSENT. All plumbing, electrical and heating, ventilating and air conditioning ("HVAC") work for and in the Premises requires Landlord's prior written consent to maintain the integrity of the Building's electrical, plumbing and HVAC systems.

     14. HVAC INTERFERENCE. Tenant will not place objects or other obstructions on the HVAC convectors or diffusers and will not permit any other interference with the HVAC system.

     15. PLUMBING. Tenant will only use plumbing fixtures for the purpose for which they are constructed. Tenant will pay for all damages resulting from any misuse by Tenant of plumbing fixtures.

                                                                   US-2002-00274

                                    EXHIBIT E
                            TURFWAY RIDGE OFFICE PARK

                         SUBORDINATION, NON-DISTURBANCE,
                            AND ATTORNMENT AGREEMENT

     THIS AGREEMENT is made and entered into as of the ______________ day of _________________, 20___, by and between General Electric Capital Corporation, a New York corporation ("Mortgagee"), and ___________________________, a
_______________ ("Lessee").

                                    RECITALS

     A. Mortgagee has made a loan (the "Loan") to PHL-OPCO, LP, a Delaware limited partnership ("Borrower"), for the purpose of financing Borrower's acquisition and development of the _____________________________________________
in ______________, ___________, and described in Exhibit A attached hereto and incorporated herein by reference (said real property and improvements being herein called the "Project"), such Loan being secured by a First Deed of Trust and Security Agreement dated _____________ and recorded in Volume _______, Page ___, et seq., of the ______________ Records of ____________ County,__________
(the "Mortgage"), constituting a lien or encumbrance on the Project; and

     B. Lessee is the holder of a leasehold estate in and to Suite _____________ of the Project, consisting of approximately _________ square feet of space (the "Demised Premises"), under that Lease Agreement (the "Lease") dated ______________, executed by Borrower, as Landlord (Borrower being sometimes hereinafter called "Lessor"), and Lessee, as Tenant; and

     C. Lessee and Mortgagee desire to confirm their understandings with respect to the Lease and the Mortgage.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, Lessee and Mortgagee agree and covenant as follows:

     1. Non-Disturbance. Mortgagee agrees that it will not disturb the possession of Lessee under the Lease upon any judicial or non-judicial foreclosure of the Mortgage or upon acquiring title to the Project by deed-in-lieu of foreclosure, or otherwise, if the Lease is in full force and effect and Lessee is not then in default under the Lease, and that Mortgagee will accept the attornment of Lessee thereafter so long as Lessee is not in default under the Lease.

     2. Attornment. If the interests of Lessor in and to the Demised Premises are owned by Mortgagee by reason of any deed-in-lieu of foreclosure, judicial foreclosure, sale pursuant to any power of sale or other proceedings brought by it or by any other manner, including, but not limited to, Mortgagee's exercise of its rights under any assignment of leases and rents, and Mortgagee succeeds to the interest of Lessor under the Lease, Lessee shall be bound to Mortgagee under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining and any extension thereof duly exercised by Lessee with the same force and effect as if Mortgagee were the Lessor under the Lease; and Lessee does hereby attorn to Mortgagee, as its lessor, said attornment to be effective and self-operative, without the execution of any further instruments on the part of any of the parties hereto, immediately upon Mortgagee's succeeding to the interest of Lessor under the Lease; provided, however, that Lessee shall be under no obligation to pay rent to Mortgagee until Lessee receives written notice from Mortgagee that Mortgagee has succeeded to the interest of the Lessor under the Lease or otherwise has the right to receive such rents. The respective rights and obligations of Lessee and Mortgagee upon such attornment, to the extent of the then remaining balance of the term of the Lease, shall be and are the same as now set forth therein, it being the intention of the parties hereto for this purpose to incorporate the Lease in this Agreement by reference, with the same force and effect as if set forth in full herein.

     3. Mortgagee's Obligations. If Mortgagee shall succeed to the interest of Lessor under the Lease, Mortgagee, subject to the last sentence of this Paragraph 3, shall be bound to Lessee under all of the terms, covenants and conditions of the Lease; provided, however, that Mortgagee shall not be:

          (a) Liable for any act or omission of any prior lessor (including Lessor); or

          (b) Subject to the offsets or defenses which Lessee might have against any prior lessor (including Lessor); or

          (c) Bound by any rent or additional rent or advance rent which Lessee might have paid for more than the current month to any prior lessor (including Lessor), and all such rent shall remain due and owing, notwithstanding such advance payment; or

          (d) Bound by any security or advance rental deposit made by Lessee which is not delivered or paid over to Mortgagee and with respect to which Lessee shall look solely to Lessor for refund or reimbursement; or

          (e) Bound by any termination, amendment or modification of the Lease made without its consent and written approval.

Neither General Electric Capital Corporation nor any other party who from time to time shall be included in the definition of Mortgagee hereunder, shall have any liability or responsibility under or pursuant to the terms of this Agreement after it ceases to own an interest in the Project. Nothing in this Agreement shall be construed to require Mortgagee to see to the application of the proceeds of the Loan, and Lessee's agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing the Loan. Lessee acknowledges that Mortgagee is obligated only to Borrower to make the Loan only upon the

                                                                   US-2002-00274

                            FIRST AMENDMENT TO LEASE
                            TURFWAY RIDGE OFFICE PARK
                                     (6035)

     For valuable consideration, the receipt and adequacy of which are expressly acknowledged, Landlord and Tenant agree that:

     1. Definitions. In this First Amendment, the following terms have the meaning given:

          (a) Date: April 23, 2002.

          (b) Landlord: PHL-OPCO, LP, a Delaware limited partnership.

          (c) Tenant: Xanodyne Pharmacal Inc., a Delaware corporation.

          (d) Lease: Office Lease Agreement dated March 12, 2002 between Landlord, and Tenant ("Original Lease"), as amended by this First Amendment.

          (e) Premises: Suite 300.

          (g) Building Address: Turfway Ridge Office Park
                                7300-7310 Turfway Rd.
                                Florence, KY 41042

          (h) Security Deposit: See Paragraph 3 below.

Any capitalized term used in this First Amendment but not defined in this First Amendment has the meaning set forth for such term in the Lease.

     2. Amendment to Section 1.1. As of the Date, the following subsections of
Section 1.1 of the Original Lease are amended in their entirety to read as follows:

          (m) "Landlord's Notice Address" means all of the following:

          PHL-OPCO, LP                   PHL-OPCO, LP
          c/o BetaWest, Ltd.             c/o Donaldson, Lufkin & Jenrette
          1050 17th Street, Suite 1000   DLJ Real Estate Capital Partners, Inc.
          Denver, CO  80265              11 Madison Avenue, 16th Floor
          Attention: Asset Management    New York, NY 10010
                                         Attention: Mr. Andrew P. Rifkin,
                                                    Managing Director

In all other respects, Section 1.1 of the Original Lease is unchanged.

     3. Letter of Credit. Section 27.3 of the Original Lease is restated in its entirety as follows:

          (a) Tenant will obtain, in favor of Landlord, an irrevocable stand-by letter of credit in the amount of $300,000.00, issued by a federally insured financial institution substantially in the form attached hereto as Schedule 1 (the "Letter of Credit"), which will be automatically renewed and maintained in full force and effect until 60 days after the expiration or earlier termination of this Lease and otherwise as required hereunder. Replacement Letters of Credit shall be delivered by Tenant to Landlord no later than 10 days prior to the date the prior Letter of Credit expires. It will be an event of default hereunder if Tenant fails to deliver such replacement Letter of Credit, without requirement of any further demand or notice by Landlord. If Tenant defaults in its payment of Rent or the performance of any of its other obligations under this Lease, including, without limitation the failure to timely deliver a Replacement Letter of Credit, Landlord will have the right to draw on the Letter of Credit to hold as a cash Security Deposit, or for the payment of Rent or any other amount in default, or for the payment of any other amount that Landlord may spend or become obligated to spend by reason of Tenant's default, or for the payment to Landlord of any other loss or damage that Landlord may suffer by reason of Tenant's default. If Landlord draws on the Letter of Credit, Tenant will restore the Letter of Credit to its original amount within five days after written demand by Landlord. The Letter of Credit will not be a limitation on Landlord's damages or an advance payment of Rent.

          (b) If Tenant pays all Rent due and timely performs all of its obligations under this Lease, Landlord will permit Tenant to reduce the amount of the Letter of Credit to $170,000 on the first anniversary of the Commencement Date and $100,000 on the second anniversary of the Commencement Date, provided that in the immediately preceding 12-month period no monetary default has occurred under the Lease, regardless of whether such default was later cured. The potential of Tenant to reduce the Letter of Credit will be reviewed annually as of each anniversary of the Commencement Date based on Tenant's performance for the preceding 12-month period. Notwithstanding the foregoing, if, at any time during the Term, Tenant submits the then current audited financial statements certified by a "Big 6" accounting firm indicating Tenant's net worth of at least $20,000,000, and Tenant is not then in default under the Lease and has not been in monetary default under the Lease for the preceding 12 months, regardless of whether such default has been cured, Landlord will reduce the amount of the Security Deposit required under this Lease to $11,191.38 and will release the Letter of Credit to Tenant upon Tenant's depositing with Landlord, in accordance with Article 22 of the Original Lease, the sum of $11,191.38. However, if Tenant fails to provide such audited financial statements, the submitted financial statements do not indicate Tenant's net worth is at least $20,000,000, or Tenant has been in monetary default under the Lease during the preceding 12-month period, regardless of whether such default has been cured, then the requirement in subsection (a) for the Letter of Credit shall remain in full force and effect, subject only to periodic reductions as set forth in this subsection (b).

          (c) All references in the Lease to "Security Deposit" shall mean the Letter of Credit, unless and until subparagraph (b) is satisfied. In the event of the expiration or earlier termination of the Lease and Tenant's vacation or surrender of the Premises pursuant to Section 15.1, so long as Tenant has performed all of its obligations under the Lease, Landlord will surrender the Letter of Credit to Tenant within 60 days after such termination or expiration.

     4. Brokers. Landlord and Tenant represent and warrant to each other that neither has dealt with any broker, agent, or finder except Colliers International - Turley Martin Tucker (Landlord's broker) and The Staabach Company (Tenant's broker), for whose commissions Landlord will be responsible, pursuant to a separate agreement. Landlord and Tenant hereby agree to indemnify and hold the other harmless from all damages, liabilities, and expenses, including reasonable attorneys' fees, arising from any claims or demands of any other broker, agent, or finder for any commission alleged to be due in connection with this Amendment as a result of any action by the indemnifying party.

     5. Estoppel. Tenant represents and warrants to Landlord that (a) there are no subleases, assignments, or other agreements between Tenant and any third parry concerning or affecting the Lease or the Premises or any portion thereof; and (b) Tenant has not assigned, conveyed, pledged, or granted any interest in the Lease or any portion of the Premises to any person or entity.

     6. Binding Effect. This First Amendment becomes effective only upon the execution by Landlord and Tenant.

     7. Confirmation of Lease. As amended by this First Amendment, Landlord and Tenant ratify the terms and conditions of the Lease.

     The undersigned have executed this First Amendment as of the Date.

                                        LANDLORD:

                                        PHL-OPCO, LP, a Delaware limited
                                        partnership

                                        By: PHL-GP, LLC, a Delaware limited
                                            liability company, its general
                                            partner

                                        By: PHL-HOLDCO, LLC, a Delaware limited
                                            liability company, its authorized
                                            member


                                        By /s/ Stephanie Lawrence
                                           -------------------------------------
                                        Name Stephanie T. Lawrence
                                        Its Authorized Agent


                                        TENANT:

                                        Xanodyne Pharmacal, Inc., a Delaware
                                        Corporation


                                        By /s/ Robert A. Estey 5/1/02
                                           -------------------------------------
                                        Name Robert A Estey
                                        Title CFO


Witness: /s/ Bo [illegible] 5/1/02

STATE OF OHIO                       )
                                    ) ss.
COUNT OF HAMILTON                   )


     Sworn to and subscribed before me this 1st day of May, 2002.


                               (SEAL)   /s/ Thomas Jennings
                                        ----------------------------------------
                                        THOMAS PAUL JENNINGS, ATTORNEY AT LAW
                                        NOTARY PUBLIC, STATE OF OHIO
                                        MY COMMISSION HAS NO EXPIRATION DATE
                                        SECTION 147.03

                                    EXHIBIT C

                                MONTHLY PAYMENTS

Payment Date                              Amount
------------                            ----------
On or Before November 1, 2005           $37,828.14
On or Before December 1, 2005           $37,828.14
On or Before January 1, 2006            $37,828.14
On or Before February 1, 2006           $37,828.14
On or Before March 1, 2006              $37,828.14
On or Before April 1, 2006              $37,828.14
On or Before May 1, 2006                $37,828.14
On or Before June 1, 2006               $37,828.14
On or Before July 1, 2006               $37,828.14
On or Before August 1, 2006             $37,828.14
On or Before September 1, 2006          $37,828.14
On or Before October 1, 2006            $37,828.14
On or Before November 1, 2006           $38,927.84
On or Before December 1, 2006           $38,927.84
On or Before January 1, 2007            $38,927.84
On or Before February 1, 2007           $38,927.84
On or Before March 1, 2007              $38,927.84
On or Before April 1, 2007              $38,927.84
On or Before May 1, 2007                $38,927.84
On or Before June 1, 2007               $38,927.84
On or Before July 1, 2007               $38,927.84
On or Before August 1, 2007             $38,927.84
On or Before September 1, 2007          $38,927.84
On or Before October 1, 2007            $17,856.08

Monthly Payments should be delivered as follows:

If by Regular Mail:

BH Turfway LLC Clearing Account, as Mortgagor, for the benefit of UBS Real Estate Investments Inc., as Mortgagee
Reference #772-592
2592 Solutions Center
Chicago, IL 60677-2005

If by Overnight Courier:

BH Turfway LLC Clearing Account, as Mortgagor, for the benefit of UBS Real
Estate

Investments Inc., as Mortgagee
Reference #772-592
PNC Bank
Highpoint Business Center
160 Hanson Court
Wood Dale, IL 60191

                                    EXHIBIT D

                           SUBLESSOR'S FF&E INVENTORY

                       INVENTORY OF FURNITURE - 7TH FLOOR

OFFICE NUMBER      TYPE OF OFFICE                                       CONTENTS
-------------   --------------------   --------------------------------------------------------------------------
704                  CAFETERIA         3 tables (60" x 18"), 22 tables (32" x 32"), 88 cafeteria chairs
                                       OUTSIDE PATIO: 3 round tables, 3 rectangular tables
                 EXECUTIVE DINING
705                    AREA            table (60" x 18"), 16 chairs, table (192" x 48")
713                   Private          Desk w/chair, 2 chairs, bookshelf, file cabinet (2 drawer)
714                   Private          Desk w/chair, 2 chairs, bookshelf
716                  CORRIDOR          4 side chairs, 2 bookshelves, side table w/break chair
715                   Private          Desk w/chair, 2 chairs, bookshelf
719                   Private          Desk w/chair, 2 chairs, bookshelf
720                   Private          Desk w/chair, 2 chairs, bookshelf
711                TRAINING ROOM       11 tables (60" X 18"), 17 cushioned chairs, 2 tables (32" x 32")
710                Training Room       12 tables (60" X 18"), 15 cushioned chairs
723                Training Room       3 tables (60" X 18"), 9 cushioned chairs
725             VIDEO TRAINING ROOM    5 cushioned chairs
726             Video Training Room    4 cushioned chairs, 1 cubical chair
728             Video Training Room    4 cushioned chairs, 1 side chair
727             Video Training Room    5 cushioned chairs, 2 side chairs
730             Video Training Room    5 cushioned chairs, 1 cubical chair
731             Video Training Room    5 cushioned chairs, 1 cubical chair
733             Video Training Room    4 cushioned chairs, 1 cubical chair, 1 side chair
732             Video Training Room    3 cushioned chairs, 1 side chair, 1 cubical chair
735             Video Training Room    4 tables (60" X 18"), podium, 48" round table
                 Open Office-Sales
718                  Training          9 bookshelves (5 high)
775                  Mailroom          4 chairs, 1 (2 drawer) file cabinet, carts (4)
773                Training Room       5 tables (48" Round), 19 tables (60" X 18"), 48 chairs
                 Docking Stations      5 Docking Stations, 4 cubical chairs, 42" round table w/4 chairs
741                   Private          Desk w/chair, 2 chairs, 2 side chairs, 1 cherry bookshelf
770                  Executive         Desk w/chair, 2 chairs, 42" round w/ 2 chairs
                                       96" X 48" table w/ 8 chairs, 36" X 25" cabinet wood, 2 bookshelves
771             Executive Conf. Rm     (5 high), lateral file, additional lateral file outside of door
766                Training Room       19 tables (60" X 18"), 5 round tables (48"), 13 chairs, podium
745                  Corridor          table (60" x 18"), 6 bookshelves (5 high), 2 bookshelves (2 high)
                                       18 file cabinets (4 drawer), Fire King Safe (60" x 32" x 31"), 3 pull
748                 FILING ROOM        open lockers, 2 tables (70" x 30"), 1 table (60" x 30")
746                   Private          Desk w/chair, 3 chairs, bookshelf, dry erase
747                   PRIVATE          Desk w/chair, 2 cubical chairs, 1 chair, 1 side chair, dry erase 2 desks w/ 2 cubical chairs, 2 file cabinets (2 high), 2 lateral file
751                   PRIVATE          cabinets, 1 side chair, 1 cubical chair, 1 bookshelf (2 high)
752                   Private          Desk w/chair, 2 chairs, bookshelf
                 Open Office-Sales     15 bookshelves (4 high), 4 pull open locker type file cabinets, 2
750                  Services          chairs, 2 side tables
753                   PRIVATE          Desk w/chair, 2 chairs, bookshelf
754                   Private          Desk w/chair, 2 chairs, 42" round w/ 2 chairs, 2 bookshelves
755                   Private          Desk w/chair, 2 chairs, bookshelf
                                       table (120" x 56") w/ 9 leather chairs, 42" round table w/cubical
756               CONFERENCE ROOM      chair
759                   Private          Desk w/chair, 2 chairs, bookshelf
                                       Desk w/cubical chair, 2 chairs, cherry lateral (4 high), bookshelf (4
760                   Private          high)

761                   Private          Desk w/chair, 2 chairs, cherry lateral file (5 high), lateral file (4 high)
750A               Breakout Area       2 mesh chairs with mini attached table
764                   Storage          Podium, bookshelf (3 high)
768                 Open Office        2 chairs, end table
721                 Open Office        2 lateral files (2 high), 2 file cabinets (2 drawer), 2 tables (60" x 18")
757              Sales Operations      4 file cabinets (4 high)
744                   PRIVATE          7 file cabinets (4 high), 4 bookshelves
769                  EXECUTIVE         Desk w/chair, 2 chairs, table (72" x 38") w/ 6 chairs
762                COPY/FAX AREA       2 bookshelves, table (48" x 24")
                     EXECUTIVE         2
                      PRIVATE          17
                                           45 cubical chairs, 41 side chairs, 2 office chairs (visitor chairs), 1
                     CUBICLES          67 cushioned chair, 1 mesh oversized chair
                 OTHER (WORK AREA,
                 SUPPLY, BREAKOUT)     30

                       INVENTORY OF FURNITURE - 8TH FLOOR

OFFICE NUMBER      TYPE OF OFFICE                                       CONTENTS
-------------   --------------------   --------------------------------------------------------------------------
829                   Private          Desk w/chair, 2 chairs, bookshelf
830                   Private          Desk w/chair, 2 chairs, bookshelf
831                   Private          Desk w/chair, 2 chairs, bookshelf
832                   Private          Desk w/chair, 2 chairs, bookshelf
835                   Private          Desk, 2 chairs, bookshelf
836                   Private          Empty
837                   Private          Desk, 2 chairs, bookshelf
                                       Desk w/chair, 2 upholstered chairs, 2 cubical chairs, 1 cherry
840                   Private          bookshelf
841                   Private          Desk w/chair, 1 chair, 2 bookshelves
842                   Private          Desk w/chair, 5 chairs (upholstered/cubical), bookshelf
845                   Private          Desk w/chair, 2 chairs, 1 cubical chair, bookshelf
846                   Private          Desk w/chair, 2 chairs, bookshelf
847                  CONF ROOM         Rectangular tabel with 5 chairs
848                   Private          Desk w/chair, 2 chairs, bookshelf
                                       STORAGE: Misc. pieces: 5 cube chairs, 2 chairs, 1 cherry desk, 1
849                   Private          cherry lateral (2 drawer), mismatch pieces for another desk
                                       STORAGE: 3 cherry desks, 2 cherry bookshelves, 1 cherry lateral (4
850                   Private          drawer) 1 cherry lateral (2 drawer)
852                   Private          Desk w/chair, 2 chairs, bookshelf
857                   Private          Desk w/chair, 2 chairs, 2 bookshelves
858                   Private          Desk w/chair, 2 chairs, bookshelf
859                   Private          Desk w/chair, 2 chairs, bookshelf
863                   Private          Desk
864                   Private          Desk w/chair, 2 chairs, bookshelf
865                   Private          Desk w/chair, 2 chairs, bookshelf
866                   Private          Desk w/chair, 3 chairs, bookshelf
867                   Private          Desk w/chair, lateral file, bookshelf
868                   Private          Desk w/chair, lateral file, 2 chairs, bookshelf
869                   Private          Desk w/chair, 3 chairs, bookshelf
870                   Private          Desk w/chair, lateral file (2 drawer), 2 chairs, bookshelf
861                   Private          Empty
862                  WORK AREA         Small oval table/4 chairs, 7 file cabinets (4 drawer), 1 (3 drawer)
860                   Private          designed as 2 cubicals with 2 additional chairs
838                  WORK AREA         9 (4 drawer) file cabinets, 1 (2 drawer), 2 chairs
834                COPY/WORK AREA      chair
826                   Private          Desk w/chair, 2 chairs, 2 bookshelves, 1 lateral file (5 drawer)
825                   Private          Desk w/chair, 2 chairs, bookshelf, 1 (2 drawer) file cabinet
827                  OPEN AREA         6 bookshelves (5 high)
821                   Private          Desk w/chair, 2 chairs, bookshelf, dry erase board
                                       Desk w/chair, 2 bookshelves, dry erase board, leather chair, 71.5 X
820                   Private          35.5 rectangular conference table w/ 5 chairs
817                   CORRIDOR         42" round table w/ 4 chairs, 3 bookshelves (5 high)
                                       Desk w/chair, 42" round table w/ 2 chairs, lateral file (2 drawer), 2
810                   Private          bookshelves
814                   Private          Desk w/chair, 2 bookshelves, 3 chairs, memo board
819                   Private          Desk w/chair, 2 chairs, bookshelf
823                   Private          Desk w/chair, 2 chairs
818                   Private          Desk w/chair, 2 bookshelves, 1 chair
824                   Private          Desk w/chair, 2 chairs, bookshelf, dry erase board
809                   Private          Desk w/chair, bookshelf, 42" round table w/ 2 chairs
808                   Private          Desk w/chair, 2 chairs, 2 bookshelves
804                  WORK AREA         2 chairs, refridgerator
                                       Desk w/chair, 36 x 14 bookshelf, movable file/table 24" x 18.5"
805               EXECUTIVE OFFICE     adjusts to 42", 2 chairs
                EXECUTIVE CONFERENCE
806                     ROOM           72" x 36" w/ 6 chairs
811                   Private          Desk w/chair, 2 chairs, bookshelf
812                   Private          Desk w/chair, 2 chairs, bookshelf
813                  WORK AREA         Bookshelf

839                 BREAKOUT AREA      42" round table w/3 mesh oversized chairs, 2 cubical chairs
844               CONFERENCE ROOM      8' x 4' table w/ 9 chairs
843                    SUPPLY          Empty
803 A & B         CONFERENCE ROOM      19 training tables (60" x 18"), 34 cubical chairs, 2 refridgerators
802                  BOARD ROOM        14 leather chairs, 14' x 5' conference table, cabinet
890                   LIBRARY          10 chairs, 12 lunchroom chairs
855               SECURED LIBRARY      9 bookshelves (5 high), 2 bookshelves (4 high)
885                   Private          Desk w/chair, chair, bookshelf, 42" table w/ 2 chairs
884                   Private          Desk w/chair, 2 chairs, bookshelf
883                   Private          Desk, 2 chairs, bookshelf
882                   Private          Desk w/chair, 2 chairs, bookshelf
878                   Private          Desk w/chair, 2 chairs, bookshelf
                                       Desk w/chair, 2 chairs, 42" round table w/2chairs, bookshelf, small
875                   Private          side table
874                   Private          Desk w/chair, 3 chairs, bookshelf, 1 cubical chair, side chair
873                   Private          Desk w/chair, 3 chairs, bookshelf
872                   Private          Desk w/chair, 2 chairs, 2 bookshelves
871                  Conf Room         11 chairs, table (12'x 4')
880                Computer Room       4 cubical chairs
888                  Work Area         3 cubical chairs, 1 table
854               Computer Storage     9 shelving units
                     EXECUTIVE         1
                      PRIVATE          52
                      CUBICLES         43 (43 cubical chairs)
                 OTHER (WORK AREA,
                 SUPPLY, BREAKOUT)     19

                       INVENTORY OF FURNITURE - 9TH FLOOR

Office Number      Type of Office                                       Contents
-------------   --------------------   --------------------------------------------------------------------------
905                   Private          Desk w/chair, 2 chairs, 42" round table w/2 chairs
904                  Work Area         3 chairs, end table, 3 bookshelves (4 high)
906                   Private          Desk w/chair, 2 chairs, bookshelf
907                   Private          Desk w/chair, 2 chairs, bookshelf
908                   Private          Desk w/chair, 2 chairs, bookshelf
917              Executive Visitor     Desk w/chair, 2 chairs, bookshelf
                                       Desk w/chair, 2 chairs, glass divider, leather couch, coffee table, 2
918              Exec. Open Office     lateral files (4 drawer)
919                  Executive         Empty
                Executive Video/Conf   12 leather chairs, table (144" x 60"), dry erase board furniture piece
920                      Rm            attaced to wall
923                   Private          Desk w/chair, bookshelf (2 high), table (72" x 38") w/ 5 chairs
924                   Private          Desk w/chair, 2 chairs, bookshelf
925                   Private          Desk w/chair, 2 chairs
926                   Private          Desk w/chair, 2 chairs, bookshelf, 42" round table w/4 chairs
927                   Private          Desk w/chair, 2 chairs, bookshelf
929                   Private          Desk w/chair, 2 chairs, bookshelf
930                   Private          Desk w/chair, 2 bookshelves, 2 chairs
931                   Private          Desk w/chair, 2 chairs, bookshelf, dry erase
932                   Private          Desk w/chair, 2 chairs, bookshelf
937                   Conf Rm          Cherry bookshelf, table (6' x 3') w/ 6 chairs
935                  Work Area         Bookshelf
936                   Private          Desk w/chair, 2 chairs, bookshelf
934                   Conf Rm          11 Cubical chairs, 3 chairs, table (12' x 5')
                                       6 lateral (5 high), 2 lateral (4 high), 5 file cabinets (4 drawer), 1 file
933                 Filing Room        cabinet (2 drawer)
928                   Corridor         2 side chairs
                                       Desk w/chair, 2 chairs, lateral file (5 drawer), bookshelf, movable
947                   Private          file cabinet (2 drawer)
946                   Private          Desk w/chair, 2 chairs, cherry bookshelf, cherry lateral

945                   Private          Desk w/chair, 2 chairs, cherry bookshelf, cherry lateral, dry erase
945                   Private          Desk w/chair, 2 chairs, cherry lateral, cherry bookshelf
944                   Private          Desk w/chair, 2 chiars, side chair, cherry lateral file, cherry bookshelf
943                   Private          Desk w/chair, 2 chairs, cherry lateral file
942                   Private          2 lateral (4 drawer), 4 file cabinets (4 high), cubical chair
941                   Private          Desk w/chair, 2 bookshelves, 2 chairs, 1 file cabinet (4 drawer)
922               OPEN OFFICE AREA     3 chairs
916                   PRIVATE          Desk w/chair, 2 chairs, bookshelf
915                   Private          Desk w/chair, 2 chairs, bookshelf
914                   Private          Desk w/chair, 2 chairs, bookshelf
950                   PRIVATE          Desk w/chair, chair, 42" w/3 chairs, lateral file (2 drawer)
952                   Corridor         2 bookshelves, 42" w/ 3 chairs, dry erase
                                       Desk w/chair, cherry lateral file, 2 chairs, bookshelves, 42" w/2
951                   Private          chairs
960                  EXECUTIVE         table (8' x 4'), 6 chairs, dry erase fixture
961                  Executive         Desk w/chair, 2 chairs, glass side table
962                   Private          Desk w/chair, 2 chairs, bookshelf
959               Open Office Area     Curio cabinet, 3 chairs, end table
                                       Desk w/chair, 2 chairs, cherry lateral file, bookshelf, 4 file cabinets
953                   Private          (4 high)
954                   Private          Desk w/chair, 2 cherry bookshelves
955                Break Out Area      2 tables (36" round), 4 side chairs
967                   Private          Desk w/chair, 2 chairs
                                       2 lateral (5 drawer), 2 lateral (4 high), 4 bookshelves, 1 locker (pull
980                 Filing Room        Open), 3 lateral (3 drawer)
968                   Private          Desk w/chair, 2 chairs, bookshelf, lateral file (2 drawer)

969                   Private          Desk w/chair 2 chairs, bookshelf
956                   Conf Rm          12 chairs, table (143" x 47.5")
958                   Private          Desk, 4 bookshelves
979                   Private          Desk w/chair, 2 chairs, bookshelf
978                   Private          Desk 2/chair, 2 chairs, bookshelf
975               Open Office Area     2 bookshelves (4 high), 4 chairs, end table
970                   Conf Rm          8 chairs, table (95" x 47.5")
971                   Private          Desk w/chair, 2 chairs, 41.5" round table w/ 2 chairs
977                   Private          2 bookshelves, 2 lateral files (4 high), 2 file cabinets (4 drawers)
976                Wellness Room       Ottoman, chaise, chair, end table
902                  Reception         Loveseat, 6 chairs, 4 tables
903               Open Office Area     3 bookshelves (5 high)
                                       8 lateral (4 high), 3 bookshelves, 4 lateral (5 high), 8 file cabinets (4
913                Legal File Rm       high)
912                   Conf Rm          6 leather chairs, dry erase fixture, table (96" x 41.5" Oval)
983                 Filing Room        Locker, file cabinet (2 drawer)
986                Lobby Storage       Bookshelf (4 high), 2 cubical chairs
984                   Conf Rm          4 chairs, oval table
                      Executive        3
                       Private         38
                      Cubicals         43 40 cubical chairs, 26 side chairs, 2 leather chairs
                        OTHER          22